                                                                  Exhibit 2.1(a)


                        AGREEMENT TO CONTRIBUTE SHARES



                                 BY AND AMONG

                              THE SHAREHOLDERS OF

                            BRACKMAN BROTHERS, INC.

                                AS TRANSFERORS



                                      AND



                       PROGRESSIVE BAGEL CONCEPTS, INC.
                                 AS TRANSFEREE

                                      AND

                            BRACKMAN BROTHERS, INC.



                           DATED: FEBRUARY 17, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE 1

  CONTRIBUTION .............................................................   3
  1.1     Contribution of Contributed Shares ...............................   3

ARTICLE 2

  SHARES TO BE ISSUED IN
  EXCHANGE FOR CONTRIBUTION ................................................   3

  2.1     Shares to be Issued in Exchange for Contribution .................   3
  2.2     Assignment of and Assumption of Certain Agreements
          Respecting the BCI Shares ........................................   3
  2.3     Put Option Respecting the Exchange Shares ........................   5
  2.4     Tax Loans and Additional Payment .................................   8

ARTICLE 3

  REPRESENTATIONS AND WARRANTIES OF EACH TRANSFEROR ........................  11

  3.1     Authority ........................................................  11
  3.2     Binding Effect ...................................................  11
  3.3     No Conflict ......................................................  12
  3.4     Ownership of Contributed Shares ..................................  12
  3.5     Acquisition of BCI Shares and Exchange Shares ....................  12
  3.6     Brokers and Finders ..............................................  16
  3.7     Private Placement Memorandum .....................................  16
  3.8     Organization; Qualification ......................................  18
  3.9     No Conflict ......................................................  18
  3.10    Contributed Shares ...............................................  19
  3.11    Financial Statements .............................................  19
  3.12    Liabilities ......................................................  20
  3.13    Events Since December 31, 1994 ...................................  20
  3.14    Intentionally Omitted ............................................  21
  3.15    Litigation .......................................................  22
  3.16    Taxes ............................................................  22
  3.17    Title ............................................................  22
  3.18    Subsidiaries .....................................................  22
  3.19    Corporate Records ................................................  23
  3.20    Real Property ....................................................  23
  3.21    Licenses and Permits .............................................  30
  3.22    Compliance With Laws .............................................  30

                                                                            PAGE
                                                                            ----
  3.23    Environmental Matters ............................................  31
  3.24    Labor Relations ..................................................  32
  3.25    Employee Benefit Plans ...........................................  33
  3.26    Bank Accounts ....................................................  33
  3.27    Contracts ........................................................  34
  3.28    Proprietary Rights of the Company ................................  38
  3.39    Insurance ........................................................  39
  3.30    Guarantees .......................................................  39
  3.31    Brokers, Finders and Experts .....................................  39
  3.32    Computer Software ................................................  39
  3.33    Business Records .................................................  40

ARTICLE 4

  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE .............................  40

  4.1     Good Standing ....................................................  40
  4.2     Corporate Authority ..............................................  40
  4.3     Binding Effect ...................................................  41
  4.4     No Conflict ......................................................  41
  4.5     Capitalization ...................................................  41
  4.6     BCI Shares .......................................................  42
  4.7     Exchange Shares ..................................................  42
  4.8     Litigation .......................................................  42
  4.9     Acquisition of Contributed Shares ................................  43
  4.10    Initial Capitalization ...........................................  43

ARTICLE 5

  ADDITIONAL COVENANTS, AGREEMENTS AND
  ACKNOWLEDGEMENTS .........................................................  43

  5.1     Restrictions on Transfer of Exchange Shares ......................  43
  5.2     Legends on Exchange Shares .......................................  45
  5.3     Confidential Information .........................................  46
  5.4     Restrictive Covenant .............................................  47
  5.5     Remedies; Waiver .................................................  49
  5.6     Acknowledgement of Dual Representation ...........................  50
  5.7     Acknowledgement of Related Party Transactions ....................  50
  5.8     Subsequent Audited Financials ....................................  51
  5.9     Directors ........................................................  51
  5.10    Conduct of Business Prior to Closing .............................  52
  5.11    Access Pending Closing ...........................................  55
  5.12    Consents of Third Parties ........................................  55

                                                                            PAGE
                                                                            ----
  5.13    Interim Financial Statements .....................................  56
  5.14    Election of Directors ............................................  56
  5.15    Confidentiality; Transferee Restrictive Covenant .................  56
  5.16    Investor Offering ................................................  59
  5.17    Public Disclosure ................................................  59
  5.18    Closing ..........................................................  60

ARTICLE 6

  CONDITIONS TO TRANSFEREE'S OBLIGATION TO CLOSE ...........................  60

  6.1     Accuracy of Representations and Warranties
          and Compliance with Obligations ..................................  60
  6.2     Deliveries .......................................................  61
  6.3     Registration Rights Agreement ....................................  61
  6.4     Employment Agreements ............................................  61
  6.5     Payoff of Line of Credit .........................................  61
  6.6     Cancellation of Employee Options .................................  61
  6.7     Cancellation of Shareholders Agreements ..........................  62
  6.8     Title Insurance ..................................................  62

ARTICLE 7

  CONDITIONS TO OBLIGATION OF TRANSFERORS TO CLOSE .........................  62

  7.1     Accuracy of Representations and Warranties and
          Compliance with Obligations ......................................  62
  7.2     Investor Offering ................................................  63
  7.3     BCI Loan Agreement ...............................................  63
  7.4     Employment Agreements ............................................  63
  7.5     Board of Directors' Approval .....................................  63
  7.6     Deliveries .......................................................  64
  7.7     Registration Rights Agreement ....................................  64
  7.8     Assignment of Rights .............................................  64
  7.9     Election of Daniel V. Colangelo as Director ......................  64

ARTICLE 8

  TERMINATION ..............................................................  64

  8.1     Termination Rights ...............................................  64

                                                                            PAGE
                                                                            ----
ARTICLE 9

  CLOSING AND CLOSING DELIVERIES ...........................................  65

  9.1     Closing ..........................................................  65
  9.2     Action To Be Taken by Transferors ................................  65
  9.3     Action To Be Taken by Transferee .................................  67
  9.4     Form of Documents ................................................  68
  9.5     Further Assurances ...............................................  68

ARTICLE 10

  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
  COVENANTS ................................................................  69

ARTICLE 11

  INDEMNIFICATION ..........................................................  70

  11.1    Indemnification by Transferors ...................................  70
  11.2    Indemnification by Transferee ....................................  72
  11.3    Special Environmental Indemnity ..................................  73
  11.4    Transferor's Special Indemnities .................................  75

ARTICLE 12

  MISCELLANEOUS ............................................................  77

  12.1    Written Agreement to Govern ......................................  77
  12.2    Severability .....................................................  78
  12.3    Notices ..........................................................  78
  12.4    Counterparts .....................................................  79
  12.5    No Third Party Beneficiaries .....................................  79
  12.6    Interpretation ...................................................  79
  12.7    Construction .....................................................  80
  12.8    Schedules and Exhibits ...........................................  80
  12.9    Modification .....................................................  80
  12.10   Law to Govern ....................................................  80
  12.11   Time of the Essence ..............................................  81
  12.12   Successors and Assigns ...........................................  81
  12.13   Expenses .........................................................  81
  12.14   Second Amended and Restated Shareholders Agreement of the
          Shareholders of Brackman Brothers, Inc. ..........................  81

                            SCHEDULES AND EXHIBITS


Exhibit I           -    Stock Purchase Agreement With BCI Registration Rights
                         Agreement
Exhibit 2.4         -    Promissory Note
Exhibit 6.3         -    Registration Rights Agreement
Exhibit 6.4         -    Employment Agreements
Exhibit 7.3         -    BCI Loan Agreement
Exhibit 9.2(f)      -    Opinion of Parsons Behle & Latimer
Exhibit 9.3(d)      -    Opinion of Rudnick & Wolfe

Schedule I          -    Transferors and Contributed Shares
Schedule 3.3        -    Conflicts
Schedule 3.4        -    Shareholder Agreements
Schedule 3.5(c)     -    BCI Information
Schedule 3.8        -    Officers and Directors of the Company
Schedule 3.9        -    Conflicts
Schedule 3.10       -    Options
Schedule 3.11       -    Financial Statements
Schedule 3.12       -    Liabilities
Schedule 3.13       -    Events since December 31, 1994
Schedule 3.15       -    Litigation
Schedule 3.17       -    Liens
Schedule 3.18       -    Subsidiary
Schedule 3.20(a)    -    Owned Real Property
Schedule 3.20(b)    -    Leased Real Property
Schedule 3.20(c)    -    Disclosures Regarding Real Property
Schedule 3.23       -    Environmental Matters
Schedule 3.24       -    Labor Relations
Schedule 3.25       -    Employee Benefit Plans
Schedule 3.26       -    Bank Accounts
Schedule 3.27       -    Contracts
Schedule 3.28       -    Proprietary Rights
Schedule 3.29       -    Insurance
Schedule 3.30       -    Guarantees
Schedule 3.32       -    Computer Software
Schedule 11.4       -    Personal Guarantees of Transferors

                        AGREEMENT TO CONTRIBUTE SHARES


  THIS AGREEMENT TO CONTRIBUTE SHARES ("Agreement") is made and entered into this 17th day of February, 1995 by and among those individuals listed on
Schedule I hereto ("Transferors") and PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Transferee") and BRACKMAN BROTHERS, INC., a Utah corporation ("Brackman").


                                   RECITALS
                                   --------


  A. Transferee has been formed for the purpose of acquiring all of the stock of BRACKMAN BROTHERS, INC., a Utah corporation (the "Company"), which is engaged in the business of operating retail bagel bakeries (the "Business").

  B. Transferee proposes to purchase from Boston Chicken, Inc., a Delaware corporation ("BCI") that number of shares of the common stock of BCI that will have an aggregate market value of Eight Million Three Hundred Thousand Dollars ($8,300,000) (the "BCI Shares") pursuant to a Stock Purchase Agreement by and between Transferee and BCI substantially in the form attached hereto as Exhibit I ("Stock Purchase Agreement") and enter into a related registration rights agreement with BCI substantially in form attached to the Stock Purchase Agreement as Exhibit B thereto (the "BCI Registration Rights Agreement"); and

  C. Each of the Transferors owns the number of shares of the Company set forth opposite such Transferor's name on Schedule I hereto, and the Transferors collectively own all the issued and outstanding shares of the Company (the "Contributed Shares").

  D. Transferors desire to contribute the Contributed Shares to Transferee, solely in exchange for the BCI Shares and 2,550 shares of common stock, par value $.01 per share, of Transferee (such shares of Transferee to hereinafter be referred to as the "Exchange Shares"), and Transferee desires to accept such contribution, all on the terms and conditions set forth in this Agreement.

  E. Transferors and Transferee hereby acknowledge and agree that it is their intention that (i) the transaction contemplated hereby will close simultaneously with the closing of the Investor Offering (as defined herein) and
(ii) that the closing of the transaction contemplated hereby and the closing of the Investor Offering and the documentation evidencing the closing of all such transactions be treated as an integrated unitary transaction between the parties thereto and one plan of formation for the Transferee under Section 351 of the Internal Revenue Code of 1986, as amended.

                                  AGREEMENTS
                                  ----------

  In consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1
                                   ---------


                                 CONTRIBUTION
                                 ------------


  1.1     CONTRIBUTION OF CONTRIBUTED SHARES.  At the Closing (as hereinafter
          ----------------------------------
defined), each of the Transferors shall contribute to Transferee the number of Contributed Shares set forth opposite such Transferor's name on Schedule I hereto.


                                   ARTICLE 2
                                   ---------


                            SHARES TO BE ISSUED IN
                           EXCHANGE FOR CONTRIBUTION
                           -------------------------

  2.1     SHARES TO BE ISSUED IN EXCHANGE FOR CONTRIBUTION.  At the Closing,
          ------------------------------------------------
Transferee shall issue to Transferors for all Contributed Shares the BCI Shares and the Exchange Shares, which shall be allocated amongst the Transferors as set forth opposite each Transferor's name on Schedule I hereto.

  2.2     ASSIGNMENT OF AND ASSUMPTION OF CERTAIN AGREEMENTS RESPECTING THE BCI
          ---------------------------------------------------------------------
SHARES.  At the Closing, Transferee shall transfer and assign to the Transferors
- ------
and the Transferors shall accept and assume from Transferee, all of Transferee's right, title, and interest to, and duties, obligations and remedies under, the Stock Purchase Agreement and the BCI Registration Rights Agreement, including without limitation:

  (a) Transferee's right under the Stock Purchase Agreement to receive certain price guarantees from BCI with respect to resales of the BCI Shares;

  (b) the benefit of all representations and warranties made by BCI in the Stock Purchase Agreement;

  (c) Transferee's right under the BCI Registration Rights Agreement to register the BCI Shares with the Securities and Exchange Commission; and

  (d) all other rights, obligations and remedies of Transferee under the terms of the Stock Purchase Agreement and the BCI Registration Rights Agreement.

  Transferee shall execute and deliver such further instruments of transfer and assignment and take such other actions as the Transferors or the terms of the Stock Purchase Agreement and the BCI Registration Rights Agreement may require in order to effectively assign, transfer and vest in the Transferors all right, title and interest in and to the Stock Purchase Agreement and the BCI Registration Rights Agreement assigned hereby and the benefits intended to be conveyed thereby and to facilitate the consummation of all transactions contemplated therein.

  Nothing contained in this Agreement shall be deemed to expand or limit the rights and remedies of the Transferors against BCI as compared to the rights and remedies that

Transferee would have had against BCI had Transferee not assigned the Transferors such rights and remedies.

  2.3     PUT OPTION RESPECTING THE EXCHANGE SHARES.
          -----------------------------------------


  (a)     In the event that:

          (i) as of February 28, 1998, Transferee has not completed an initial public offering of its shares of common stock that results in the receipt by the Transferee of gross proceeds of at least Fifteen Million Dollars ($15,000,000) pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (a "Qualified Public Offering"), or

          (ii) at any time prior to February 28, 1998 BCI shall no longer have a Significant Interest (as defined in subparagraph (b) below) in Transferee other than as a result of the payment in full of all indebtedness under, and the termination of, the BCI Loan Agreement (as hereinafter defined), then in either such event (each a "Trigger Date"), each Transferor shall have the option, exercised by written notice to Transferee given not later than fifteen (15) days after the Trigger Date, to require Transferee to purchase all of such Transferor's Exchange Shares then owned by him at their then fair market value. The fair market value of a Transferor's Exchange Shares shall be determined by the agreement of Transferee and such Transferor at the time, without regard to any factor relating to the liquidity of such Exchange Shares or the fact that the Transferor's Exchange Shares represent a minority of all of Transferee's outstanding stock; provided, however, that in no event shall such fair market value of an Exchange Share be less than $1,764.71, appropriately adjusted to take into account any dividend, stock split, combination of shares, or other relevant change in the capitalization of the Transferee occurring prior to any exercise of the put option. If Transferee and such Transferor are unable to agree on the fair market value of such Transferor's Exchange Shares, they shall mutually agree on and appoint a national firm of certified public accountants or a reputable business valuation firm to determine the fair market value of such Exchange Shares, and the determination of such firm shall be final and binding on all Transferors who have not otherwise agreed with Transferee on the valuation. If the parties are unable to agree on a firm to perform the valuation, then the valuation shall be performed by Alex. Brown & Sons, Incorporated. Fees and expenses of any such firm selected pursuant to this Section 2.3 shall be borne 50% by the Transferee and 50% by those Transferors seeking the valuation determination.

  (b) A "Significant Interest" in Transferee shall mean, at any time, BCI's ownership of, or right to acquire ownership of (through the exercise of its conversion and/or option rights under the BCI Loan Agreement (as below defined) or otherwise, and whether or not such rights are then exercisable), that number of shares of Transferee's voting common stock or other capital stock of the Transferee possessing voting power equal to 25% or more of the Transferee's then issued and outstanding shares of such stock.

  (c) In the event that a Transferor exercises its option granted pursuant to this Section 2.3, Transferee shall pay such Transferor the applicable purchase price in immediately available funds within thirty
          (30) days of the determination of such price against delivery of the Exchange Shares duly endorsed for transfer to Transferee. All of the Exchange Shares sold to Transferee pursuant to any exercise of the put option in this Section 2.3 shall be free and clear of all liens, pledges, encumbrances, claims, and equities of every kind.

  (d) The put rights in this Section 2.3 may be assigned and transferred only to Permitted Transferees (as defined below): (i) who receive the Exchange Shares as a result of the death of a Transferor or by gift or otherwise without consideration therefor solely for bonafide estate planning purposes; (ii) who are permitted under Section 5.1(d) to become holders of the Exchange Shares; and (iii) who agree to be bound, as evidenced in a legally valid writing reasonably satisfactory to the Transferee, by the restrictions and obligations imposed upon the Transferors herein. For purposes of this Section 2.3, the term Permitted Transferees shall mean (x) any lineal descendent or current spouse of any Transferor; (y) any trust for the sole benefit of persons specified in (x); or (z) any guardian, custodian or attorney-in-fact for the sole benefit of persons specified in (x).


  2.4     TAX LOANS AND ADDITIONAL PAYMENT.
          --------------------------------


  (a) The Transferee agrees to make a loan to each of the Transferors (collectively, the "Loans") on April 15, 1996 in immediately available funds in an amount equal to the Tax Payment Funding Amount of such Transferor, if any. The Tax Payment Funding Amount of a Transferor shall be an amount (which shall not be less than zero) equal to (i) the Fair Market Value at the Closing of the BCI Shares received by the Transteror at the Closing pursuant to this Agreement multiplied by the Closing Date Tax Rate, less (ii) an amount equal to the Closing Date Tax Rate multiplied by the aggregate sales proceeds (after sales commissions) from sales of such BCI Shares by such Transferor on or before April 15, 1996. For this purpose, the Closing Date Tax Rate shall be the maximum combined statutory tax rate on the Transferor's gain on his receipt of BCI

          Shares pursuant hereto under federal income tax law and the income tax law of the state of the Transferor's domicile on the Closing Date (giving effect for this purpose to the deductibility, for Federal income tax purposes, of State income taxes paid).

  (b) Each of the Loans shall be evidenced by a promissory note in the form attached as Exhibit 2.4 hereto. Each Loan shall be due no later than April 15, 2001. Each Transferor shall prepay the principal of his Loan at the time of each sale of BCI Shares by such Transferor after April 15, 1996, such prepayment to be in an amount equal to the Closing Date Tax Rate multiplied by the aggregate sales proceeds (after sales commissions) realized from sales of such BCI Shares until such principal has been paid in full.

  (c) For purposes of this Section 2.4 the Fair Market Value of the BCI Shares received by a Transferor at the Closing shall be equal to the amount realized upon receipt of such shares as reported by such Transferor on his 1995 Federal income tax return, a copy of which shall be provided to the Transferee on or prior to April 15, 1996.

  (d) Each Transferor further covenants and agrees that he shall give prompt written notice to the Transferee of each sale of BCI Shares by him at any time on or after the date of the Closing and on or before the date on which the Loan to such Transferor has been paid in full, which notices shall state the number of shares sold, the selling price of the shares and the amount of any sales commissions.

  (e) At any time during the period commencing on the date hereof and ending three years after the date hereof, in the event that the Closing Date Tax Rate exceeds the Future Tax Rate applicable to a sale by a Transferor of BCI Shares received by the Transferor pursuant to this Agreement, then the Transferee shall pay to the Transferor, as additional consideration for the Contributed Shares, an amount in cash (the "Additional Consideration") calculated as follows:

               Additional Consideration = [(Fair Market Value of such BCI Shares at Closing) x (Closing Date Tax Rate - Future Tax Rate)] + (Additional Consideration x Future Tax Rate)

          For this purpose, the Future Tax Rate applicable to a sale occurring at any time shall be the maximum combined statutory tax rate on long-term capital gains under Federal income tax law and the income tax law of the state where the Transferor resides applicable to sales of capital assets at such time (giving effect for this purpose to the deductibility, for Federal income tax purposes, of state income taxes paid).

  (f) In the event that any Transferor is deemed to receive any dividend or compensation income in connection with the Loans pursuant to Section 7872 of the Code, and such income exceeds the amount of interest that such Transferor is deemed to have paid in connection with the Loans pursuant to Section 7872 of the Code that is deductible by such Transferor (such excess referred to herein as the "Excess"), then the Transferee shall pay the Transferor, as additional consideration for the Contributed Shares, an amount in cash sufficient so that, after deduction from the amount so paid pursuant to this Section 2.4(f) of the income tax payable on the amount paid pursuant to this Section 2.4(f), there shall remain an amount equal to the income tax liability on the Excess.


                                   ARTICLE 3
                                   ---------


               REPRESENTATIONS AND WARRANTIES OF EACH TRANSFEROR
               -------------------------------------------------


  To induce Transferee to accept the Contributed Shares, each Transferor hereby represents and warrants to Transferee, severally and not jointly, as set forth in Sections 3.1 through 3.7 hereof as follows:

  3.1     AUTHORITY. The Transferor has the requisite power and authority to
          ---------
execute and deliver this Agreement and to perform his obligations hereunder.

  3.2     BINDING EFFECT. This Agreement has been duly executed and delivered by
          --------------
the Transferor and constitutes the legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

  3.3     NO CONFLICT. Neither the execution and delivery of this Agreement by
          -----------
such Transferor nor the performance of his obligations hereunder will conflict with or result in a breach of any of the provisions of, or constitute a default under any material agreement or any mortgage, indenture, lease, contract or other instrument to which such Transferor is a party or by which such Transferor is bound, or require the consent, approval or authorization of any person, entity or governmental authority, or result in the violation of any law to which such Transferor is subject.

  3.4     OWNERSHIP OF CONTRIBUTED SHARES. Such Transferor owns, of record and
          -------------------------------
beneficially, the number of Contributed Shares set forth opposite his name on
Schedule I hereto, free and clear of any lien, security interest, pledge, encumbrance, restriction, charge or claim whatsoever other than such restrictions arising out of federal and state securities laws. Except for the shareholder agreements identified on Schedule 3.4 (the "Shareholder Agreements") there are no outstanding options, rights, contracts, calls, puts or other agreements to which such Transferor is a party or which are binding on such Transferor or any other agreement providing for the disposition or acquisition of the Contributed Shares owned by such Transferor (other than this Agreement). Each of the Shareholder Agreements shall be terminated and cancelled prior to the Closing.

  3.5     ACQUISITION OF BCI SHARES AND EXCHANGE SHARES. Each Transferor
          ---------------------------------------------
represents and warrants that:

  (a) He is acquiring his BCI Shares and Exchange Shares for his own account and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act of 1933, as amended (the "Securities Act") and rules promulgated thereunder, or any state securities statute, has not subdivided his BCI Shares or his Exchange Shares with, nor is he holding all or any portion of the BCI Shares or Exchange Shares for, any other person, and agrees not to sell, hypothecate or otherwise dispose of all or any part of his BCI Shares or Exchange Shares unless the BCI Shares or Exchange Shares represented thereby have been registered under the Securities Act and applicable state or other securities laws or, in the opinion of counsel for the Transferor, which counsel and which opinion are reasonably satisfactory to BCI or Transferee as applicable, an exemption from the registration requirements of the Securities Act and such state or other laws is available.

  (b) He is an "accredited investor" as defined in Regulation D promulgated under the Securities Act or if he is not an "accredited investor":

          (i) his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the BCI Shares and Exchange Shares will not cause such overall commitment to become excessive;

         (ii) he has adequate net worth and means of providing for his current needs and personal contingencies to sustain a complete loss of his investment in the Transferee and BCI, and he has no need for liquidity in his investment in the BCI Shares and Exchange Shares;

        (iii) he has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that he is capable of evaluating the merits and risks of an investment in the Transferee;

         (iv) he has evaluated and understands the risks and terms of investing in Transferee and BCI; and

          (v) in the case of Mr. Paul Aiken, he is a duly licensed attorney with experience in corporate law.

  (c) He has received and carefully read the material set forth on Schedule 3.5(c) (the "BCI Information") and the Memorandum (as defined in
          Section 3.7 below) including all exhibits thereto. Transferee has made available to him and/or his attorney and/or his accountant all documents that he or they have requested relating to an investment in BCI and in the Transferee and has provided answers in writing to all of his or their questions concerning the offering and an investment in BCI and in the Transferee. In evaluating the suitability of an investment in BCI and in the Transferee, each Transferor has not relied upon any representations or other information (whether oral or written) other than as set forth in the BCI Information and the Memorandum including all exhibits thereto or as contained in any documents or answers in writing to questions so furnished to him by the Transferee.

  (d) He recognizes that the Transferee has no financial or operating history and that an investment in the Transferee involves a high degree of risk, and he has taken full cognizance of and understands all of the risk factors related to the purchase of the Exchange Shares, including, but not limited to, those set forth under the captions "Risk Factors" in the prospectus contained in the BCI Information and in the Memorandum.

  (e) He has discussed with his legal, tax and financial advisors the suitability of an investment in BCI and in the Transferee for his particular tax and financial situation.

  (f) He is acquiring his BCI Shares and his Exchange Shares without being furnished any offering literature or prospectus other than the BCI Information and the Memorandum (and other than any documents or answers to questions described in sub-section 3.5(c) above).

  (g) He is a bona fide resident of the State or other jurisdiction set forth in his address on Schedule I.

  3.6     BROKERS AND FINDERS. Except with respect to the services of Montgomery
          -------------------
Securities (the "Broker"), the Transferor has not engaged or authorized any broker, investment banker or third party to act on any such Transferor's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

  3.7     PRIVATE PLACEMENT MEMORANDUM. The Transferor acknowledges and agrees
          ----------------------------
that the Transferee is engaging in a private offering of shares of its common stock to investors ("Investors") for an aggregate gross proceeds to Transferee of approximately $20,000,000 in cash to capitalize the Transferee ("Investor Offering"). Transferor also understands and acknowledges that the Transferee has made an offering of shares of the

Transferee to the Transferor pursuant to that certain Confidential Private Placement Offering Memorandum dated as of February 17, 1995 (the "Memorandum") with respect to the shares of common stock to be issued to the Transferor pursuant to this Agreement.

  The Transferor acknowledges and agrees that he has provided to the Transferee such information as the Transferee has required in connection with the preparation of the Memorandum including, but not limited to, information with respect to the Company, the financial operations, financial statements and business of the Company and other matters relating to the Company included in the Memorandum.

  The Transferor has carefully reviewed the information relating to the Company set forth in Appendix A of the Memorandum (the "Information") and represents and warrants as of the date of the Memorandum and as of the date hereof that the Information does not contain an untrue statement of a material fact, and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that Transferee and Transferor acknowledge and agree that the fact that the Information does not contain financial statements of the Company shall not be an omission of a material fact.

  The Transferor hereby acknowledges and agrees that he has personal knowledge of the Company and that all Information relating to the Company necessary for his decision as to whether to invest in the Transferee was otherwise available to him even if not included in the Memorandum. Therefore, to the extent the Memorandum contains any untrue statement of a material fact relating to the Company or omits to state a material fact relating to the Company necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, he waives any claim against the Company, the Transferee and any affiliate, agent, attorney for the Company and the Transferee.

               REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY
               ------------------------------------------------

  To induce Transferee to accept the Contributed Shares, the Transferors (on the basis provided in Section 11.1 below) hereby represent and warrant to Transferee as set forth in Sections 3.8 through 3.33 hereof as follows:

  3.8     ORGANIZATION; QUALIFICATION. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Utah. The Company has all necessary corporate powers and authority to engage in the business in which it is presently engaged (as it is presently being conducted), to own all property now owned by it, and to lease all of the property used by it under lease. Schedule 3.8 hereto contains a complete and accurate list of the officers and directors of the Company.

  The Company is duly qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified.

  3.9     NO CONFLICT. Neither the execution and delivery of this Agreement by
          -----------
each Transferor nor the performance of obligations hereunder will conflict with or result in a breach of any of the provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, as amended to date, or any agreement, mortgage, indenture, lease, contract or other instrument to which the Company is a party or by which the Company is bound, or require the consent, approval or authorization of any person, entity or governmental authority, or result in the violation of any law to which the Company is subject.

  3.10    CONTRIBUTED SHARES. The authorized capital stock of the Company
          ------------------
consists of 10,000,000 shares, no par value per share, of which 32,200 are issued and outstanding. The Contributed Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except for the stock options set forth on Schedule 3.10 (the "Employee Options"), which Employee Options will be cancelled prior to the Closing, there are no authorized or outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements to which the Company is a party or which are binding on the Company or any other agreement providing for the issuance, disposition or acquisition of any of the capital stock of the Company (other than this Agreement). There are no authorized or outstanding stock appreciation, phantom stock or similar rights with respect to the Company.

  3.11    FINANCIAL STATEMENTS. Schedule 3.11 hereto contains a true and correct
          --------------------
copy of the reviewed financial statements of the Company as at December 31, 1991,

December 31, 1992 and December 31, 1993, and for the fiscal years then ended and as at June 30, 1994 and for the period then ended (including balance sheets, profit and loss statements of operation and cash flows and all footnotes thereto), each accompanied by a review report of Company's accountants, and monthly interim financial statements of the Company from June 30, 1994 to and including the last day of December, 1994 (collectively the "Financial Statements"). Each of the Financial Statements has been prepared from the Company's books and records, and fairly presents the financial conditions and results of operation of the Company at and as of the dates thereof. Each of the year-end Financial Statements has been prepared in accordance with generally accepted accounting principles utilizing methods, procedures and assumptions which are consistent with those used in the preparation of the year-end Financial Statements for the immediately preceding fiscal year. Each of the Financial Statements for the period since June 30, 1994 has been prepared in accordance with generally accepted accounting principles utilizing methods, procedures and assumptions on a consistent basis with those utilized in the preparation of the Financial Statements for the fiscal year ended December 31, 1993, subject to normal year-end audit adjustments which are not expected to be material.

  3.12    LIABILITIES. The Company has no liabilities (whether known or unknown,
          -----------
absolute or contingent, liquidated or unliquidated and whether due or to become due) except for (a) liabilities set forth in the balance sheet dated June 30, 1994, included in the Financial Statements including any footnotes thereto, (b) liabilities incurred in the ordinary course of business since said balance sheet, (c) liabilities, if any, set forth on Schedule 3.12, (d) obligations of the Company under the Enumerated Contracts and Leases (as each such term is defined below), and (e) liabilities incurred in connection with the transactions contemplated hereby.

  3.13    EVENTS SINCE DECEMBER 31, 1994. Except as set forth on Schedule 3.13,
          ------------------------------
since December 31, 1994, there has not been:

  (a) any event, occurrence or casualty adversely affecting any material asset of the Business;

  (b) any payment of bonuses or other extraordinary compensation to any employees of the Business, any increase in the rate of compensation or any increase in the benefits payable or to become payable to any employees of the Business, or any other change in the terms of employment of the employees of the Business, other than bonuses and increases in compensation of non-executive employees made in the ordinary course of business consistent with past practices;

  (c) any sale of any of the material assets of the Business, other than sales in the ordinary course of business;

  (d)     any material adverse change in the Business;

  (e) any other transaction other than in the ordinary course of the Business, consistent with past practices, and transactions preparatory to the transactions contemplated hereby;

  (f) any dividends or other distributions to shareholders authorized or paid; or

  (g) any increase inconsistent with prior practices in the aggregate liabilities of the Company including trade and other payables and accruals.

  3.14    INTENTIONALLY OMITTED.
          ---------------------

  3.15    LITIGATION. The Company is not a party to any pending or, to the best
          ----------
of each Transferor's knowledge, threatened action, suit, claim or proceeding, or subject to any court order, judgment or decree, except as disclosed in the notes to the Financial Statements or on Schedule 3.15.

  3.16    TAXES. The Company has filed all returns relating to Taxes (as
          -----
hereinafter defined) which the Company was required to file prior to the date of this representation (collectively, the "Tax Returns"). All Taxes owed by the Company and which are reflected on the Tax Returns as being due have been paid. As used herein, "Taxes" mean any federal, state, local or foreign income, gross receipts, franchise, payroll, employment, excise, unemployment, personal property, sales, use, value added, alternative, estimated or other tax of any kind whatsoever, including any interest, penalty or other additions thereto.

Proper and accurate amounts have been withheld by or on behalf of the Company with respect to all compensation paid to employees of the Company for all periods ending on or before the Closing Date. All deposits required with respect to compensation paid to employees of the Company have been made in compliance with applicable laws.

  3.17    TITLE. Except as disclosed in the Financial Statements (including the
          -----
notes thereto) or on Schedule 3.17, the Company has good and valid title to all assets owned by it, free and clear of any mortgage, pledge, lien, encumbrance or other security interest.

  3.18    SUBSIDIARIES. The Company does not own any shares of or equity
          ------------
interest in any corporation, partnership, joint venture, association or other entity except for its wholly owned subsidiary Brackman Brothers of Idaho, Inc., a Utah corporation (the "Subsidiary"), which does not and has not conducted any activity except as set forth on Schedule 3.18.

  3.19    CORPORATE RECORDS. Prior to the Closing, Transferors will have
          -----------------
furnished or caused the Company to furnish to Transferee a copy of the Articles of Incorporation (or comparable document) and all amendments thereto of the Company and the Subsidiary, certified by the Secretary of State of the jurisdiction of incorporation of such corporations, and a copy of the By-laws of the Company and the Subsidiary, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary. Prior to the Closing, Transferors will have made available to Transferee the corporate minute books of the Company and the Subsidiary. All corporate action which has been taken by the shareholders, Board of

Directors or any Committee of such Board, of the Company and the Subsidiary is fairly and accurately set forth in all material respects in the minute book of the Company and the Subsidiary respectively. Prior to the Closing, Transferors will have made available to Transferee the stock ledger books of the Company and the Subsidiary. All issuances, cancellations, transfers and exchanges of capital stock of the Company are reflected in its stock ledger books.

  3.20    REAL PROPERTY.
          -------------

  (a) Schedule 3.20(a) correctly identifies all real property owned in fee by the Company and all buildings thereon and all other rights, easements and appurtenances thereto (the "Owned Real Property"), together in each case, with a legal description of each parcel of Owned Real Property and a description of the present use of each such parcel of Owned Real Property. Prior to the Closing, the Transferors will make available or cause the Company to make available a copy of any title insurance policy or commitment or other evidence of title issued with respect to the Owned Real Property and a copy of Company's most recent survey thereof, if any. Except as set forth in Schedule 3.20(a):

          (i) The Company's interest in the Owned Real Property is good and marketable title, free and clear of any liens, security interests, mortgages, encumbrances, leases, options, charges, easements, servitudes, agreements, claims, covenants, conditions and restrictions of every kind and description whatsoever, other than general real estate taxes which are not yet due and payable;

          (ii) The buildings, improvements and fixtures located on the Owned Real Property do not encroach upon the property of any third party, and there are no encroachments upon any of the Owned Real Property;

         (iii) No person has any right of first refusal or option to acquire title to the Owned Real Property, or any part thereof.

  (b) Schedule 3.20(b) sets forth a list of all real property leased by the Company, as lessee (the "Leased Real Property"). Prior to the Closing, Transferors will make available or cause the Company to make available to Transferee complete and accurate copies of the leases which are described in Schedule 3.20(b) (the "Leases"). Except as set forth in
          Schedule 3.20(b):

           (i) The Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies;

          (ii) No amount payable under any of the Leases is past due;

         (iii) The Company has complied with all material commitments and obligations on its part to be performed or observed under each of the Leases on or prior to the date hereof, and, to the best of each Transferor's knowledge, each other party under such Leases has complied with all material commitments and obligations on its part to be performed or observed under each of the Leases on or prior to the date hereof;

          (iv) No event of default exists under any of the Leases on the part of the Company which default would permit the lessor to terminate the Lease and, to the best of each Transferor's knowledge, no event of default exists under any of the Leases on the part of the respective lessors under the leases, nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute such an event of default on the part of the Company or, to the best of each

               Transferor's knowledge, on the part of the respective lessors under the Leases; and

           (v) The Company has not assigned, mortgaged, pledged or otherwise encumbered its interest under any of the Leases.

  (c) Except for the Owned Real Property and the Leased Real Property (collectively, the "Real Property"), no real property is used by the Company in the conduct of the Business. Except as otherwise set forth in Schedule 3.20(c):

           (i) The improvements located on the Real Property are presently used and operated in compliance with all requirements, licenses and permits applicable thereto and in compliance with all applicable federal, state, county and municipal laws, regulations, ordinances, orders and directives, including all applicable zoning, building, fire, pollution, health, safety and environmental codes and all other federal, state, county and municipal requirements, any violation of which would materially interfere with the use of any of the Real Property as it is being used on the date hereof (collectively "Legal Requirements"), and in compliance with all covenants, easements, and restrictions affecting the Real Property, any violation of which would materially interfere with the use of any of the Real Property as it is being used on the date hereof, and neither such Transferor nor any of the management employees of the Company has received any notice, or has any knowledge of any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect to any parcel of the Real Property which would materially interfere with the use of any of the Real Property as it is being used on the date hereof, which has not been entirely corrected to the satisfaction of the governmental agency issuing any such notice;

          (ii) There is no existing, pending, or to the best of each Transferor's knowledge, threatened, contemplated or anticipated
               (i) condemnation of any part of the Real Property, (ii) widening, change of grade or limitation on use of streets abutting any parcel of the Real Property, (iii) special tax or assessment to be levied against any parcel of the Real Property, or (iv) change in the zoning classification of any parcel of the Real Property, the existence of any of which would materially interfere with the use of any of the Real Property as it is being used on the date hereof;

         (iii) There are no defects or inadequacies (other than normal wear and tear for assets of similar age and use) in any parcel of the Real Property or any building, improvement or fixture located thereon which would (A) affect, in a materially adverse manner, the insurability of the same or cause the imposition of extraordinary premiums therefor, or (B) affect, in a materially adverse manner, the continued operation of the Business conducted therefrom, and neither such Transferor nor any of the management employees of the Company has received any notice from any insurer or board of fire underwriters requesting the performance of any repairs, alterations or other work or change in operating procedures relating to the Real Property which has not been fully complied with in all material respects;

          (iv) All water, sewer, gas, electric, telephone and drainage facilities and all other utilities and public or quasi-public improvements servicing the Real Property are, to the best of each Transferor's knowledge, (x) installed, connected under valid permits, in working order and adequate to service the Real Property; and, (y) fully paid for, and the Company has no further obligation to pay any charge for or with respect to such public or quasi-public improvements except general real estate taxes and normal usage charges;

           (v) The Company has obtained all licenses, permits, easements, and rights-of-way, including proof of dedication, that are required from all governmental or quasi-governmental authorities having jurisdiction over the Real Property or from any private parties, to make use of utilities serving the Real Property and to insure normal vehicular and pedestrian ingress and egress from the Real Property;

          (vi) There are no commissions, charges or finders' fees due and payable pursuant to any brokerage or listing agreement or otherwise pertaining to the Real Property;

         (vii) The Company has not initiated, nor is there any existing, pending or, to the best of each Transferor's knowledge, contemplated, threatened or anticipated, request, application or proceeding to alter or restrict the zoning or other use, or otherwise impose any restriction applicable to any parcel of Real Property, the effect of which would materially interfere with the use of any of the Real Property as it is being used on the date hereof;

        (viii) There are no persons in possession or occupancy of the Real Property or any part thereof other than the Company, nor are there any persons other than Company who have possessory rights with respect to the Real Property or any part thereof, the effect of which would materially interfere with the use of any of the Real Property as it is being used on the date hereof; and

          (xi) The Company has no interest in, or any right or obligation to acquire any interest in, any other real property other than the Real Property.

  3.21    LICENSES AND PERMITS. The Company has obtained all licenses and
          --------------------
permits and other governmental authorizations required to conduct the Business. All such licenses and permits are in full force and effect. No material violation exists in respect of any such license or permit. No proceeding is pending or, to the best of each Transferor's knowledge, threatened, to revoke or restrict any such license or permit.

  3.22    COMPLIANCE WITH LAWS. Since its inception, the Company has complied
          --------------------
with all applicable laws, rules, regulations, ordinances and codes, whether federal, state or local, where the failure so to comply could reasonably be expected to have a material adverse effect on the Business, and no notice has been received by the Company or any Transferor alleging such non-compliance which remains uncured.

  3.23    ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.23, to the
          ---------------------
best of each Transferor's knowledge the Real Property is in compliance in all material respects with all Environmental Laws (as hereinafter defined). Neither any of the management employees of the Company nor any Transferor has received any written notice from any governmental unit or other person or entity alleging that the Company or any former owner or operator of the Real Property has not been in compliance with Environmental Laws or that the Company or any former owner has any material liability with respect thereto. There is no claim or administrative, regulatory or judicial proceeding existing, pending, or to the best of each Transferor's knowledge, contemplated, threatened, or anticipated, against the Company or any former owner or operator of the Real Property pursuant to, or alleging any material violation of, or material liability under, any Environmental Laws. No Hazardous Substances (as hereinafter defined) have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, by the Company at any location or, to the best of each Transferor's knowledge, by any other party on the Real Property and, to the best of each Transferor's knowledge, no Hazardous Substances are now present on the Real Property at levels requiring investigation, study, removal or remediation under, or form the basis of a claim pursuant to, any Environmental Laws, except for immaterial quantities stored or used by the Company in the ordinary course of the Business in accordance with all applicable Environmental Laws. The Company has not used any part of the Real Property in connection with the business of manufacturing, storing or transporting Hazardous Substances or as a storage or disposal site (whether temporary or permanent) for any Hazardous Substances, other than the storage of Hazardous Substances in quantities not giving rise to any reporting duty which are used in the ordinary course of business in compliance with all applicable Environmental Laws. Except as set forth on Schedule 3.23, there are no underground or above ground storage tanks at the Real Property. To the best of each Transferor's knowledge, the Real Property is not and never has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database. Prior to the Closing, the Transferors will provide the Transferee with copies of all environmental audits or assessments in the Company's or such Transferor's control relating in whole or in part to the Company or the Real Property.

  As used in this Agreement, "Environmental Laws" shall mean the Federal Air Pollution Control Act, Water Pollution Act, Resource Conservation and Recovery Act, Solid Waste Disposal Act, Toxic Substances Control Act and Comprehensive Environmental Response and Liability Act, and any other Federal, state or local laws, rules, regulations, ordinances or other requirements relating to the quality of the environment, health, safety, contamination or clean-up of contamination. As used in this Agreement, "Hazardous Substances" shall mean any hazardous, toxic or dangerous substance, pollutant, contaminant, waste or other material listed or identified in or regulated under any Environmental Law; oil and petroleum products, natural gas, natural gas liquids, liquified natural gas and synthetic gas usable for fuel; asbestos; polychlorinated biphenyls; and chemicals subject to the OSHA Hazard Communication Standard.

  3.24    LABOR RELATIONS. The Company is not a party to or bound by any
          ---------------
collective bargaining agreement and, to the best of each Transferor's knowledge, there is no current organizational activity with respect to the Company's employees and there has not been such activity in the past twelve months. Except as set forth on Schedule 3.24, no allegation, charge or complaint of age, disability, sex or race discrimination or similar charge has been filed against the Company which remains undismissed or undischarged and no such charge is, to the best of each Transferor's knowledge, threatened to be filed against the Company.

  3.25    EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 3.25, the
          ----------------------
Company does not maintain or contribute to any "employee pension benefit plan", as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each employee pension benefit plan listed on Schedule 3.25 has complied in all material respects with, and been administered in all material respects in accordance with, the applicable requirements of ERISA, any other applicable law and the terms of such plan. The only "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA, which the Company maintains or to which the Company contributes is group health and life insurance.

  3.26    BANK ACCOUNTS. Schedule 3.26 hereto contains a complete list of each
          -------------
bank account, money market account, certificate of deposit and safe deposit box maintained by the Company, giving the name and address of the institution at which such account or box is maintained, the account number and the names of all persons authorized to draw on such accounts or to have access thereto. The Company does not maintain cash in any other location, other than daily receipts from the Business prior to their deposit in one or more of such accounts and petty cash funds at each store and the Company's headquarters.

  3.27    CONTRACTS. Except as set forth in Schedule 3.27 hereto, there is no
          ---------
contract, agreement, commitment or arrangement ("Contract"), or any outstanding unaccepted offer ("Offer"), whether written or oral, expressed or implied, fixed or contingent, to which the Company is a party or by which it or any property or asset of the Company is bound:

  (a) evidencing or relating to any direct or indirect indebtedness for borrowed money of the Company or any other person including, but not limited to, loan agreements, lease-purchase arrangements, guarantees, agreements of suretyship, agreements to purchase goods or services (other than agreements to provide the Company with water, power, light, sewer, gas, and telephone services, raw materials, operating supplies, and other inventory and property purchased in the ordinary course of business) or to supply funds or make investments or other undertakings on which others rely in extending credit, or which is or relates to a conditional sales contract, chattel mortgage, trust deed, hypothecation, pledge, assignment of receivables, equipment lease agreement, or other security arrangement with respect to personal or movable property having a value equivalent to, or providing for payments of, Two Thousand Five Hundred Dollars

          ($2,500.00) per month or more in any such instance, or Twenty Thousand Dollars ($20,000.00) per month in the aggregate as to all such instances;

  (b) which is or relates to a collective bargaining agreement or other union contract;

  (c) which contains or relates to covenants or other provisions concerning confidentiality or limiting the Company's right to compete in any line of business or with any person or in any area;

  (d) which is or relates to a license agreement, either as licensor or licensee;

  (e) which provides for or relates to any sharing of profits with others or any joint venture or similar enterprise;

  (f) which is or relates to a revocable or irrevocable power of attorney or proxy granted to any person for any purpose whatsoever;

  (g) which is or relates to an employment agreement, severance agreement, or deferred compensation agreement or which involves direct or indirect compensation (including bonus, stock option, severance, golden parachute, special retirement, consulting and similar agreements) for the benefit of one or more of the current or former directors, officers or employees of the Company (other than employee benefit plans and employee welfare plans described on Schedule 3.25 hereto) or which is or relates to an independent contractor agreement with any individual or entity providing services to the Company;

  (h) involving any remaining or unsatisfied obligation of the Company (i) to make capital expenditures (whether through the purchase of real or personal property or otherwise) involving Ten Thousand Dollars ($10,000.00) or more in the case of any one Contract or Offer, or Fifty Thousand Dollars ($50,000.00) in the aggregate as to all such Contracts or Offers; or (ii) to purchase goods in the nature of inventory, other than in the ordinary course of business, or to supply products or provide services, involving Fifteen Thousand Dollars ($15,000.00) or more in the case of any one Contract or Offer;

  (i) which is or relates to any purchase commitment for materials, supplies, component parts, or other items of inventory in quantities which are materially in excess of the estimated requirements of the Company's business during the ninety (90) day period following the Closing Date, or at a price materially in excess of the current reasonable market price;

  (j) which provides for the indemnification of a director, officer or employee of the Company or which is or relates to an obligation to indemnify a person or entity with respect to any representation, warranty or covenant made by the Company (other than product warranties);

  (k) which is or relates to distribution, marketing, sales representative, franchise or dealership agreements which are not cancelable without penalty or prepayment by the Company upon thirty (30) days prior written notice from the Company;

  (l) any other agreement between any director, officer or stockholder of the Company or any affiliate of any of them and the Company not already listed herein; or

  (m) any other material contracts or commitments not made in the ordinary course of the Company's business.

Prior to the Closing, Transferors will deliver to Transferee, or cause the Company to deliver to Transferee, true and correct copies of all written Contracts and Offers and a written summary setting forth the terms and conditions of each oral agreement required to be disclosed in the Schedules hereto, all as presently in effect. Except as otherwise set forth in Schedule 3.27, all Contracts enumerated in Sections 3.27(a) through (m) above (the "Enumerated Contracts") are valid and binding obligations of the Company and the other parties thereto, in accordance with their respective terms, and are in full force and effect in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. Except as set forth in Schedule 3.27, neither the Company nor, to the best of each Transferor's knowledge, any other party is in default in the payment of any obligation under, or in the performance of any material covenant or material obligation to be performed by it pursuant to, any Enumerated Contract. Except as set forth in Schedule 3.27, the execution, delivery and performance of this Agreement by Transferors will neither cause the Company to be in default nor result in the termination of any Enumerated Contract.

  3.28    PROPRIETARY RIGHTS OF THE COMPANY.
          ---------------------------------

  (a) The Company owns or has the right to use all intellectual property, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Company. Schedule 3.28 contains a complete list of all of the Proprietary Rights (as hereinafter defined).

  (b) Except as set forth on Schedule 3.28, (i) the Company owns all right, title and interest in and to all of the Proprietary Rights, (ii) there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse, or enforceability of any such rights, and there are not grounds for the same, (iii) the Company has not received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's business has not infringed any such rights of others.

  (c) As used herein, the term "Proprietary Rights" shall mean all trademarks, trade names, licenses, copyrights, and applications therefor of the Company.

  3.29    INSURANCE. Schedule 3.29 hereto correctly identifies all insurance
          ---------
programs, insurance policies and bonds covering the Company, or any of its respective assets, properties, operations, personnel and pending claims. The Company has not received any notice of cancellation, termination or non-renewal or denial of liability with respect to any such program, policy or bond.

  3.30    GUARANTEES. Except as disclosed in Schedule 3.30 hereto, the Company
          ----------
is not a guarantor or indemnitor or otherwise liable for or in respect of any indebtedness of any person except as an endorser of checks received by it and deposited in the ordinary course of business.

  3.31    BROKERS, FINDERS AND EXPERTS. Except with respect to the services of
          -----------------------------
Montgomery Securities (the "Broker"), the Company has not engaged or authorized any broker, investment banker or third party to act on the Company's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

  3.32    COMPUTER SOFTWARE. Except as set forth on Schedule 3.32 hereto, all of
          -----------------
the computer software used by or for the Company in the conduct of its business (the "Software") is either (i) owned by the Company free and clear of any and all liens, claims, equities, security interests and encumbrances whatsoever, or
(ii) used by the Company pursuant to a fully-paid license granted to the Company by a third party pursuant to the terms of such license. Except as set forth on
Schedule 3.32, no such computer software license shall terminate or become terminable as a result of the transaction contemplated herein. There are no infringement suits pending or, to the best of each Transferor's knowledge, threatened against the Company with respect to any of the Software, and no fact or condition exists which could give rise to any such infringement suit.

  3.33    BUSINESS RECORDS. Except for certain records destroyed in a flood in
          ----------------
1991, no material records of accounts, personnel records or other business records related to the Business have been destroyed within the last five (5) years and such records are in the possession of the Company.

                                   ARTICLE 4
                                   ---------

                 REPRESENTATIONS AND WARRANTIES OF TRANSFEREE
                 --------------------------------------------

  To induce each Transferor to accept the Exchange Shares and the BCI Shares, Transferee hereby represents and warrants to each Transferor as follows:

  4.1     GOOD STANDING. Transferee is a corporation duly organized, validly
          -------------
existing and in good standing under the laws of the State of Delaware.

  4.2     CORPORATE AUTHORITY. Transferee has the requisite corporate power and
          -------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Transferee and the consummation by Transferee of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Transferee.

  4.3     BINDING EFFECT. This Agreement has been duly executed and delivered by
          --------------
Transferee and constitutes the legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

  4.4     NO CONFLICT. Neither the execution and delivery of this Agreement by
          -----------
Transferee nor the performance of its obligations hereunder will conflict with or result in a breach of any of the provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Transferee, as amended to date, or any agreement, mortgage, indenture, lease or other instrument to which Transferee is a party or by which it is bound, or require the consent, approval or authorization of any person, entity or governmental authority, or result in the violation of any law to which Transferee or any of its assets is subject.

  4.5     CAPITALIZATION. As of the date hereof, the authorized capital stock of
          --------------
Transferee consists of 1,000,000 shares of common stock, par value $0.01 per share, of which none are outstanding and 200,000 shares of Preferred Stock, par value $0.01 per share, of which none are outstanding.

  4.6     BCI SHARES. At the Closing, Transferee will have good and marketable
          ----------
title to the BCI Shares free and clear of all security interests, pledges, liens, encumbrances or charges of every kind, nature and description whatsoever, provided, however, that each Transferor acknowledges that the BCI Shares have not been registered under any applicable securities laws or regulations.

  4.7     EXCHANGE SHARES. At or before the Closing, all requisite corporate
          ---------------
action will have been taken to authorize Transferee to transfer the BCI Shares and to issue the Exchange Shares to Transferors in exchange for the Contributed Shares. The Exchange Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Transferee will have any preemptive right of subscription or purchase in respect thereof. There are no authorized or outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements to which Transferee is a party or which are binding on the Transferee or any other agreement providing for the issuance, disposition or acquisition of any of the capital stock of the Transferee, other than this Agreement and the Secured Loan Agreement between the Transferee and BCI of even date herewith. The Transferors acknowledge, however, that the Transferee may use shares of its capital stock to pay for future acquisitions.

  4.8     LITIGATION. Transferee is not a party to any pending or, to the best
          ----------
of Transferee's knowledge, threatened action, suit, claim or proceeding, challenging the legality of the transactions contemplated hereby or which, if determined adversely to Transferee, could have a material adverse effect on Transferee.

  4.9     ACQUISITION OF CONTRIBUTED SHARES. Transferee is acquiring the
          ---------------------------------
Contributed Shares for its own account and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act and rules promulgated thereunder, or any state securities statute.

 4.10     INITIAL CAPITALIZATION. In connection with its initial capitalization,
          ----------------------
Transferee shall not issue more than 17,000 shares of its common stock for a per share price of not less than $1,176.47 in the Investor Offering and an aggregate of 5,100 shares of its common stock in two additional Concept Acquisitions (as discussed in the Memorandum); provided, however, that Transferee may make additional Concept Acquisitions and other acquisitions, in which additional shares of common stock of the Transferee may be issued, and about which Transferee makes no representations.

                                   ARTICLE 5
                                   ---------


             ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS
             -----------------------------------------------------

  5.1     RESTRICTIONS ON TRANSFER OF EXCHANGE SHARES.  The restrictions of this
          -------------------------------------------
Section 5.1 apply to any holder of the Exchange Shares. Each Transferor acknowledges that:


  (a) The Exchange Shares to be issued pursuant hereto may be owned, as of the Closing, only in the name of and by the Transferor as indicated on the signature page below.

  (b) No federal, state or other agency has made any finding or determination as to the adequacy or accuracy of the information set forth in the Memorandum or as to the fairness of this offering for investment, nor any recommendation or endorsement of the Exchange Shares.

  (c) Because the Exchange Shares have not been registered under the Securities Act or applicable state or other securities laws, the economic risk of the investment must be borne indefinitely by each Transferor, and the Exchange Shares cannot be sold unless subsequently registered under the Securities Act and such state or other laws, or an exemption from such registration is available and such registration under the Securities Act and such state or other laws is unlikely at any time in the futute; the Transferee is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act; Rule 144, adopted under the Securities Act and governing the possible disposition of the Exchange Shares, is not currently available or anticipated to be available in the future; the Transferee has not covenanted to take any action necessary to make such Rule available for a resale of the Exchange Shares; and it is not anticipated that there will be any market for resale of the Exchange Shares.

  (d) The Exchange Shares may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, acceptable to the Transferee, such transfer may be effected under and is in compliance with Rule 144 under the Securities Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the Securities Act.

  5.2     LEGENDS ON EXCHANGE SHARES.  Each certificate evidencing the Exchange
          --------------------------
Shares shall bear the following legends:

          "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such tranfer, or is otherwise exempt from the registration requirements of the 1933 Act."

          "The shares represented by this certificate are subject to certain covenants and agreements contained in that certain Agreement to Contribute Shares by and among the Shareholders of Brackman Brothers, Inc. and Progressive Bagel Concepts, Inc. dated February ___, 1995, including, but not limited to, a covenant respecting voting for directors of the issuer of these shares."

  5.3     CONFIDENTIAL INFORMATION.  Company and the Transferor possess and will
          ------------------------
further develop and acquire certain confidential and proprietary information and trade secrets including, but not limited to, information, methods, techniques, procedures and knowledge developed or to be developed, by or for the Company respecting the Business (the "Confidential Information"). Each Transferor acknowledges and agrees that neither he nor any other person or entity will acquire by or through him any interest in or right to use the Confidential Information other than his right to utilize it in the operation of the Business as an employee of the Company, if applicable, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Company.

  Each Transferor acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of Company, is proprietary, and includes trade secrets of Company. Each Transferor does hereby agree, that he:

  (a) will not use the Confidential Information in any other business or capacity; and

  (b) will maintain the absolute secrecy and confidentiality of the Confidential Information; and

  (c) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

  Notwithstanding the foregoing, the obligations of each Transferor specified above shall not apply to any Confidential Information which is received from the Company which (a) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Transferor, his agents or any person or entity which has received such Confidential Information from or through such Transferor, (b) is approved for release by written authorization of an officer of the Company, (c) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Transferee to seek a protective order therefor, the imposition of which protective order the Transferor agrees to approve and support, (d) is independently developed by Transferor following the Closing Date without using any Confidential Information, or (e) in the written opinion of Transferor's counsel, is necessary to be made by Transferor in order that Transferor not violate any law, rule, or regulation applicable to him.

  5.4     RESTRICTIVE COVENANT. Each Transferor acknowledges and agrees that the
          --------------------
Transferee and the Company would be unable to protect the Confidential Information against unauthorized use or disclosure and Transferee would be unable to realize the benefits of this Agreement if Transferor were permitted to engage in, hold interest in or perform services for entities conducting a business which derives 20% or more of its revenues from the sale of bagels and/or bagel-related products ("Competitive Business"). Each Transferor further acknowledges and agrees that the restrictions contained in this Section 5.4 will not hinder his activities under this Agreement or in general. Transferee has entered into this Agreement with each Transferor on the express condition that, with respect to the operation of the Business, each Transferor will deal exclusively with the

Company and Transferee. Each Transferor therefore agrees that for a period of four (4) years from the Closing Date, he shall not directly or indirectly anywhere in the United States:

  (a) have any interest as a record or beneficial owner in any Competitive Business provided, however, a Transferor may have an interest in any Competitive Business as a passive investor in such Competitive Business provided that such Competitive Business has a class of securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange and provided further that such interest does not exceed three percent (3%) of the outstanding equity securities of such Competitive Business; or

  (b) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or

  (c) divert or attempt to divert any business or any customers of the Business or the Company or Transferee to any Competitive Business.

Further, each Transferor agrees that for a period of four (4) years from the Closing Date, he will not directly or indirectly, solicit or attempt to solicit for employment or employ any person who is employed by the Company or Transferee, nor induce any such person to leave said employment without the prior written consent of such person's employer.

  5.5     REMEDIES; WAIVER.
          ----------------

  (a) Each Transferor agrees that the provisions and restrictions set forth above in Section 5.3 and in other portions hereof are necessary to protect the Transferee and the Company and its successors and assigns in the protection of the business conducted by the Company. Each Transferor agrees that damages cannot compensate the Transferee or the Company in the event of a violation of the covenants contained in
          Section 5.3 hereof, and that injunctive relief shall be essential for the protection of the Transferee and the Company and its successors and assigns. Accordingly, each Transferor agrees and consents that, in the event he shall violate or breach any of said covenants the Transferee and the Company shall be entitled to obtain (and he hereby consents to) such injunctive relief against him, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by the Transferee or the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Transferee or the Company of any other right or remedy hereunder or which the Transferee or the Company has the right to enforce under applicable law.

  (b) Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

  5.6     ACKNOWLEDGEMENT OF DUAL REPRESENTATION  Each Transferor understands
          --------------------------------------
and acknowledges that the Transferee has been represented in connection with the offering of the Exchange Shares and other matters by the law firm of Rudnick & Wolfe. Each Transferor acknowledges that Rudnick & Wolf has heretofore and may hereafter represent BCI and/or its affiliates in various matters. Each Transferor acknowledges that Rudnick & Wolfe has not been engaged to represent any Transferor and is not representing any Transferor in connection with the issuance to Transferor of Exchange Shares hereunder and each Transferor has, or if deemed necessary Transferor will, obtain independent legal representation by each in connection with the transaction contemplated hereby.

  5.7     ACKNOWLEDGEMENT OF RELATED PARTY TRANSACTIONS.  Each Transferor
          ----------------------------------------------
understands and acknowledges that the Transferee intends to engage in various transactions with BCI and/or its affiliates as set forth in the Memorandum. Each Transferor hereby agrees that each such transaction between the Transferee, BCI and their respective affiliates and such other transactions as may be undertaken between the Transferee, BCI and their respective affiliates shall not be deemed to be invalid due solely to the participation of BCI or an affiliate thereof.

  5.8     SUBSEQUENT AUDITED FINANCIALS.  Each of Daniel V. Colangelo, James W.
          -----------------------------
Largay and Stephen A. Norman hereby covenant and agree with Transferee that if Transferee shall determine that audited financial statements of the Company for the periods prior to the Closing are necessary or advisable in connection with an initial public offering, another transaction or offering, or otherwise, each shall cooperate fully with the Transferee's accountants in the preparation of such audited financial statements and each shall make such reasonable representations and warranties to the applicable certified public accountants which are customary in connection with the preparation of audited financial statements.

  5.9     DIRECTORS.  Each Transferor covenants and agrees that until the
          ---------
earlier of February 28, 1998 or the completion of any Qualified Public Offering, he will vote his Exchange Shares for the election to the Board of Directors of Transferee of each person who is a "Founding Director", which shall initially include Daniel V. Colangelo, and thereafter such additional persons designated, from time to time, as Founding Directors by resolution adopted by the Board of Directors of Transferee, three directors designated by BCI and two directors designated by the Investors. Each Transferor covenants that he will cause each transferee of his Exchange Shares to comply with the foregoing.

  5.10    CONDUCT OF BUSINESS PRIOR TO CLOSING.
          ------------------------------------

  (a) From the date hereof until the Closing Date, Transferors shall (i) cause the Company to conduct its business and operations in the manner in which the same have heretofore been conducted; (ii) use their reasonable best efforts to cause the Company to (A) preserve its business organization intact, (B) keep available the services of its officers, employees, agents, and distributors, and (C) preserve its relationships with customers, suppliers, and others having dealings with the Company; (iii) cause the Company to maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted, and to maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement; and (iv) shall not without the prior written consent of Transferee, cause or allow the Company to:

          (A) authorize or issue any shares of its capital stock or any other securities or declare, set aside or pay any dividend or distribution with respect to its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock;

          (B) create, incur, assume or guaranty any indebtedness for borrowed money other than indebtedness incurred in the ordinary course of business under the Brighton Bank revolving credit facility which is in effect at the date hereof (the "Line of Credit");

          (C) grant any lien, pledge, security interest or other encumbrance upon any of its assets;

          (D) make any capital expenditure, which exceeds either singly, or in the aggregate, Twenty Five Thousand Dollars ($25,000.00), except capital expenditures incurred in the ordinary course of business (which the parties agree that for all purposes of this Agreement includes the opening of additional retail bagel bakeries);

          (E) make any loan to or investment in, or acquire any securities or assets of any other person or entity;

          (F) except for a $20,000 bonus payable to Doug Brooks, and the transfer of the title to a 1992 Isuzu Trooper, Serial Number JACDH58V4N7915678 to Daniel Colangelo, increase the rate of compensation, pay any bonus, incentive or other extraordinary compensation or otherwise materially increase the benefits payable or to become payable to any of its directors, officers, employees or independent contractors (other than raises or bonuses made in the ordinary course of business to employees who are not directors or officers provided that such raise or bonuses to any such employee shall not exceed ten percent (10%) of the base compensation of such employee in effect at December 31, 1994), make any material changes to the terms of employment of any of its directors, officers or employees or pay any amount directly or indirectly to Brian O'Meara and Daniel Tucker in consideration for the cancellation of the Employee Options;

          (G) change any accounting policies, procedures or practices employed by it;

          (H) sell any of its assets other than sales of inventory in the ordinary course of business and sales of equipment made in the ordinary course of business due to the replacement or abandonment thereof;

          (I) pay or discharge any long-term liability other than in accordance with its terms other than payment in full of the Line of Credit;

          (J) except in the ordinary course of business enter into any material contract, agreement or lease which would be required to be disclosed hereunder, make any change in any existing contracts, agreements or leases other than in the ordinary course of business (or unless otherwise permitted herein), suffer or permit any defaults to occur by the Company as tenant under any Lease, assign any Lease or sublease any Leased Real Property; or

          (K)  amend its Articles of Incorporation or By-Laws.

  5.11    ACCESS PENDING CLOSING.  From the date hereof to and including the
          ----------------------
Closing Date, Transferors shall cause the Company to permit Transferee and its accountants and other representatives, upon reasonable notice to and approval by Daniel V. Colangelo and without material disruption to the business of the Company, to have the right of full and complete access to the books, records, offices, and other facilities of Company during normal business hours, for the purpose of making such investigation of the financial condition and operations of the Company as Transferee or any such accountant or other representative may reasonably deem necessary. Transferee and its representatives shall have the right to make and utilize copies or extracts of the Company's books, records, and other data and information for its due diligence investigation and other purposes in connection with the transactions contemplated hereby.

  5.12    CONSENTS OF THIRD PARTIES.  Prior to the Closing on the Closing Date,
          -------------------------
Transferors shall obtain or cause to be obtained all consents and other approvals of all lessors, lenders, governmental authorities and other third parties which are required to be obtained by Transferors or the Company as a result of the transactions contemplated by this

Agreement, which consents and approvals shall continue each applicable lease, loan or other arrangement related to the Company on substantially identical terms as exist on the date hereof.

  5.13    INTERIM FINANCIAL STATEMENTS. From the date hereof to and including
          ----------------------------
the Closing Date, Transferors shall cause the Company to promptly deliver to Transferee interim monthly balance sheets and statements of income and retained earnings, through the end of the month immediately preceding the Closing Date.

  5.14    ELECTION OF DIRECTORS. Transferee covenants and agrees to add (i)
          ---------------------
covenants to the Stock Subscription Agreements to be executed and delivered by each Investor and (ii) restrictive legends to the stock certificates to be delivered to each Investor, in each case comparable to the covenants set forth in Section 5.9 hereof and in agreements with each additional person and on stock certificates issued to each additional person who receives shares of common stock of the Company in any acquisition during the period of the effectiveness of the covenant set forth in Section 5.9 hereof.

  5.15    CONFIDENTIALITY; TRANSFEREE RESTRICTIVE COVENANT. (a) From  the date
          -------------------------------------------------
hereof and for a period of two years thereafter, Transferee covenants and agrees with the Transferors, that except as otherwise provided herein, Transferee will hold in confidence, in the same manner that it holds its own confidential and proprietary information, and will not disclose to any person, company or organization outside of Transferee's management group and due diligence team (which may include Representatives (as defined below)) any

Proprietary Information (as defined below) or disclose the fact that the Company is available for acquisition or investment. Notwithstanding anything to the contrary contained in the prior sentence: (i) Transferee's obligations of confidentiality hereunder shall expire upon the consummation of the Closing, and
(ii) Transferors acknowledge and agree that, to the extent the Memorandum contains Proprietary Information, the inclusion of Proprietary Information in the Memorandum shall not constitute a breach hereof.

  The term "Proprietary Information" shall mean all information that the Transferors or the Company provides to Transferee pursuant to this Agreement that is confidential and proprietary to the Company. Proprietary Information shall include any analysis, compilations, studies or other documents prepared by Transferee's agents, consultants, employees, or other authorized representatives, including Transferee's technical experts, legal counsel, investment advisors, bankers and accountants ("Representatives") which contain Proprietary Information. The obligations of Transferee specified herein shall not apply to any Proprietary Information, including information that the Company is considering the sale of its business, which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of Transferee or its Representatives or other person or entity which has received such Proprietary Information from or through Transferee or its Representatives, (ii) is approved for release by written authorization of an officer of the Company, (iii) is required to be disclosed by law or regulation or by proper order of a court of applicable jurisdiction after adequate notice to the Company to seek a protective order therefor, the imposition of which protective order Transferee agrees to approve and support, (iv) is independently developed by Transferee or its Representatives.

or (v) in the written opinion of Transferee's counsel, is necessary to be made by Transferee in order that Transferee not violate any law rule, or regulation applicable to it. The Company acknowledges that Transferee's compliance with federal and state securities laws and regulations shall not be deemed a violation of this Agreement. Transferee agrees, and agrees to cause its Representatives, to use Proprietary Information only in connection with the Due Diligence Investigation (as below defined). If the transaction contemplated by this Agreement does not close, promptly following the Transferors' request Transferee shall destroy or return to the Company all Proprietary Information.

  Transferors acknowledge (A) that Transferee is exploring various concepts similar or related to the business of the Company, (B) that Transferee may separately enter into the business of the Company, or otherwise invest in or purchase a competitive business, and (C) that, except as provided in Section 5.15(b) hereof, nothing herein shall prohibit or otherwise restrict such activities.

          (b) In the event Transferee shall terminate this Agreement pursuant to Subsection 8.1(c) hereof, then for a period of two (2) years from the date of such termination, Transferee, or any affiliate of Transferee, shall not, directly or indirectly, engage in the business of, have any interest as a record or beneficial owner in, or perform services for, a Competitive Business (as defined in Section 5.4 above) anywhere in the State of Utah.

          (c) Transferee acknowledges that the Company and the Transferors shall be entitled to injunctive relief to prevent breaches of the provisions of
Section 5.15(a) and (b) above and to enforce specifically the terms and provisions thereof in addition to any other remedy to which the Transferors or the Company may be entitled in law or in equity; provided, however, that neither the Company nor the Transferors shall seek, and Transferee and its Representatives shall not be liable for, consequential, speculative, exemplary, or punitive damages.

  5.16    INVESTOR OFFERING.  Transferee will use its reasonable best efforts to
          -----------------
consummate the Investor Offering on or before April 15, 1995.

  5.17    PUBLIC DISCLOSURE.  Except for delivery of any memorandum to, and
          -----------------
discussions with potential investors in Transferee and disclosures necessary to effect the transactions contemplated hereby, neither Transferee nor any of the Transferors shall provide any information with respect to such transactions to any third parties not involved in the Due Diligence Investigation except after consultation with the other party. Further, neither party shall issue any press release except upon consummation of the transactions contemplated by the Agreement except with the consent of the other party, which will not be unreasonably withheld or except as may be required to comply with the Securities Act or applicable state laws and provided further that Transferee shall not provide to any third parties any information concerning the consideration to be paid to the Transferors pursuant to this Agreement, except as may be required by law. For purposes hereof the consent of, and consultation with, Daniel V. Colangelo shall constitute the consent of, or consultation with, the Transferors.

  5.18    CLOSING. Each Transferor shall use his best efforts to cause the
          -------
conditions specified in Article 6 hereof, and the Transferee shall use its best efforts to cause the conditions specified in Article 7 hereof, to be satisfied on or before the Closing Date.


                                   ARTICLE 6
                                   ---------


                CONDITIONS TO TRANSFEREE'S OBLIGATION TO CLOSE
                ----------------------------------------------

  The obligations of Transferee hereunder to proceed with the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions, unless otherwise waived, in writing, by Transferee:

  6.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH
          --------------------------------------------------------------
OBLIGATIONS. The representations and warranties of Transferors contained herein,
- -----------
and in any certificate or other writing delivered pursuant hereto or in connection herewith shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made at and as of that time. Transferors shall have duly performed or complied with all of the covenants, acts and obligations to be performed or complied with by each of them hereunder in all material respects at or prior to the Closing.

Each of the Transferors shall have delivered to the Transferee a certificate, dated as of the Closing Date and signed by each of the Transferors, certifying that such representations and warranties are thus true and correct, and that all such obligations have been thus performed and complied with.

  6.2     DELIVERIES. The deliveries of Transferors described in Article 9 shall
          ----------
have been received.

  6.3     REGISTRATION RIGHTS AGREEMENT. Each of the Transferors shall have
          -----------------------------
executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit 6.3 (the "Registration Rights Agreement").

  6.4     EMPLOYMENT AGREEMENTS. Each of Daniel V. Colangelo, James W. Largay
          ---------------------
and Stephen A. Norman shall have executed and delivered to Transferee on or prior to the Closing Date their respective employment agreements attached hereto as Exhibit 6.4 ("Employment Agreements").

  6.5     PAYOFF OF LINE OF CREDIT. The Company shall have paid off the Line of
          ------------------------
Credit with Brighton Bank, and the Line of Credit and all ancillary documents thereto, including all security interests of Brighton Bank in the Company's assets, shall have been terminated.

  6.6     CANCELLATION OF EMPLOYEE OPTIONS. Transferee shall have received
          --------------------------------
evidence, satisfactory to it in its sole discretion, that the Employee Options have been cancelled, and that the employees who had been granted such Employee Options have released any interest in or right to such Employee Options.

  6.7     CANCELLATION OF SHAREHOLDERS AGREEMENTS. Transferee shall have
          ---------------------------------------
received evidence, satisfactory to it in its sole discretion, that each of the Shareholders Agreements has been terminated and is of no further force or effect.

  6.8     TITLE INSURANCE. The Transferee shall have received, with respect to
          ---------------
each parcel of Owned Real Property a title commitment or title update for an owner's title insurance policy dated as of the Closing Date, with insurance over (or deletion of) all general exceptions set forth in Schedule B of such form, and which shall be subject in each case only to liens for real estate taxes not yet due and payable and such other liens and imperfections of title and encumbrances as are set forth on Schedule 3.20 attached hereto.

                                   ARTICLE 7
                                   ---------

               CONDITIONS TO OBLIGATION OF TRANSFERORS TO CLOSE
               ------------------------------------------------

  The obligations of Transferors to proceed with the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions, unless otherwise waived, in writing, by Transferors.

  7.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH
          --------------------------------------------------------------
OBLIGATIONS. The representations and warranties of Transferee contained herein
- -----------
and in any certificate or other writing delivered pursuant hereto or in connection herewith shall have been true and correct in all material respects at and as of the date hereof and they shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made at and as of that time. Transferee shall have duly performed or complied with all of the covenants, acts and obligations to be performed or complied with by Transferee hereunder in all material respects at or prior to the Closing. Transferee shall have delivered to the Transferors a certificate dated as of the Closing Date and signed by Transferee certifying that such representations and warranties are thus true and correct, and that all such obligations have been thus performed and complied with.

  7.2     INVESTOR OFFERING. The proceeds of the Investor Offering shall have
          -----------------
been received by Transferee.

  7.3     BCI LOAN AGREEMENT. Transferee and BCI shall have executed a Secured
          ------------------
Loan Agreement substantially in the form attached as Exhibit 7.3.

  7.4     EMPLOYMENT AGREEMENTS. Transferee shall have executed and delivered
          ---------------------
each of the Employment Agreements, and shall have executed and delivered a one year employment agreement with Doug Brooks providing for an annual salary of $45,000 and such other terms as are mutually agreeable to Transferee and Doug Brooks.

  7.5     BOARD OF DIRECTORS' APPROVAL. Transferee shall have delivered to
          ----------------------------
Transferors a certified copy of the resolutions duly adopted by the Board of Directors of Transferee, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, and the election of Daniel
V. Colangelo as President - Rocky Mountain Division of the Company, and Stephen
A. Norman as Vice President - Rocky Mountain Division of the Company.

  7.6     DELIVERIES. The deliveries of Transferee described in Article 9 shall
          ----------
have been received.

  7.7     REGISTRATION RIGHTS AGREEMENT. Transferee shall have executed and
          -----------------------------
delivered the Registration Rights Agreement.

  7.8     ASSIGNMENT OF RIGHTS. Transferee shall have executed and delivered an
          --------------------
assignment (the "Assignment"), in form reasonably acceptable to Transferors, assigning to Transferors all of Transferee's rights under the Stock Purchase Agreement and BCI Registration Rights Agreement.

  7.9     ELECTION OF DANIEL V. COLANGELO AS DIRECTOR. Daniel V. Colangelo shall
          -------------------------------------------
have been elected a director of Transferee.

                                   ARTICLE 8
                                   ---------

                                  TERMINATION
                                  -----------

  8.1     TERMINATION RIGHTS. This Agreement may be terminated, abandoned or
          ------------------
renegotiated without limiting or waiving any other rights and remedies any party may have at law or in equity (including the indemnification provisions hereof which shall survive any termination hereunder), at any time prior to the consummation of the Closing on the Closing Date (a) upon the mutual written consent of Transferors and Transferee; (b) by either party if the Closing has not occurred by April 15, 1995; or (c) by Transferee, if on or before two weeks from the date hereof, it is not satisfied with its due diligence investigation of the Company and the Company's Business ("Due Diligence Investigation").

                                   ARTICLE 9
                                   ---------

                        CLOSING AND CLOSING DELIVERIES
                        ------------------------------

  9.1     CLOSING. The Closing of the transaction contemplated hereby
          -------
("Closing") shall take place at 10:00 A.M. on March 15, 1995, at the offices of BCI; provided, however, that if any of the conditions which are set forth in Articles 6 or 7 of this Agreement has not been satisfied (or waived) by such date, then the Closing shall take place on a subsequent date, which shall be determined by mutual agreement of the parties hereto.

  9.2     ACTION TO BE TAKEN BY TRANSFERORS. At the Closing, Transferors shall
          ---------------------------------
deliver the following:

  (a) certified copies of the Articles of Incorporation and Bylaws of the Company and the Subsidiary, as amended to date and certificate of good standing of the Company and the Subsidiary from the State of Utah dated within five days prior to the Closing Date;

  (b) certificates evidencing the Contributed Shares, accompanied by duly executed stock transfer powers assigning the same to Transferee;

  (c) the minute books and stock ledger books for the Company and the Subsidiary;

  (d) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by Transferors for their execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

  (e) the results of UCC financing statements searches respecting the Company and the Subsidiary in each state in which the Business is conducted and tax lien and judgment searches, which show no liens or encumbrances except those identified on Schedule 3.17;

  (f) opinion of Parsons Behle & Latimer, counsel to Messrs. Colangelo, Norman and Largay and the Company and the opinions of such other counsel as represent other Transferors, in form attached as Exhibit 9.2(f);

  (g)     executed copies of the documents referenced in Article 6 hereof;

  (h) resignations of such officers and directors of the Company and the Subsidiary as the Transferee shall request;

  (i) a release and waiver of each director and officer of the Company and the Subsidiary releasing and waiving any then existing claim, whether known or unknown, he may have against the Company or the Subsidiary in a form reasonably satisfactory to the Transferee; provided that such release and waiver shall not extend to valid claims by such director or officer against the Company for indemnification agaisnt claims, losses or expenses for which he would be entitled to indemnification by the Company under and in accordance with its Bylaws.

  9.3     ACTION TO BE TAKEN BY TRANSFEREE. At the Closing, Transferee shall
          --------------------------------
deliver the following:

 (a) certified copies of the Certificate of Incorporation and Bylaws of Transferee and a certificate of good standing of Transferee from the State of Delaware dated within five days prior to the Closing Date;

  (b) a copy of the resolutions adopted by the Board of Directors of Transferee authorizing its execution, delivery and performance of this Agreement, certified by the Secretary or Assistant Secretary of Transferee;

  (c) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by Transferee for its authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

  (d) certificates evidencing the BCI Shares and the Exchange Shares in the name of the applicable Transferor;

  (e)     opinion of Rudnick & Wolfe, counsel to Transferee, in form attached as
          Exhibit 9.3(d); and

  (f)     executed copies of the documents referenced in Article 7 hereof.

  9.4     FORM OF DOCUMENTS. All documents to be furnished at the Closing shall
          -----------------
be in form and substance reasonably satisfactory to Transferors and Transferee.

  9.5     FURTHER ASSURANCES. At any time at or after the Closing, the parties
          ------------------
shall execute and deliver such instruments, assignments and other documents as may be reasonably necessary to convey, assign and transfer the Contributed Shares to Transferee or otherwise carry out the purpose of this Agreement.

                                  ARTICLE 10
                                  ----------

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS
           --------------------------------------------------------

  The representations and warranties contained in this Agreement and in any instrument or document delivered pursuant to this Agreement shall survive for a period of two years from the Closing Date and thereafter all such representations and warranties shall be extinguished; provided however that (i) the representation and warranty set forth in Section 3.16, shall survive until the Statute of Limitations Date (as below defined), and (ii) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8, and 3.10 and Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 shall survive for an indefinite period (the period of such survival being referred to as the ("Survival Period")). For purposes hereof, the Statute of Limitations Date means the last day on which the applicable governmental entity may make an assessment respecting any Taxes as provided in the applicable statute or ordinance. Any claim or cause of action (including, without limiting the generality of the foregoing, a claim for indemnification pursuant to Article 11) based upon or arising out of any inaccurate representation or warranty made hereunder or in any instrument or document delivered pursuant hereto must be made within the applicable Survival Period or the party against which such claim is made shall have no liability with respect thereto.

  Nothing contained in this Article shall affect or limit the obligations of either party to perform the obligations to be performed by it hereunder after the Closing Date. Any covenant which by its terms is to be fully performed prior to the Closing Date shall survive for a period of two (2) years from the Closing Date (also the "Survival Period" with respect to such covenants).

                                  ARTICLE 11
                                  ----------

                                INDEMNIFICATION
                                ---------------

  11.1    INDEMNIFICATION BY TRANSFERORS.
          ------------------------------

  (a) Notwithstanding anything in this Agreement to the contrary, the indemnification obligations of the Transferors shall be an obligation only of each individual as to all representations and warranties contained in Sections 3.1 through 3.7 hereof, and, subject to the limitations set forth below, the Company and Transferee shall be entitled to recover from each of them Transferee/Company Damages (as defined below) only in proportion to their respective shareholdings in the Company. The indemnification obligations of Messrs. Daniel V. Colangelo, James W. Largay and Stephen A. Norman shall be joint and several as to all other representations, warranties and covenants contained herein and, subject to the limitations set forth below, the Company and Transferee shall be entitled to recover the entire amount of any claim for transferee/Company Damages from any of them. The indemnification obligations of Messrs. Vito Colangelo, Julius Frankel, and Paul Aiken shall be an obligation only of each individual as to all other representations, warranties, and covenants contained herein, and, subject to the limitations set forth below, the Company and Transferee shall be entitled to recover from each of them Transferee/Company Damages only in proportion to their respective shareholdings in the Company.

  (b) The Transferors, as provided in Section 11.1(a) above, shall indemnify and hold Company and Transferee harmless from and against all costs, expenses, losses, damages or liabilities (including, without limitation, reasonable attorneys' fees) incurred by Company and/or Transferee with respect to or in connection with the following (collectively "Transferee/Company Damages"); provided that written
                                                       --------
          notice of the claim for indemnification, specifying the nature of the claim in reasonable detail and, if known, the amount of the claim, is received by Transferors by the end of any applicable Survival Period:

           (i) the existence as of the date hereof of any fact, circumstance or condition that makes any of the representations and warranties of each Transferor contained in this Agreement untrue or otherwise incorrect; and

          (ii) the breach by any Transferor of any of his covenants or agreements contained in this Agreement.

Without limiting the generality of the foregoing, with respect to the measurement of Transferee/Company Damages, Transferee and the Company shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of each of the Transferors been true and correct and had each of the covenants of each of the Transferors been performed in full. Notwithstanding the foregoing, the Transferors shall not be responsible to indemnify the Company or the Transferee for Transferor/Company Damages: (i) until the aggregate of all Transferee/Company Damages exceeds Seventy Five Thousand Dollars ($75,000.00), and the Transferors shall only be liable for all of the Transferee/Company Damages in excess of such threshold; or (ii) for any Transferee/Company Damages in excess of an aggregate of Four Million Dollars ($4,000,000); provided, however, that such limitations shall not be applicable to Transferee/Company Damages arising out of (a) any inaccurate representation or warranty set forth in Sections 3.4 or 3.10 hereof, or (b) fraud or intentional misrepresentation.

  11.2    INDEMNIFICATION BY TRANSFEREE. Transferee shall indemnify, defend and
          -----------------------------
hold Transferors harmless from and against all costs, expenses, losses, damages and liabilities (including, without limitation, reasonable attorneys' fees) incurred by Transferors with respect to or in connection with the following (collectively, the "Transferors Damages"); provided that, in the case
                                                     --------
of any claim of indemnification under clause (a) or (b) of this Section
11.2, written notice of the claim for indemnification, specifying the nature of the claim in reasonable detail and, if known, the amount of the claim, is received by Transferee by the end of any applicable Survival Period:

  (a) the existence as of the date hereof of any fact, circumstance or condition that makes any of the representations and warranties of Transferee contained in this Agreement untrue or otherwise inaccurate; and

  (b) the breach by Transferee of any of its covenants or agreements contained in this Agreement.

Without limiting the generality of the foregoing, with respect to the measurement of Transferors Damages, the Transferors shall have the right to be put in the same financial position as they would have been in had each of the representations and warranties of Transferee been true and correct and had each of the covenants of Transferee been performed in full.

  11.3    SPECIAL ENVIRONMENTAL INDEMNITY.
          -------------------------------

          (a) The parties acknowledge that the State of Utah Department of Environmental Quality, Division of Environmental Response and Remediation ("DERR") has informed the Company, pursuant to a letter dated November 2, 1994, that action will be required to investigate and remediate soil and groundwater contamination caused by an underground storage tank ("UST") located on property owned by the Company at 3541 South 300 West, Salt Lake City, Utah (the "Commissary").

          (b) As an inducement to Transferee to execute and deliver this Agreement, the Transferors have agreed to and will, as provided in the first paragraph of Section 11.1(a) above

          (without regard to the limitations set forth in Section 11.1(b) above) and subject to the limitation set forth below, indemnify and hold Company and Transferee harmless from and against all costs, expenses, losses, damages, or liabilities (including, without limitation, reasonable attorneys' fees) incurred by the Company and/or Transferee in connection with all actions required by DERR or other governmental authority (at the times and in the manner required by DERR or such other governmental authority) in connection with the investigation and remediation of any and all contamination on the Commissary property caused by or related to the UST so as to fully remediate all such contamination to the satisfaction of DERR and any other governmental authority (collectively, "Environmental Damages").

  (c) Transferee and the Company shall have the right to make demand from time to time on Transferors for payment of any of the foregoing amounts as such amounts are paid, suffered or incurred, without limiting Transferee's and the Company's rights to make other and subsequent demands on Transferors for additional amounts required to be indemnified pursuant to this Section 11.3. In the event that Transferors shall pay any amounts to Transferee and the Company pursuant to this Section 11.3, Transferors shall be subrogated to the rights, if any, of Transferee and the Company against Mr. O. Ross Taylor under the Transferors' oral agreement with Mr. Taylor, pursuant to which Mr. Taylor agreed to assume responsibility for the investigation and remediation of the contamination caused by, or relating to, the UST; provided, however, that (i) Transferee and the Company shall not be required to assist Transferors in the Transferors' enforcement of any such subrogation rights against Mr. Taylor; and (ii) Transferors shall not have any such subrogation rights against Mr. Taylor in the event and for so long as Transferors are in default of any of their obligations to Transferee or the Company under this Section 11.3.

            (d) Notwithstanding the foregoing, the Transferors shall not be responsible to indemnify the Transferee or the Company for any Environmental Damages in excess of an aggregate of Five Hundred Thousand Dollars ($500,000).

     11.4   TRANSFEROR'S SPECIAL INDEMNITIES.
            --------------------------------

            (a) Transferee shall indemnify and hold harmless each Transferor from and against any and all loss, claim, damage, liability or expense incurred by such Transferor because such Transferor was named personally in any claim or action, insofar as such loss, claim, damage, liability or expense (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the private offering memorandum relating to the Investor Offering, or
               (ii) the omission or alleged omission of a material fact from the Investor Offering Memorandum that was necessary to make the statements therein not misleading; and shall reimburse each Transferor for any legal or other expenses reasonably incurred by such Transferor in connection with investigating or defending or preparing to defend against any such claim or; provided, however, that Transferee's indemnification obligations hereunder shall not be applicable to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Information.

          (b) Promptly after receipt by any Transferor under Section 11.4(a) of notice of any claim or the commencement of any action, such Transferor shall, if a claim in respect thereof may be made against Transferee under Section 11.4(a), notify in writing Transferee of the commencement thereof. If any such action is brought against any Transferor, and such Transferor notifies of the commencement thereof, Transferee shall be entitled to participate therein, and, to the extent that it may wish, assume the defense thereof. In the event Transferee assumes the defense of any such action, the Transferee shall not be liable to such Transferor under Section 11.4(a) for any legal or other expenses incurred by such Transferor in connection with the defense thereof.

          (c) Transferee shall indemnify and hold harmless each of Daniel V. Colangelo, Stephen A. Norman, and James A. Largay from and against any and all expense incurred by such individual's payment on or in respect of any of the personal guarantees of such individual set forth on Schedule 11.4.

  11.5    Exclusive Remedies.  The parties acknowledge and agree that the
          ------------------
indemnification provisions contained in Sections 11.1(b) and 11.2 hereof shall be the exclusive remedies for the Transferee/Company Damages and the Transferor's Damages, respectively, provided that nothing herein shall (i) limit a party's remedies for fraud or intentional misrepresentation generally; or (ii) limit a party's right to obtain injunctive relief.

                                  ARTICLE 12
                                  ----------

                                 MISCELLANEOUS
                                 -------------

  12.1    WRITTEN AGREEMENT TO GOVERN. This Agreement sets forth the entire
          ---------------------------
understanding and supersedes all prior and contemporaneous oral and written agreements between the parties relating to the subject matter contained herein or therein, and merges all prior and contemporaneous discussions between them. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in this Agreement or in the other documents referred to herein which form a part hereof.

  12.2    SEVERABILITY. The parties expressly agree that it is not the intention
          ------------
of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto. Further, to the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and pubic policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the covenants of Section 5.4 to the extent necessary to make the same enforceable.

  12.3    NOTICES. All notices, demands and other communications required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

                    To Transferee:           Progressive Bagel Concepts, Inc.
                                             1526 Cole Blvd., Suite 200
                                             Golden, Colorado 80401
                                             Attention: Kyle T. Craig
                                             Facsimile: (303) 202-3360

                    With a copy to:          Rudnick & Wolfe
                                             203 North LaSalle Street
                                             Suite 1800
                                             Chicago, Illinois 60601
                                             Attention: Michael G. Brennan, Esq.
                                             Facsimile: (312) 984-2299/236-7516

                    To Transferors:          (See Schedule I)

                    With a copy to :         Parsons Behle & Latimer
                                             201 South Main Street, Suite 1800
                                             P.O. Box 45898
                                             Salt Lake City, Utah 84145-0898
                                             Attention: William D. Holyoak, Esq.
                                             Facsimile: (801) 536-6111

  12.4    COUNTERPARTS. This Agreement may be executed in any number of
          ------------
counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

  12.5    NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or
          ----------------------------
implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

  12.6    INTERPRETATION. The headings in this Agreement are inserted for
          --------------
convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement. Unless otherwise expressly stated herein, all references herein to sections and paragraphs are to sections and paragraphs in this Agreement and all references herein to Schedules or Exhibits are to Schedules or Exhibits to this Agreement. The words "hereof", "herein", "hereunder", "hereby" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement. As used herein, "business day" means any day other than a day on which national banks in Utah are required or permitted to be closed. The masculine, feminine or neuter pronouns used in this Agreement shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other where the context so requires.

  12.7    CONSTRUCTION. This Agreement shall not be construed more strictly
          ------------
against one party than against another merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement.

  12.8    SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to herein,
          ----------------------
and attached to this Agreement, are incorporated herein by such reference as if fully set forth in the text hereof.

  12.9    MODIFICATION. The parties to this Agreement may modify or supplement
          ------------
this Agreement in such manner as may be mutually agreed upon by them in writing.

  12.10   LAW TO GOVERN. The validity, construction and enforceability of this
          -------------
Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to its conflict of laws rules.

  12.11   TIME OF THE ESSENCE. All times, wherever specified in this Agreement
          --------------------
for the performance by a party of its obligations hereunder, are of the essence of this Agreement.

  12.12   SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns; however, except as otherwise expressly provided herein, neither this Agreement nor the rights or obligations of any party hereunder maybe assigned except with the written consent of all other parties.

  12.13   EXPENSES. Transferee shall, at or after the Closing, pay the fees of
          --------
the Broker and of Parsons Behle & Latimer and other reasonable fees and costs incurred by

Transferors in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

  12.14   SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF THE SHAREHOLDERS
          ----------------------------------------------------------------------
          OF BRACKMAN BROTHERS, INC.
          --------------------------

  (a) The parties acknowledge that the Second Amended and Restated Shareholders Agreement of the Shareholders of Brackman Brothers, Inc. dated October 12, 1994 (the "Brackman Shareholders Agreement") prohibits, among other things, each Transferor from contracting to sell or otherwise transferring for consideration any of the Contributed Shares without first offering to sell such shares to the Company on the same terms as a third-party offer, and if the Company rejects such offer, offering to sell such shares to the other Transferors on the same terms as a third-party offer.

   (b) Each of the Company and Daniel V. Colangelo, Stephen A. Norman, and James W. Largay, and each other Transferor who executes this Agreement prior to the time at which all Transferors have executed this Agreement (each a "Signing Transferor"), acknowledges the superiority of the rights set forth in the Brackman Shareholders Agreement, so that to the extent any provision of the Brackman Shareholders Agreement conflicts with the terms of, and obligations of the Company and the Transferors under, this Agreement, the terms of the Brackman Shareholders Agreement shall control; provided, however, that to the extent a Transferor who is not a Signing Transferor exercises his rights under the Brackman Shareholders Agreement, the Signing Transferors agree to follow the procedures set forth in Section 1 of the Brackman Shareholders Agreement and sell to the Transferor exercising his rights thereunder all of the Contributed Shares owned by the Signing Transferors in accordance with the terms and procedures of the Brackman Shareholders Agreement; provided, further, that if such Transferor does not exercise such rights, or is unable to or otherwise does not effect the purchase of all of the Contributed Shares pursuant to the terms of the Brackman Shareholders Agreement, the Signing Transferors shall contribute the Contributed Shares to the Transferee in accordance with and subject to the terms and conditions of this Agreement.

  (c) Each of the Signing Transferors and the Company hereby waives all rights he or it may have under or pursuant to the Brackman Shareholders Agreement as a consequence of the transactions contemplated by this Agreement, and each of the Transferors and the Company agrees that upon the Closing, the Brackman Shareholders Agreement and all of the rights and obligations of the parties thereto shall be automatically terminated, without further action on the part of the Company or any of the Transferors.

  IN WITNESS WHEREOF, all of the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized officer on the day and year first written above.

                                          PROGRESSIVE BAGEL CONCEPTS, INC.
                                            a Delaware Corporation

                                          By: /s/ Kyle Craig
                                          -------------------------------------
                                          Its:    Vice President
                                          -------------------------------------
                                                                    "Transferee"


                                              /s/ Daniel V. Colangelo
                                          --------------------------------------
                                              Daniel V. Colangelo


                                              /s/ James W. Largay
                                          --------------------------------------
                                              James W. Largay


                                              /s/ Stephen A. Norman
                                          --------------------------------------
                                              Stephen A. Norman


                                             /s/ Vito J. Colangelo
                                          ______________________________________
                                              Vito J. Colangelo


                                             /s/ Julius A. Frankel
                                          ______________________________________
                                              Julius A. Frankel


                                             /s/ Paul Aiken
                                          ______________________________________
                                              Paul Aiken
                                                     Collectively, "Transferors"

                                          BRACKMAN BROTHERS, INC.,
                                           a Utah corporation




                                          By:  /s/ Daniel V. Colangelo
                                          --------------------------------------
                                          Its:     President
                                          --------------------------------------
                                                                      "Brackman"

                                   EXHIBIT I
                                   ---------

                           STOCK PURCHASE AGREEMENT
                           ------------------------
                    WITH BCI REGISTRATION RIGHTS AGREEMENT
                    --------------------------------------

                           STOCK PURCHASE AGREEMENT

     THIS AGREEMENT, is made and entered into as of this ____ day of February, 1995, by and between Boston Chicken, Inc., a Delaware corporation (the "Seller"), and Progressive Bagel Concepts, Inc., a Delaware corporation ("Buyer").

                                   RECITALS
                                   --------

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, shares of common stock, $.01 par value per share, of the Seller ("Common Stock"), upon the terms and subject to the conditions contained herein.

     For and in consideration of the premises, covenants, and agreements contained herein, the parties do covenant, agree, represent, warrant, and stipulate as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK

     Section 1.1   Shares to be Acquired. Subject to the terms and conditions
                   ---------------------
contained herein, Seller agrees to sell, assign, transfer, and convey to Buyer, free and clear of all pledges, liens, security interests, encumbrances, or other restrictions arising from Seller (except restrictions on resale under state or federal securities laws), and Buyer shall purchase from Seller, that number of shares of Common Stock equal to: (a) $8,300,000 divided by (b) the closing sales price per share of Common Stock as quoted on the NASDAQ National Market, as reported in The Wall Street Journal (Midwest Edition), on the business day immediately prior to the last business day before the Closing Date (as hereinafter defined) (the "Per-Share Price"), rounded up to the nearest whole share (the "Shares").

     Section 1.2  Closing. The closing of the purchase and sale of the Shares
                  -------
herein described (the "Closing") shall occur on March 15, 1995, or on a subsequent date which shall be determined by the parties (the "Closing Date"), and shall take place at the offices of the Seller, 14103 Denver West Parkway, Golden, CO 80401 at 10:00 a.m. Mountain time.

     Section 1.3  Delivery of Shares. On the Closing Date, Seller shall deliver
                  ------------------
to Buyer such certificate or certificates, in such denominations as Buyer may reasonably request, representing the Shares, issued in the name of Buyer.

                                  ARTICLE II

                          PURCHASE PRICE AND PAYMENT

     The aggregate purchase price (the "Purchase Price") for the Shares shall be $8,300,000.00. The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to a bank or banks designated by Seller.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents, warrants, covenants, and agrees as follows:

     Section 3.1  Capitalization: Validity of Shares. Seller has authorized
                  ----------------------------------
capital stock consisting of 100,000,000 shares of Common Stock, of which 44,912,183 shares were issued and outstanding as of January 24, 1995, and 20,000,000 shares of $.01 par value preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock of Seller are duly and validly authorized and issued, fully paid and non assessable, were offered, issued, and sold in accordance with applicable federal and state securities laws and were not issued in violation of the preemptive rights of any stockholders of Seller. The Shares to be issued and delivered to Buyer, when so issued and delivered, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right, or restriction whatsoever arising from Seller (except restrictions on resale under state or federal securities laws). There are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the Shares arising from Seller.

     Section 3.2  Organization and Good Standing. Seller is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 3.3  Authorization; Validity. Seller has full corporate power and
                  -----------------------
authority to enter into this Agreement and to perform all of Seller's covenants and undertakings herein set forth, including, without limitation, the full corporate power and authority to issue the Shares to Buyer free and clear of any security interests, liens, encumbrances, rights, or restrictions arising from Seller. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate the Certificate of Incorporation or bylaws, as amended, of Seller; (ii) violate or constitute a default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed of trust, note, loan, lease, or agreement to which Seller is a party or by which it or any of its properties or assets may be bound, which violation, default, or conflict would result in a material adverse effect on the business, assets, operations, or condition (including, without limitation, financial) of Seller; or (iii) violate any order, ruling, decree, judgment, arbitration award, or stipulation to which Seller is subject, which violation would result in a material adverse effect on the business, assets, operations or condition (including, without limitation, financial) of Seller.

     Section 3.4  SEC Reports and Financial Statements. Seller is subject to the
                  ------------------------------------
reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has delivered to Buyer copies of all reports, registration statements, and other filings filed by Seller with the Securities and Exchange Commission (the "SEC") since December 26, 1993 under the 1934 Act and any filings with the SEC under the Securities Act of 1933, as amended (the "1933 Act") (herein collectively called the "SEC Reports"). As of the date of this Agreement, Seller has filed all regular and periodic reports and proxy statements required to be filed by it with the SEC. The SEC Reports taken together in the order filed correctly describe, among other things, the business, operations, and principal properties of Seller and its subsidiaries in accordance with the requirements of the respective applicable report form. As of their respective dates of filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Reports were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present, as of the dates thereof, the results of Seller's and its consolidated subsidiaries' operations and changes in financial position for the periods specified, subject, in the case of the unaudited interim financial statements, to normal year-end audited adjustments and any other adjustments described therein or in the notes and schedules thereto.

     Section 3.5  Brokers. Seller has not dealt with any broker, finder,
                  -------
commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

     Section 3.6  Representations and Warranties; Survival. The representations,
                  ----------------------------------------
warranties and covenants of Seller shall survive for a period of one year from the Closing Date. When considered together with the SEC Reports and other information made available to Buyer, no representation, warranty, or covenant contained in this Agreement or in any written statement delivered pursuant hereto contains any untrue material statement, nor shall such representations, warranties, and covenants omit any statement necessary in order to make any material statement not misleading in light of the circumstances in which they were made.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents, warrants, covenants, and agrees as follows:

     Section 4.1  Organization and Good Standing. Buyer is a corporation duly
                  ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

     Section 4.2  Authorization. Buyer has full corporate power and authority to
                  -------------
enter into this Agreement and to perform all of Buyer's covenants and undertakings herein set forth. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will prior to the Closing Date be, duly authorized by all necessary corporate action on the part of Buyer. This Agreement is the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

     Section 4.2  Investment. The Shares are being acquired by Buyer hereto not
                  ----------
with a view to any distribution or resale thereof in any transaction which would be in violation of the 1933 Act, and rules promulgated thereunder, or any state securities statute. Buyer can bear the economic risk of losing its investment in the Shares and is presently able to afford the complete loss of such investment. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares. Buyer has been furnished with the SEC Reports and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the merits and risks of investing in the Shares and (ii) to obtain such additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Buyer acknowledges that Seller has answered all questions and responded to all inquiries and requests for information to Buyer's satisfaction. Buyer acknowledges that it has made, independently and without reliance upon the Seller (other than the representations and warranties of the Seller set forth in Article III hereof) or any agent or representative of the Seller and based in its own independent analysis of the Seller and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby.

     Section 4.4  Legend on Shares. The Buyer understands that the Shares have
                  ----------------
not been registered under the 1933 Act or any state securities laws, and that it must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the Shares will bear substantially the following legend:

          "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

     Section 4.5  Brokers. Buyer has not dealt with any broker, finder,
                  -------
commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

                                   ARTICLE V

                            CONDITIONS; TERMINATION

     Section 5.1  Conditions to Obligations of Buyer. The obligations of Buyer
                  ----------------------------------
are, at the option of Buyer, subject to the conditions that, at the Closing
Date:

          (a)     Accuracy of Representations and Warranties. The
                  ------------------------------------------
representations or warranties of Seller contained in this Agreement shall be true and correct in all material respects.

          (b)     Performance by Seller. Seller shall have performed and
                  ---------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)     Delivery of Certificates and Opinion. Seller shall have
                  ------------------------------------
delivered to Buyer (i) a certificate executed by the Vice Chairman or any Vice President of Seller, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; (ii) duly adopted resolutions of the Board of Directors of Seller, certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated herein in accordance with its terms; and (iii) an opinion of the General Counsel of the Seller, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

          (d)     No Adverse Changes. There shall have been no material adverse
                  ------------------
change in the properties, business, or financial condition of Seller from that reflected in the SEC Reports, and Seller shall not have suffered any substantial loss or damage to its properties or assets not otherwise covered by insurance that would materially and adversely affect or impair its ability to conduct its business.

          (e)     Registration Rights Agreement. Seller shall have executed and
                  -----------------------------
delivered to Buyer that certain Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement").

     Section 5.2  Conditions to Obligations of Seller. The obligations of Seller
                  -----------------------------------
hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

          (a)     Accuracy of Representations and Warranties. The
                  ------------------------------------------
representations or warranties of Buyer contained in this Agreement shall be true and correct in all material respects.

          (b)     Performance by Buyer. Buyer shall have performed and complied
                  --------------------
with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)     Delivery of Certificates. Buyer shall have delivered to Seller
                  ------------------------
(i) a certificate executed by an officer of Buyer, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; and (ii) duly adopted resolutions of the Board of Directors of Buyer certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Buyer and the consummation of the transactions contemplated herein in accordance with its terms.

          (d)     Registration Rights Agreement. Buyer shall have executed and
                  -----------------------------
delivered to Seller the Registration Rights Agreement.

     Section 5.3  Termination. This Agreement may be terminated by Buyer on the
                  -----------
Closing Date if any condition precedent to Buyer's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Buyer may have hereunder as a consequence of any failure or default of Seller. This Agreement may be terminated by Seller on the Closing Date if any condition precedent to Seller's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Seller may have hereunder as a consequence of any failure or default of Buyer.

Seller and Buyer shall apply their reasonable best efforts to fulfill all conditions precedent necessary to consummate this Agreement.


                                  ARTICLE VI

                             SHARE PRICE GUARANTEE

     Section 6.1  Agreement to Guarantee. Seller agrees, on the terms and
                  ----------------------
subject to the conditions set forth herein, to guarantee the sales price of those Shares sold by Buyer during the Guarantee Period (as hereinafter defined) (the "Guarantee Shares").

     Section 6.2  Conditions to Share Price Guarantee. Seller's obligations
                  -----------------------------------
under Section 6.1 hereof are subject to the following conditions:

          (a) Buyer sells the Guarantee Shares within the first twenty trading days on which the NASDAQ National Market is open for business immediately following the date notification by Seller to Buyer that the SEC has declared effective the registration statement registering the Shares is received by Buyer (the "Guarantee Period");

          (b) The Guarantee Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated to one or more persons not affiliated with, related to, or associated with Buyer, in which a good faith effort is made by Buyer to maximize the selling price during each trading day in which Guarantee Shares are sold;

          (c) The average price per share received in such sales, net of broker's commissions, is less than the Per-Share Price (such per-share shortfall to be referred to as the "Per-Share Shortfall");

          (d) Seller receives notice from the Buyer within 14 days of the expiration of the Guarantee Period of the amount of the Per-Share Shortfall with copies of applicable confirmation slips attached thereto ("Notice"); and

          (e) During any trading day during the Guarantee Period Buyer sells only that number of Shares that is equal to or less than 5% of the total number of Shares received by Buyer hereunder.

     Section 6.3  Payment of Per-Share Shortfall. In the event Buyer satisfies
                  ------------------------------
all of the conditions set forth in Section 6.2, Seller shall pay to Buyer, within three business days of receipt of the Notice, an amount in cash equal to the Per-Share Shortfall multiplied by the number of Guarantee Shares sold during the Guarantee Period.

     Section 6.4  Assignment of Share Price Guarantee. Buyer may, without
                  -----------------------------------
Seller's consent, assign its rights under this Article VI to one or more individuals to whom it may subsequently transfer the Shares in compliance with the 1933 Act and all applicable state securities laws; provided, however, that such individuals may not further assign such rights without Seller's prior written consent. To the extent that Buyer assigns its rights under this Article VI to more than one individual, each individual shall have such rights separately from the others with respect to the Shares transferred to him, provided that in order to have the benefit of such rights, the individual must satisfy all of the obligations set forth in Section 6.2 hereof, including, but not limited to, selling, during any trading day during the Guarantee Period, only that number of Shares that is equal to or less than 5% of the total number of Shares transferred to him.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     Section 7.1  Notices. All notices, requests, demands, and other
                  -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

          To Buyer:   Progressive Bagel Concepts, Inc.
                      1526 Cole Blvd.
                      Suite 200
                      Golden, Colorado 80401

                      Attention: Chairman
                      Facsimile: (303) 202-3360

                      With a copy to:

                      Rudnick & Wolfe
                      203 North LaSalle Street
                      Suite 1800
                      Chicago, Illinois 60601
                      Attention: Michael G. Brennan, Esq.
                      Facsimile: (312) 984-2299


          To Seller:  Boston Chicken, Inc.
                      14103 Denver West Parkway
                      Golden, Colorado 80401
                      Attention: General Counsel
                      Facsimile: (303) 384-5339

                      With a copy to:

                      Bell, Boyd & Lloyd
                      Three First National Plaza
                      Suite 3200
                      70 West Madison Street
                      Chicago, Illinois 60602
                      Attention: Amy S. Powers, Esq.
                      Facsimile: (312) 372-2098

     Section 7.2  Prior Agreements. This Agreement supersedes all prior
                  ----------------
discussions and agreements between Buyer and Seller with respect to the purchase of the Shares and the other matters contained herein, and this Agreement and the agreements referred to herein contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

     Section 7.3  Modifications. This Agreement may be modified or amended only
                  -------------
by a written instrument executed by the parties hereto.

     Section 7.4  Counterparts, Headings, Etc. This Agreement may be executed
                  --------------------------
simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     Section 7.5  Assignment. Subject to compliance with the 1933 Act and all
                  ----------
applicable state securities laws, Buyer's rights hereunder shall be assignable, including Buyer's rights under Article VI hereof; provided, however, that such assignee of Buyer may not further assign such rights without the prior written consent of Seller. To the extent that Buyer assigns its rights under this Agreement to more than one individual, each individual shall have such rights separately from the others with respect to the Shares transferred to him.

     Section 7.6  Binding Effect. This Agreement shall be binding upon and shall
                  --------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 7.7  Governing Law. The validity and effect of this Agreement and
                  -------------
the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     Section 7.8  Further Assurances. From time to time at Buyer's request
                  ------------------
(whether at or after the Closing) Seller will execute and deliver, at Seller's expense, such further instruments of conveyance and transfer and will take such other action as Buyer may reasonably request in order to more effectively vest the Shares in Buyer.

     Section 7.9  Severability. Whenever possible, each provision of this
                  ------------
Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 7.10 Adjustment of Shares. Seller agrees that the formulae used in
                  --------------------
determining the Shares and the Per-Share Shortfall shall be appropriately adjusted to eliminate the impact of any dividend (whether in cash, securities or other property), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring with respect to the Shares and with a record date after execution of this Agreement and before the Closing Date.

     IN WITNESS WHEREOF, the parties have cause this Agreement to be executed and their seals to be affixed all as of the day and year first above written.

                                          BOSTON CHICKEN, INC.


                                          By:    _______________________________
                                          Title: _______________________________

                                          PROGRESSIVE BAGEL CONCEPTS, INC.


                                          By:    _______________________________
                                          Title: _______________________________

                                   EXHIBIT A

                          OPINION OF GENERAL COUNSEL

          1. The Seller's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. All of the issued and outstanding shares of the Seller's Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable. The Shares have been duly and validly authorized and issued, and are fully paid and nonassessable. The Shares have been duly and validly authorized and issued, and are fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right or restriction whatsoever arising from the Seller (except restrictions on resale under state or federal securities laws), and there are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the Shares arising from the Seller.

          2. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to enter into the Stock Purchase Agreement in accordance with its terms and such Stock Purchase Agreement and all transactions required thereunder have been duly authorized and approved by all necessary corporate action of the Seller.

          3. Each of the Stock Purchase Agreement and the Registration Rights Agreement is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

          4. Neither the execution and delivery of the Stock Purchase Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or bylaws, as amended, of the Seller; (ii) violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed or trust, note, loan, lease or agreement to which it or any of its properties or assets may be bound; or (iii) violate any order, ruling, decree, judgment, arbitration award or stipulation to which the Seller is subject.

          5. Buyer's counsel may rely on this opinion in connection with any resale of the Shares and assignment of its rights and obligations under the Stock Purchase Agreement and Registration Rights Agreement.

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

          This registration rights agreement (the "Agreement") is entered into as of February __,1995, between Boston Chicken, Inc., a Delaware corporation ("BCI"), and Progressive Bagel Concepts, Inc., a Delaware corporation ("PBC").

          SECTION 1.        PIGGYBACK REGISTRATION.
                            ----------------------

          (a)  Registrable Securities. "Registrable Securities" shall mean those
               ----------------------
restricted shares of BCI common stock, $.01 par value, acquired by PBC pursuant to the Stock Purchase Agreement of even date herewith, by and between BCI and PBC (the "BCI Stock Purchase Agreement").

          (b)  Right to Piggyback. BCI hereby agrees to effect a registration of
               ------------------
certain of its outstanding securities, including the Registrable Securities, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") within 30 days of the closing of the transactions contemplated by the BCI Stock Purchase Agreement (the "Closing"). BCI will also include in such Registration Statement all BCI securities ("Earlier Securities") desired to be registered by persons or entities having superior registration rights pursuant to that certain Second Amended and Restated Piggyback Registration Rights Agreement dated November 8, 1993 (the "Superior Agreement"), in accordance with the terms and conditions of the Superior Agreement (together with the registration of the Registrable Securities, the "Piggyback Registration").

          SECTION 2.        REGISTRATION PROCEDURES
                            -----------------------

          (a) BCI will prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement within 30 days of the Closing and will include therein the Registrable Securities and such Earlier Securities as comply with the procedures of the Superior Agreement, will prepare and file all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Act and the regulations thereunder to permit the sale of such Earlier Securities and Registrable Securities to the public, and will use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for a period of not less than two years or until such time as all of the securities covered by the Registration Statement have been sold (provided that before filing the Registration Statement, BCI will furnish to counsel selected by the holders of Registrable Securities copies of the Registration Statement for review by such counsel).

         (b) BCI will use its reasonable best efforts to (i) register or qualify such Earlier Securities and Registrable Securities under such other securities or blue sky laws of such jurisdictions as any of the sellers of such Earlier Securities and Registrable Securities (collectively, the "Sellers" and individually, a "Seller") reasonably request, and (ii) do any and all other acts and things which may be reasonably necessary to allow Sellers to consummate the disposition in such jurisdictions of such Earlier Securities and Registrable Securities owned by such Sellers' provided, however, that BCI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (b), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

          (c) BCI will use its reasonable efforts to cause all such Earlier Securities and Registrable Securities to be included for quotation on the NASDAQ National Market.

          (d) Upon the request of BCI, each Seller of Registrable Securities will promptly furnish to BCI in writing, during the period within which BCI is required to effect such registration, all information and affidavits as may be reasonably requested by BCI in connection with items required to be included in the Registration Statement, or any amendment or supplement thereto. To the extent BCI reasonably requests such information and affidavits and the Seller does not provide such information or affidavits in a timely manner, then, BCI's obligation to register such Seller's Registrable Securities hereunder shall be null and void.

          (e) BCI will furnish to each Seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

          (f) BCI will notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (g) BCI will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement.

          (h) BCI hereby represents and warrants that it is eligible to file the Registration Statement on Form S-3 pursuant to the rules and regulations pertaining thereto under the Securities Act.

          SECTION 3.     REGISTRATION EXPENSES. The Sellers of Registrable
                         ---------------------
Securities under this Agreement will bear all underwriting discounts and commissions. If any, and the fees and disbursements of their legal counsel and accountants. BCI will bear all other expenses in connection with any registration or qualification of the Registrable Securities pursuant to this Agreement.

          SECTION 4.            INDEMNIFICATION
                                ---------------
          (a) BCI agrees to indemnify, to the extent permitted by law, each Seller of Registrable Securities, and each person, if any, who controls such Seller within the meaning of the Act, against any and all losses, claims, damages or liabilities to which the Sellers of Registrable Securities may become subject under the Act or any other statute or common law by reason of its offer and sale of Registrable Securities pursuant to the Registration Statement, and to reimburse the Sellers of Registrable Securities for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon:

               (i) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

               (ii) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the prospectus (as amended or supplemented if BCI shall have filed with the Commission any amendment or supplement thereto), if used within the period during which BCI is required to keep the Registration Statement in which such prospectus is contained current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

provided, however, that the indemnification agreement contained herein shall not apply to losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any prospectus contained in the Registration Statement or any such amendment or supplement thereto.

          (b) The Sellers of Registrable Securities shall (in the same manner and to the same extent as set forth in Section 4(a)), severally indemnify, to the extent permitted by law, BCI, each person, if any, who controls BCI within the meaning of the Act, and their directors and officers, if such statement or omission was made in reliance upon and in conformity with information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any amendment or supplement thereto.

          (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any failure by a person entitled to indemnification hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless such failure prejudices the rights of the indemnifying party hereunder) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent

(but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          SECTION 5.    REGISTRATION RIGHTS OF OTHER SECURITY HOLDERS. The
                        ---------------------------------------------

registration rights granted pursuant to this Agreement are granted subject to any and all registration rights granted by the Company to holders of its securities prior to the date hereof, and no provision herein shall be interpreted so as to be superior to, inconsistent with, or adversely effect, any such previously granted registration rights.

          SECTION 6.    MISCELLANEOUS.
                        -------------

          (a)  Amendments. The provisions of this Agreement may be amended only
               ----------
upon the written consent of BCI and PBC, or in the event there is more than one holder of Registrable Securities, only upon the written consent of BCI and the holders of a majority of the Registrable Securities.

          (b)  Assignment.  This Agreement is binding upon the parties hereto
               ----------
and their respective successors and assigns. Subject to compliance with the Act, PBC's rights hereunder shall be assignable; provided, however, that such assignee of PBC may not further assign such rights without the prior written consent of BCI. To the extent that PBC assigns its rights under this Agreement to more than one individual,each individual shall have such rights separately from the others with respect to the Registrable Securities owned by him.

          (c)  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

          (d)  Notices.  All notices, requests, demands and other communications
               -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

          To BCI:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               Golden, Colorado 80401-4086
               Attn:  Legal Department


          To PBC:

               Progressive Bagel Concepts, Inc.
               1526 Cole Boulevard
               Suite 200
               Golden, Colorado 80401
               Attn:  Chairman
               Facsimile:  (303) 202-3360


          (e)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.




                                     BOSTON CHICKEN, INC.


                                     By:_____________________________

                                     Its:____________________________


                                     PROGRESSIVE BAGEL CONCEPTS, INC.


                                     By:_____________________________

                                     Its:____________________________

                                  EXHIBIT 2.4
                                  -----------

                                PROMISSORY NOTE
                                ---------------

                                  EXHIBIT 2.4
                                  -----------

                                PROMISSORY NOTE
                                ---------------


$_______                                                          April 15, 1996


     FOR VALUE RECEIVED, the undersigned, ______________ ("Maker") promises to pay to the order of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Payee") with an address at 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401 or at such other place as Payee may from time to time in writing designate, in lawful money of the United States and in immediately available funds, in principal sum of _______________ Dollars ($_______).

     The principal sum shall be payable as follows: (i) on any date which Maker sells or disposes of any or all of the Pledged Shares (as defined below) pursuant to the Stock Pledge Agreement (as defined below) there shall be payable a payment equal to the Closing Date Tax Rate (as defined in that certain Agreement to Contribute Shares dated February __, 1995 by an among the Shareholders of Brackman Brothers, Inc., Progressive Bagel Concepts, Inc, and Brackman Brothers, Inc.) multiplied by the proceeds of such sale or disposition (less any brokerage sales commission) up to the amount of the entire outstanding principal hereunder as of such date; and (ii) on the Maturity Date there shall be due and payable a final payment of the entire outstanding principal hereunder. The "Maturity Date," as that term is used herein, shall mean the earlier of (i) April 15, 2001; or (ii) the date upon which the entire outstanding principal hereunder becomes due and payable by reason of the acceleration of the maturity of this Note.

     The principal of this Note may be prepaid in part or in full, without penalty, at any time prior to the Maturity Date.

     This Note is secured by, and is subject to the terms and conditions of, that certain Stock Pledge Agreement of even date herewith between Maker and Payee (the "Stock Pledge Agreement") and is secured by the pledge by Maker of ____________ shares of common stock in Boston Chicken, Inc., a Delaware corporation, as described therein (the "Pledged Shares").

     The following events shall constitute a default ("Default") hereunder:

          (i)    Failure to pay any principal hereunder when due; or

         (ii) Maker makes an assignment for the benefit of creditors, becomes insolvent or admits in writing the inability to pay its debts as they mature or generally is not paying its debts as they become due, or applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property; or

          (iii) Any bankruptcy, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation case or proceeding shall be instituted by or against Maker, unless any of the foregoing acts have been stayed, dismissed or discharged, as the case may be, within sixty (60) days after the occurrence thereof; or

          (iv) Failure to perform or observe any other covenant or agreement of Maker contained herein or any covenant or agreement in the Stock Pledge Agreement; or

          (v) Any representation or warranty of Maker made herein or in connection herewith or in the Stock Pledge Agreement shall prove to have been false or misleading in any material respect as of the date hereof; or

          (vi) The death, judgment of incompetence, dissolution, termination of existence or business failure, as the case may be, of Maker.

Upon and after the occurrence of a Default, this Note shall, without demand, notice or legal process of any kind, become immediately due and payable, and Payee may proceed to exercise any other rights and remedies against Maker, or with respect to this Note which Payee may have at law, in equity or otherwise.

     Upon and after a Default, interest shall accrue on the amount of the principal balance outstanding at an annual rate of two percent (2%) over the "Prime Rate." The "Prime Rate" shall mean that rate of interest most recently announced or published by the Bank of America, its successors or assigns, in Chicago, Illinois as its prime rate or base rate for commercial loans, which may not be the lowest interest rate charged by Bank of America. Such interest shall be calculated at a daily rate equal to 1/360th of the annual rate stated above and shall change with any change in the Prime Rate.

     Maker waives presentment for payment, notice of dishonor, protest and notice of protest. The remedies of Payee as provided herein or in the Stock Pledge Agreement or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Failure of Payee, for any period of time or on more than one occasion, to exercise Payee's option to accelerate this Note shall not constitute a waiver of the right to exercise the same at any time thereafter in the event of any subsequent Default. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse or any other right, remedy or recourse at any time. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Payee's rights or remedies hereunder and any waiver or release hereunder shall be effected only through a written document executed by Payee and then only to the extent specifically recited therein.

     Maker shall pay on demand to Payee all attorneys' fees, court costs and all other legal costs and expenses in connection with the collection or enforcement of this Note.

     From and after the occurrence of a Default, Payee is expressly authorized to apply payments made under this Note as Payee may elect against any or all amounts, or portions thereof, then due and payable hereunder or under the Stock Pledge Agreement, including, without limitation, the outstanding principal balance due under this Note, legal expenses or any combination of the foregoing.

     Time is of the essence in this Note. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, or any other gender, masculine, feminine or neuter, as the context requires.

     This Note may be assigned, endorsed or otherwise transferred by Payee and shall inure to the benefit of Payee and Payee's successors, endorsee, transferee and assigns and shall be binding upon the undersigned and its successors and assigns.

     In the event any portion of this instrument shall be considered unlawful or unenforceable, but may be made lawful or enforceable by limitation or reduction thereof, such portion shall be enforced to the extent of such limitation or reduction as is necessary to render this Note lawful or enforceable; if any such portion of this instrument may not be made lawful or enforceable by any such limitation or reduction, such portion shall be deemed stricken from this instrument, and the remaining part of this instrument shall continue in full force and effect.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, Maker has set its hand on the date first above written.


                                                ________________________________
                                                Name:___________________________

                        FORM OF STOCK PLEDGE AGREEMENT
                        ------------------------------


     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into on April 15, 1996, by ___________________ (the "Pledgor"), in favor of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Pledgor is the owner of the outstanding shares of stock of Boston Chicken, Inc., a Delaware corporation, ("BCI") set forth on Schedule A hereto (the "Pledged Shares"); and

     WHEREAS, the Pledgor has executed a certain Promissory Note of even date herewith payable to Lender (the "Note"); and

     WHEREAS, the Lender has required, as a condition to extending the loan which is evidenced by the Note, that the Pledgor (i) pledge to the Lender, and grant to the Lender a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of the Obligations (as defined herein).

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the premises and in order to induce the Lender to extend the loan evidenced by the Note, the Pledgor hereby covenants and agrees with the Lender as follows:

     SECTION 1.  PLEDGE.  The Pledgor hereby pledges to the Lender, and grants
                 ------
to the Lender a continuing first priority and perfected security interest in, the following (the "Pledged Collateral"): (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares including, without limitation, all dividends (in cash or in securities of BCI), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

     SECTION 2.  SECURITY FOR OBLIGATIONS. This Agreement secures the payment of
                 ------------------------
all of the obligations of the Pledgor to the Lender pursuant to the Note and this Agreement, whether for principal, interest, fees, expenses or otherwise (the "Obligations").

     SECTIONS 3.  DELIVERY OF PLEDGED SHARES. All certificates or instruments
                  --------------------------
representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.  The Pledgor represents and
                 ------------------------------
warrants as follows:

     (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien on the Pledged Collateral.

     (b) Upon the delivery to the Lender of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Lender.

     (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

     (d) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement.

     (e) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

     (f) The Pledged Shares constitute, as of the date hereof, all of the shares of capital stock and voting securities of BCI beneficially owned by the Pledgor.

     SECTIONS 5.  FURTHER ASSISTANCE. The Pledgor agrees that at any time and
                  ------------------
from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at the Lender's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

     SECTION 6. VOTING RIGHTS; DIVIDENDS.
                ------------------------

     (a) So long as no Default (as defined in the Note) shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided,
                                                               --------
however, that the Pledgor shall not exercise or shall refrain from exercising
- -------
any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement.

     (b) So long as no Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Pledged Shares.

     (c) Any and all dividends or other distributions paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be forthwith delivered to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (d) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a) hereof.

     (e) All dividends or other distributions received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (f) Upon the occurrence and during the continuance of a Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) hereof shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights and (ii) all cash dividends or other distributions payable in respect of the Pledged Shares shall be paid to the Lender and Pledgor's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

     SECTION 7.  TRANSFERS AND OTHER LIENS; SALES; ADDITIONAL SHARES.
                 ---------------------------------------------------

     (a) Except as provided in Section 7(b) below, the Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Lender, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit the Lender's rights or remedies hereunder, including, without limitation, the Lender's right to sell or otherwise dispose to the Pledged Collateral.

     (b) The Pledgor may sell or otherwise dispose of all or a portion of the Pledged Shares, and the Lender shall, at the request of the Pledgor, deliver the certificates representing the Pledged Shares to be sold or disposed to a broker or agent of the Pledgor, which delivery shall be for the sole purpose of such sale or disposition, only in the event that the following conditions are satisfied; (i) an amount equal to the Closing Date Tax Rate (as defined in the Note) multiplied by the proceeds (less any brokerage commissions) from the sale of such Pledged Shares, up to the amount of the Obligations, shall be paid directly to Lender, and (ii) the Pledgor has delivered to such broker or agent who shall facilitate the sale of such Pledged Shares an irrevocable direction to deliver such proceeds directly to the Lender, with the balance of such proceeds to be otherwise paid as the Pledgor directs.

     SECTION 8.  AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints
                 --------------------------------
the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     SECTION 9.  AGENT MAY PERFORM. If the Pledgor fails to perform any
                 -----------------
agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

     SECTION 10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers
                 ----------------------------------------
granted to the Lender hereunder are being granted in order to preserve and protect the Lender's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Lender in connection therewith. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 11. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Pledgor represents
                 ---------------------------------------
to the Lender that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Lender shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

     SECTION 12. REMEDIES UPON DEFAULT. If any Default shall have occurred and
                 ---------------------
be continuing, the Lender shall, in addition to all other rights given by law or by this Agreement or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of Delaware at that time and the Lender may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Lender, the Pledged Collateral or any part thereof on the books of the Lender into the name of the Lender or the Lender's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Lender, the Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the Code. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Lender or any other Lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In addition, upon the occurrence or during the continuance of a Default, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Lender as provided in and subject to the terms of Section 6(f) hereof.

     SECTION 13. EXPENSES. The Pledgor will upon demand pay to the Lender the
                 --------
amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Lender, which the Lender may incur in connection with
(i) the exercise or enforcement of any of the rights of the Lender hereunder or
(ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Lender and
                 --------------------------
security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; or (b) any exchange, surrender, release or non-perfection of any other collateral.

     SECTION 15. MISCELLANEOUS PROVISIONS.
                 ------------------------

     (a)  NOTICES. All notices, demands and other communications required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

               To Lender:                    Progressive Bagel Concepts, Inc.
                                             1526 Cole Blvd, Suite 200
                                             Golden, Colorado 80401
                                             Attention: General Counsel
                                             Telephone: (303) 278-9500
                                             Facsimile: (303) 384-5334

               To Pledgor:                   Insert Address
                                             -----------------------------------
                                             ___________________________________
                                             Telephone:_________________________
                                             Facsimile:_________________________

     (b)  HEADINGS.  The headings in this Agreement are for purposes of
          --------
reference only and shall not affect the meaning or construction of any provision of this Agreement.

     (c)  SEVERABILITY.  The Provisions of this Agreement are severable, and if
          ------------
any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     (d)  INTERPRETATION OF AGREEMENT.  Time is of the essence in each provision
          ---------------------------
of this Agreement of which time is an element. All terms not defined herein shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     (e)  CONTINUING SECURITY INTEREST.  This Agreement shall create a
          ----------------------------
continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and the cancellation of the Note, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender and its successors, transferees and assigns.

     (f)  REINSTATEMENT.  To the extent permitted by law, this Agreement shall
          -------------
continue to be effective or be reinstated if at any time any amount received by the Lender or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment if any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     (g)  SURVIVAL OF PROVISIONS.  All representations, warranties and covenants
          ----------------------
of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations secured hereby and cancellation of the Note.


     (h)  WAIVERS.  The Pledgor waives, and agrees that it shall not at any time
          -------
insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under this Agreement. The Pledgor hereby waives notice of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Pledgor's financial condition or any other fact which might materially increase the risk to the Pledgor with respect to any of the Obligations or all other demands and notices whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. The Pledgor represents, warrants and agrees that, as of the date of this Agreement, its obligations under this Agreement are not subject to any offsets or defenses of any kind against the Lender.

     (i)  AUTHORITY OF THE LENDER.  The Lender shall have and be entitled to
          -----------------------
exercise all powers hereunder which are specifically granted to the Lender by the terms hereof, together with such powers as are reasonably incident thereto. The Lender may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Lender nor any director, officer, employee, attorney or agent of the Lender shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Lender be responsible for the validity, effectiveness of sufficiency hereof or of any document or security furnished pursuant hereto. The Lender and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

     (j)  RELEASE; TERMINATION OF AGREEMENT.  Subject to the provisions of
          ---------------------------------
Sections 15(g) and 15(h) hereof, this Agreement and the security interests created hereunder shall automatically terminate upon full and final payment and performance of all the Obligations and the cancellation of the Note.

     (k)  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

     (l)  WAIVER OF DAMAGES; WAIVER OF NOTICE.  THE PLEDGOR AGREES THAT THE
          -----------------------------------
LENDER SHALL NOT HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE LENDER CONSTITUTING WILLFUL MISCONDUCT.

     IN WITNESS WHEREOF, the Pledgor and the Lender have each caused this Agreement to be duly executed and delivered as of the date first above written.


                                        _____________________________________
                                        Name:________________________________


                                        PROGRESSIVE BAGEL CONCEPTS, INC., a
                                        Delaware corporation


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                  SCHEDULE A
                                  ----------

                                PLEDGED SHARES
                                --------------


               Number of                  Share
               Pledged                    Certificate
               Shares                     Numbers
               ------                     -------

                                  EXHIBIT 6.3
                                  -----------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of the ______ day of February 1995 (this "Agreement"), by and between PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Company"), and each owner of common stock of the Company listed on Exhibit A hereto and each owner of common stock who executes, with the written agreement of the Company, a counterpart of this Agreement (each referred to herein individually as an "Investor" and collectively referred to herein as "Investors").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company has agreed to provide Investors with certain registration rights as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                   ARTICLE 1

                              CERTAIN DEFINITIONS

     1.1 "Business Day" means any day on which The New York Stock Exchange is open for trading.

     1.2  "Common Stock" means the common stock, $0.1 par value, of the Company.

     1.3 "Eligible Registration" means any of the first four occasions the Company proposes to register any shares of Common Stock in any manner which would permit registration of Eligible Shares for public sale under the Securities Act, other than any offering described in Sections 2.1(a) through (f). If the Company terminates any Eligible Registration prior to its effectiveness, that registration will not constitute an Eligible Registration.

     1.4 "Eligible Securities" means all or any portion of the Common Stock owned by the Investors and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions.

     As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be sold pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act, or (iv) a written opinion of counsel of the Company addressed to Investors to the effect that shares may be sold without registration under the Securities Act has been delivered.

     1.5 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     1.6 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) SEC or blue sky registration fees attributable to Eligible Securities; (v) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vi) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that
                                              --------
Registration Expenses with respect to any Eligible Registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

     1.7  "SEC" means the Securities and Exchange Commission.

     1.8 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

     1.9 "Selling Investor" means any Investor requesting the registration of Eligible Securities registered pursuant to Article 2 hereof.

                                   ARTICLE 2
                            INCIDENTAL REGISTRATION


     2.1  NOTICE AND REGISTRATION.  If the Company proposes to register any
          -----------------------
shares of Common Stock for public sale under the Securities Act in an Eligible Registration, it will give prompt written notice to Investors of its intention to do so, and upon the written request of each Investor delivered to the Company within ten (10) Business Days after the giving of any such notice by the Company (which request shall specify the number of Eligible Securities intended to be disposed of by the Selling Investor and the intended method of disposition thereof) the Company will use all reasonable efforts to effect, in connection with the registration of its Common Stock in such Eligible Registration, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investors, to the extent required to permit the public sale (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such Eligible Registration, the Company shall determine for any reason not to register the Common Stock, the Company may, at its election, give written notice of such determination to Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Common Stock (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 2.2);

          (b) The Company will not be required to effect any registration pursuant to this Article 2 if the Company shall have been advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of the Common Stock by the

     Company that, in such firm's opinion, a registration of shares of common Stock of the Investors pursuant to this Article 2 at that time may materially and adversely affect the Company's own scheduled offering;

          (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

          (d) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to an initial public offering of shares of Common Stock of the Company;

          (e) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the filing of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.

          (f) In no event shall the Company be required to register Eligible Securities if, in the reasonable judgment of the Company, the amount of Eligible Securities for which registration has been requested does not justify the effort and/or expense to the Company of effecting such registration.

     2.2  REGISTRATION EXPENSES.  The Company (as between the Company and the
          ---------------------
Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2.

                                   ARTICLE 3
                            REGISTRATION PROCEDURES


3.1  REGISTRATION AND QUALIFICATION.
     ------------------------------

     (a) If and whenever the Company is required to use reasonable commercial efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Article 2 hereof, the Company will as promptly as is practicable register the Eligible Securities under the Securities Act and use reasonable commercial efforts to cause the Registration Statement to become effective;

     (b) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective; and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors as set forth in the Registration Statement or the expiration of thirty (30) days after such Registration Statement has become effective; provided, however, that in the event that the Company shall notify any Selling Investor of the happening of any event which would cause the prospectus included as part of such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Investor shall thereafter sell no shares under such Registration Statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall be obligated to continue to so amend or supplement the prospectus for such period of time as the prospectus has for an aggregate of thirty (30) days not included an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (c) The Company may require the Selling Investors to furnish to the Company such information regarding the Selling Investors and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

     (d) The Company shall provide each Selling Investor a conformed copy of the Registration Statement and each material amendment to the Registration Statement. The Company shall provide to each Selling Investor an opportunity to review the Registration Statement prior to the filing of the Registration Statement with the Securities and Exchange Commission.

     (e) The Company shall provide to each Selling Investor such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Investor may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such Registration Statement.

     (f) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the Registration Statement.

     3.2  UNDERWRITING.  In the event that any registration pursuant to Article
          ------------
2 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to
Article 2 to be included in such underwriting on the same terms and conditions as shall be applicable to the Common Stock being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 4. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

                                   ARTICLE 4
                                INDEMNIFICATION

     4.1  INDEMNIFICATION.  (a) In the event of any registration of any Eligible
          ---------------
Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Investor who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of any Eligible Securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Investors expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investors or any such Person and shall survive the transfer of such securities by the Investors.

     (b) The Selling Investors, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 4) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Investors to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Investors and the expiration of this Agreement.

     (c) Indemnification similar to that specified in the preceding subdivisions of this Article 4 (with appropriate modifications) shall be given by the Company and the Selling Investors with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.


                                   ARTICLE 5
                                   BENEFITS

     5.1    BENEFITS OF REGISTRATION RIGHTS. Subject to the limitations of
            -------------------------------
Section 2.1 hereof, Investors may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

     5.2    QUALIFICATION FOR RULE 144 SALES. Upon the written request of any
            --------------------------------
Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the filing requirements described in Rule 144(c)(1).

                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1    CAPTIONS. The captions or headings in this Agreement are for
            --------
convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     6.2    SEVERABILITY. If any clause, provision or section of this Agreement
            ------------
shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     6.3    GOVERNING LAW. This Agreement shall be construed and enforced in
            -------------
accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

     6.4    MODIFICATION AND AMENDMENT. This Agreement may not be changed,
            --------------------------
modified, discharged or amended, except by an instrument signed by all of the parties hereto.

     6.5    NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter
            --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Eligible Securities in this Agreement.

     6.6    COUNTERPARTS. This Agreement may be executed in counterparts, each
            ------------
of which shall be an original, but all of which together shall constitute one and the same instrument.

     6.7    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement
            ----------------
and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

     6.8    NOTICES. All notices, requests, demands, consents and other
            -------
communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day is sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Investors shall be made to the address listed on the stock transfer records of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                             THE COMPANY:
                                             PROGRESSIVE BAGEL CONCEPTS,
                                             INC., a Delaware corporation


                                             By:________________________________
                                               Name:____________________________
                                               Title:___________________________


                                             INVESTORS:

                                             ___________________________________
                                             DANIEL V. COLANGELO

                                             ___________________________________
                                             JAMES W. LARGAY

                                             ___________________________________
                                             STEPHEN A. NORMAN

                                             ___________________________________
                                             VITO J. COLANGELO

                                             ___________________________________
                                             JULIUS A. FRANKEL

                                             ___________________________________
                                             PAUL AIKEN

                                             OTHER INVESTORS MAY EXECUTE
                                             COUNTERPART SIGNATURE PAGES

                                   EXHIBIT A
                                   ---------

                                  EXHIBIT 6.4
                                  -----------

                             EMPLOYMENT AGREEMENTS
                             ---------------------

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this _____ day of February, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Daniel V. Colangelo (hereinafter referred to as "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

     WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     EMPLOYMENT. The Company hereby employs Employee to perform the
            ----------
duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of President - Rocky Mountain Division of Company, which shall at all times be deemed to be an executive office of the Company.

     2.     OFFICES WITH COMPANY. Employee shall be a "Founding Director" of the
            --------------------
Company as defined in that certain Agreement to Contribute Shares by and among the Company and the Shareholders of Brackman Brothers, Inc. dated as of February ___, 1995 (the "Contribution Agreement").

     3.     TERM OF EMPLOYMENT. Subject to the provisions for termination set
            ------------------
forth herein, the term of employment under this Agreement shall commence on February _____, 1995 and shall extend for a period of three (3) years (the "Term").

     4.     DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate
            ------------------
with his position and experience as shall be assigned to him from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties.

     5.     COMPENSATION. The Company shall compensate Employee for all services
            ------------
rendered by him hereunder as follows:

            (a) salary at a yearly rate of $125,000, payable by the Company in twenty six (26) equal installments after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes (subject to any increases as determined by the Board of Directors from time to time in its sole discretion); and

            (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, a current form of which is attached hereto as Exhibit A (the "Plan") or any other stock option plan hereinafter adopted by the Company; and

            (c) as an inducement for Employee to execute this Agreement, Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, as determined in accordance with the terms of the Plan, of $150,000, which options are to be granted on the date hereof; provided, however, the options granted pursuant to this Section 5(c) shall constitute Employee's option grant for 1995 under the Plan; provided further, that if the formula under the Plan provides for options in excess of those granted to Employee under Section 5(c) for 1995, Employee shall receive such additional options at the same time that options are granted under the Plan generally to employees for 1995.

     6.     BENEFITS AND VACATIONS. In addition to the compensation payable to
            ----------------------
Employee pursuant to Section 5 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also receive a relocation expense reimbursement in an amount approved by the Board of Directors.

     7.     CONFIDENTIALITY. Employee agrees to execute and deliver such
            ---------------
confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

     8.     CONFLICT OF INTEREST. Employee shall take no action, or engage in
            --------------------
any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

     9.     TERMINATION.
            -----------

            (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

            (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under the following circumstances:

                  (1)    if Employee is permanently disabled (as defined below);
            or
                  (2) for cause, which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion;
            (iii) Employee's failure to submit to a medical examination at the Company's expense within ten (10) business days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement.

            (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

                  (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating, that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

                  (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

            (d) Employee shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to the Company, within thirty (30) days after the date Employee shall first have a right to exercise a "put option" pursuant to Section 2.3(a)(ii) of the Contribution Agreement.

            (e) If Employee is terminated by the Company for cause, as that term is defined in Section 9(b)(2), or if Employee voluntarily terminates his employment, the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination, except that any unexercised stock options of Employee that are vested on the date of termination shall continue to be exercisable in accordance with the terms of the Plan until one year after the effective date of such termination. All stock options that are not vested on the date of such termination shall terminate and be of no further force and effect.

            (f) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 5 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in
     Section 5, and (ii) the cash compensation provided for in Section 5 for the remaining balance of the Term), and all employee stock options granted to Employee prior to the effective date of such termination shall vest immediately; provided that if Employee wishes to exercise such stock options, he must do so within the first to occur of (x) three (3) years after the effective date of such termination or (y) the expiration date of the option. Notwithstanding the foregoing, after the effective date of his termination Employee shall not be eligible to receive any further employee stock options.

          (g) Upon any termination of this Agreement or the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which he may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

          (h) If Employee voluntarily terminates his Employment after the six month anniversary of the date hereof, the Company shall not have any cause of action against Employee for a breach of this Agreement due solely to such voluntary termination; provided, however, that nothing contained in the previous sentence shall cancel, terminate or otherwise extinguish any cause of action of the Company against Employee arising out of or based on any other breach of this Agreement by Employee.

     10.  COVENANT RESTRICTING SOLICITATION.  During the term hereof and for a
          ---------------------------------
period of two (2) years after Employee's employment with the Company shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who was an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

     11.  COVENANT RESTRICTING COMPETITION.  During the term hereof and for a
          --------------------------------
period of two (2) years after his employment with the Company shall expire or terminate for any reason whatsoever, Employee shall not, either directly or indirectly, on his own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the sale of bagels and/or bagel-related products (a "Competitive Business"); provided, however, Employee may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed (three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under
Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.

     12.  REMEDIES.  Employee agrees that the period of time provided for in
          --------
Sections 10 and 11 above is the minimum period of time necessary, and that other provisions and restrictions set forth above and in other portions hereof are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the Company. Employee agrees that the services to be performed by him for the Company are special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 10 and 11 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event he shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and he hereby consents thereto) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

     13.  EMPLOYEE REPRESENTATIONS.  Employee represents and warrants to the
          ------------------------
Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

     14.  WAIVER.  Failure by either party to insist upon strict compliance with
          ------
any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     15.  SEVERABILITY.  Each section, paragraph, term and provision of this
          ------------
Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     16.  BENEFIT.  This Agreement shall inure to the benefit of and be binding
          -------
upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to him, and are not subject to voluntary or involuntary alienation, assignment or transfer by him.

     17.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement
          ----------------
between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     18.  NOTICES.  All notices, requests, demands, and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted:

     to the Company:               Progressive Bagel Concepts, Inc.
                                   1526 Cole Blvd., Suite 200
                                   Golden, CO 80401
                                   Attention: Kyle T. Craig
                                   Facsimile: (303) 202-3360

     with a copy to:               Rudnick & Wolfe
                                   203 North LaSalle, Suite 1800
                                   Chicago, IL 60601
                                   Attention: Michael G. Brennan
                                   Facsimile: (312) 984-2299

     to Employee:                  Daniel V. Colangelo
                                   495 Upper Evergreen
                                   Summit Park, Utah 84060

     with a copy to:               Parsons Behle & Latimer
                                   201 South Main Street, Suite 1800
                                   P.O. Box 45898
                                   Salt Lake City, Utah 84145-0898
                                   Attention: William D. Holyoak

     19.  GOVERNING LAW. This Agreement and the rights and obligations of the
          -------------
parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     20.  CONFLICT WITH PLAN. The parties acknowledge that to the extent any
          ------------------
provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


EMPLOYEE                                    PROGRESSIVE BAGEL CONCEPTS, INC.,
                                            a Delaware corporation



_________________________________           By:_________________________________
Daniel V. Colangelo                           Its:______________________________

                                   EXHIBIT A

                        PROGRESSIVE BAGEL CONCEPTS, INC.

                        1995 EMPLOYEE STOCK OPTION PLAN
                        -------------------------------


     1.   STATEMENT OF PURPOSE. The purpose of this 1995 Employee Stock Option
          --------------------
Plan (the "Plan") is to benefit Progressive Bagel Concepts, Inc. (the "Company") by offering certain present and future employees, officers, and consultants of the Company and its subsidiaries, if any, a favorable opportunity to become holders of the $.01 par value common stock of the Company ("Common Stock") over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

     2.   ADMINISTRATION. The plan shall be administered by a committee which
          --------------
shall consist of at least two members of the Board of Directors of the Company, whose interpretation of the terms and provisions of the Plan shall be final and conclusive.

     3.   ELIGIBILITY. Options may be granted to employees of the Company and
          -----------
its subsidiaries, if any, who are employed on a full time basis, and to officers and consultants of the Company.

     4.   GRANTING OF OPTIONS. Options shall be granted annually to non-store
          -------------------
employees of the Company (and such subsidiaries of the Company as are designated by the Committee) with a base salary of $40,000 or more as follows: such number of options as shall equal (x) the product of (1) the employee's base salary multiplied times (2) the employee's base salary divided by $80,000, (y) divided by the exercise price. Options shall be granted annually to officers of the Company (and such subsidiaries of the Company as are designated by the Committee) as follows: such number of options as shall equal their base salary multiplied by one and a half and divided by the exercise price. In addition, the Company may grant additional or separate options in such amounts as the Committee shall determine to employees, officers, or consultants of the Company and its subsidiaries.

     The Committee may grant options under which a total of not in excess of 15,000 shares of the Common Stock may be purchased from the Company, subject to adjustment as provided in Section 11. No option shall be granted under the Plan subsequent to February 1, 2005. Options granted under the Plan are intended not be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company, or interfere in any way with the right of the Company to terminate his or her employment at any time.

     5.   OPTION PRICE. The options shall be granted at an exercise price,
          ------------
subject to the provisions of Section 11 hereof, equal to the fair market value at the time the option is granted, of the shares of Common Stock subject to the option.

     6.   DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the
          -----------------------------------------------
provisions of Section 9 hereof, each option shall be for a term of ten years. Each option shall become exercisable with respect to 10% of the total number of shares subject to the option at the end of the first year after the date of grant, an additional 20% at the end of the second year after the date of grant, an additional 30% at the end of third year after the date of grant and the balance at the end of the fourth year after the date of grant (the "Vesting Schedule"). Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purpose of the Plan including, without limitation, a requirement that the optionee grant to the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value on the date of grant. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

     7.   RIGHT OF COMPANY TO REPURCHASE SHARES ISSUED AS A RESULT OF
          -----------------------------------------------------------
ACCELERATED, EXERCISED OPTIONS.  Notwithstanding any other provision in the Plan
- ------------------------------
to the contrary:

          (a) in the event that (i) the Committee, in its sole discretion, determines that all or some portion of the vesting of an option granted pursuant to the Plan shall be accelerated so that all or some portion of such option may be exercised prior to the date on which it would have been exercised pursuant to the Vesting Schedule described in Section 6 hereof, and (ii) such option is exercised for some or all of the shares of Common Stock subject to such option, then that portion of shares under such option (the "Excess Shares") equal to the total number of shares under such option less the number of shares which would have been issued if the option had been exercised pursuant to the Vesting Schedule may not, except as provided in paragraph (b) of this Section 7, be sold or otherwise transferred to any third party until such date as the option for any portion of the Excess Shares would have been exercisable if the option had been exercised pursuant to the Vesting Schedule; and

          (b) in the event the employment of the optionee (or former optionee) with the Company is terminated for any reason other than death, permanent disability or retirement, the Company shall have the right to purchase from the optionee, at the option price paid by him, the Excess Shares acquired upon the exercise of an option granted under the Plan; provided, however, that the Company shall not make any such purchase if such purchase would give rise to short-swing profit liability as described in Section 16 of the Securities Exchange Act of 1934 when matched with a bona fide market transaction. If not sooner exercised, the Company's right to repurchase shall expire with respect to any portion of the Excess Shares on the date that the option for any such portion of the Excess Shares would have become exercisable pursuant to the Vesting Schedule.

     8.   EXERCISE OF OPTION. As a condition to the exercise of any option, the
          ------------------
fair market value of the Common Stock on the date of exercise must equal or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Chief Financial Officer, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in a form specified by the Committee and payable to the Company no later than 15 business days after the date exercise of the option, or, if so approved by the Committee, by shares of the Common Stock of the Company or by a combination of these methods of payment. For this purpose, the per share value of Common Stock of the Company shall be the fair market value on the date of exercise. The Committee may in its discretion permit an optionee to deliver a promissory note in a form specified by the Committee and payable to the Company no later than the fifteenth day of April in the year following the year of exercise of any option in payment of any withholding tax requirements of the Company with respect to such exercise.

     At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee.


     9.   TERMINATION OF RELATIONSHIP - EXERCISE THEREAFTER.  In the event the
          -------------------------------------------------
relationship between the Company and an officer or employee who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for a reasonable period after such termination. Temporary absence from employment because of illness, vacation, and approved leaves of absence shall not be considered to terminate employment or to interrupt continuous employment.

     In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised to the extent that any portion thereof would be exercisable on the date of such death or permanent disability pursuant to the Vesting Schedule described in Section 6 hereof, by the optionee or, if he or she is not living, by his or her heirs, legatees, or legal representative, as the case may be, at any time during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment because of retirement, the option may be exercised by the optionee (or, if he or she dies after such termination, by his or her heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to one year after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

     10.  NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the optionee,
          ------------------------------
options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     11.  ADJUSTMENT.  The number of shares subject to the Plan and to options
          ----------
granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     12.  AMENDMENT OF PLAN.  The Committee may amend or discontinue the Plan
          -----------------
at any time; provided, however, that no amendment or discontinuance shall change
             --------- --------
or impair any options previously granted without the consent of the optionee.

     15.  HOLDING PERIOD.  Anything contained in the Plan to the contrary
          --------------
notwithstanding, any disposition of an option otherwise permitted by the terms of the Plan, or of the Common Stock acquired upon exercise of an option, shall be subject to compliance with the requirements of paragraph (c)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, applicable to such disposition, and any date, period or procedure specified or referred to in the Plan with respect to any such disposition shall be adjusted, if necessary, so as to give effect to this Section 13.

     14.  EMPLOYMENT AND CONSULTING AGREEMENTS. Anything contained in the Plan
          ------------------------------------
to the contrary notwithstanding, in the event that an employment agreement or consulting agreement entered into by the Company or a subsidiary of the Company provides that options shall be granted under the Plan to an employee or consultant on terms and conditions that differ from the terms and conditions set forth herein, the terms and conditions set forth in such employment or consulting agreement shall control.

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made this _____ day of February, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Stephen A. Norman (hereinafter referred to as "Employee").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

     WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT. The Company hereby employs Employee to perform the duties
          ----------
described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Vice President - Rocky Mountain Division of Company, which shall at all times be deemed to be an executive office of the Company.

     2.   INTENTIONALLY OMITTED.
          ---------------------

     3.   TERM OF EMPLOYMENT. Subject to the provisions for termination set
          ------------------
forth herein, the term of employment under this Agreement shall commence on February _____, 1995 and shall extend for a period of three (3) years (the "Term").

     4.   DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate
          ------------------
with his position and experience as shall be assigned to him from time to time by the Company. Employee shall perform such duties in a diligent matter, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties.

     5.   COMPENSATION. The Company shall compensate Employee for all services
          ------------
rendered by him hereunder as follows:

          (a) salary at a yearly rate of $125,000, payable by the Company in twenty six (26) equal installments after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes (subject to any increases as determined by the Board of Directors from time to time in its sole discretion); and

          (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, a current form of which is attached hereto as Exhibit A (the "Plan") or any other stock option plan hereinafter adopted by the Company; and

          (c) as an inducement for Employee to execute this Agreement, Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, as determined in accordance with the terms of the Plan, of $150,000, which options are to be granted on the date hereof; provided, however, the options granted pursuant to this Section 5(c) shall constitute Employee's option grant for 1995 under the Plan; provided further, that if the formula under the Plan provides for options in excess of those granted to Employee under Section 5(c) for 1995, Employee shall receive such additional options at the same time that options are granted under the Plan generally to employees for 1995.

     6.   BENEFITS AND VACATIONS. In addition to the compensation payable to
          ----------------------
Employee pursuant to Section 5 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also receive a relocation expense reimbursement in an amount approved by the Board of Directors.

     7.   CONFIDENTIALITY. Employee agrees to execute and deliver such
          ---------------
confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

     8.   CONFLICT OF INTEREST. Employee shall take no action, or engage in any
          --------------------
transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

     9.   TERMINATION.
          -----------

          (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

          (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under the following circumstances:

               (1)  if Employee is permanently disabled (as defined below); or

               (2) for cause, which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to a medical examination at the Company's expense within ten (10) business days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement.

     (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

          (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating, that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

          (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

     (d) Employee shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to the Company, within thirty (30) days after the date Employee shall first have a right to exercise a "put option" pursuant to Section 2.3(a)(ii) of the Contribution Agreement.

     (e) If Employee is terminated by the Company for cause, as that term is defined in Section 9(b)(2), or if Employee voluntarily terminates his employment, the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination, except that any unexercised stock options of Employee that are vested on the date of termination shall continue to be exercisable in accordance with the terms of the Plan until one year after the effective date of such termination. All stock options that are not vested on the date of such termination shall terminate and be of no further force and effect.

     (f) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 5 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in Section 5, and (ii) the cash compensation provided for in Section 5 for the remaining balance of the Term), and all employee stock options granted to Employee prior to the effective date of such termination shall vest immediately; provided that if Employee wishes to exercise such stock options, he must do so within the first to occur of (x) three (3) years after the effective date of such termination or (y) the expiration date of the option. Notwithstanding the foregoing, after the effective date of his termination Employee shall not be eligible to receive any further employee stock options.

     (g) Upon any termination of this Agreement or the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which he may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

            (h) If Employee voluntarily terminates his Employment after the six month anniversary of the date hereof, the Company shall not have any cause of action against Employee for a breach of this Agreement due solely to such voluntary termination; provided, however, that nothing contained in the previous sentence shall cancel, terminate or otherwise extinguish any cause of action of the Company against Employee arising out of or based on any other breach of this Agreement by Employee.

     10.    COVENANT RESTRICTING SOLICITATION. During the term hereof and for a
            ---------------------------------
period of two (2) years after Employee's employment with the Company shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who was an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

     11.    COVENANT RESTRICTING COMPETITION. During the term hereof and for a
            --------------------------------
period of two (2) years after his employment with the Company shall expire or terminate for any reason whatsoever, Employee shall not, either directly or indirectly, on his own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the sale of bagels and/or bagel-related products (a "Competitive Business"); provided, however, Employee may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed (three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.

     12.    REMEDIES. Employee agrees that the period of time provided for in
            --------
Sections 10 and 11 above is the minimum period of time necessary, and that other provisions and restrictions set forth above and in other portions hereof are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the Company. Employee agrees that the services to be performed by him for the Company are special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 10 and 11 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event he shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and he hereby consents thereto) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

     13.    EMPLOYEE REPRESENTATIONS. Employee represents and warrants to the
            ------------------------
Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

     14.    WAIVER. Failure by either party to insist upon strict compliance
            ------
with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     15.    SEVERABILITY. Each section, paragraph, term and provision of this
            ------------
Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     16.    BENEFIT. This Agreement shall inure to the benefit of and be binding
            -------
upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to him, and are not subject to voluntary or involuntary alienation, assignment or transfer by him.

     17.    ENTIRE AGREEMENT. This Agreement contains the entire agreement
            ----------------
between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     18.    NOTICES. All notices, requests, demands, and other communications
            -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted:

     to the Company:               Progressive Bagel Concepts, Inc.
                                   1526 Cole Blvd., Suite 200
                                   Golden, CO 80401
                                   Attention: Kyle T. Craig
                                   Facsimile: (303) 202-3360

     with a copy to:               Rudnick & Wolfe
                                   203 North LaSalle, Suite 1800
                                   Chicago, IL 60601
                                   Attention: Michael G. Brennan
                                   Facsimile: (312) 984-2299

     to Employee:                  Stephen A. Norman
                                   1369 East Laird Avenue
                                   Salt Lake City, Utah 84105

     with a copy to:               Parsons Behle & Latimer
                                   201 South Main Street, Suite 1800
                                   P.O. Box 45898
                                   Salt Lake City, Utah 84145-0898
                                   Attention: William D. Holyoak

     19.    GOVERNING LAW. This Agreement and the rights and obligations of the
            -------------
parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     20.    CONFLICT WITH PLAN. The parties acknowledge that to the extent any
            ------------------
provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


EMPLOYEE                                          PROGRESSIVE BAGEL CONCEPTS,
                                                  INC., a Delaware corporation


________________________________                  By:___________________________
Stephen A. Norman                                   Its:________________________

                                   EXHIBIT A

                       PROGRESSIVE BAGEL CONCEPTS, INC.

                        1995 EMPLOYEE STOCK OPTION PLAN
                        -------------------------------

     1.     STATEMENT OF PURPOSE. The purpose of this 1995 Employee Stock Option
            --------------------
Plan ("the Plan") is to benefit Progressive Bagel Concepts, Inc. (the "Company") by offering certain present and future employees, officers, and consultants of the Company and its subsidiaries, if any, a favorable opportunity to become holders of the $.01 par value common stock of the Company ("Common Stock") over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

     2.     ADMINISTRATION. The Plan shall be administered by a committee which
            --------------
shall consist of at least two members of the Board of Directors of the Company, whose interpretation of the terms and provisions of the Plan shall be final and conclusive.

     3.     ELIGIBILITY. Options may be granted to employees of the Company and
            -----------
its subsidiaries, if any, who are employed on a full time basis, and to officers and consultants of the Company.

     4.     GRANTING OF OPTIONS. Options shall be granted annually to non-store
            -------------------
employees of the Company (and such subsidiaries of the Company as are designated by the Committee) with a base salary of $40,000 or more as follows: such number of options as shall be equal (x) the product of (1) the employee's base salary multiplied times (2) the employee's base salary divided by $80,000, (y) divided by the exercise price. Options shall be granted annually to officers of the Company (and such subsidiaries of the Company as are designated by the Committee) as follows: such number of options as shall equal their base salary multiplied by one and a half and divided by the exercise price. In addition, the Company may grant additional or separate options in such amounts as the Committee shall determine to employees, officers, or consultants of the Company and its subsidiaries.

     The Committee may grant options under which a total of not in excess of 15,000 shares of the Common Stock may be purchased from the Company, subject to adjustment as provided in Section 11. No option shall be granted under the Plan subsequent to February 1, 2005. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company, or interfere in any way with the right of the Company or terminate his or her employment at any time.

     5.     OPTION PRICE. The options shall be granted at an exercise price,
            ------------
subject to the provisions of Section 11 hereof, equal to the fair market value at the time the option is granted, of the shares of Common Stock subject to the option.

     6.     DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the
            -----------------------------------------------
provisions of Section 9 hereof, each option shall be for a term of ten years. Each option shall become exercisable with respect to 10% of the total number of shares subject to the option at the end of the first year after the date of the grant, an additional 20% at the end of the second year after the date of grant, an additional 30% at the end of the third year after the date of grant and the balance at the end of the fourth year after the date of grant (the "Vesting Schedule"). Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purpose of the Plan including, without limitation, a requirement that the optionee grant to the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value on the date of grant. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

     7.     RIGHT OF COMPANY TO REPURCHASE SHARES ISSUED AS A RESULT OF
            -----------------------------------------------------------
ACCELERATED, EXERCISED OPTIONS. Notwithstanding any other provision in the Plan
- ------------------------------
to the contrary:

            (a) in the event that (i) the Committee, in its sole discretion, determines that all or some portion of the vesting of an option granted pursuant to the Plan shall be accelerated so that all or some portion of such option may be exercised prior to the date on which it would have been exercised pursuant to the Vesting Schedule described in Section 6 hereof, and (ii) such option is exercised for some or all of the shares of Common Stock subject to such option, then that portion of shares under such option (the "Excess Shares") equal to the total number of shares under such option less the number of shares which would have been issued if the option had been exercised pursuant to the Vesting Schedule may not, except as provided in paragraph (b) of this Section 7, be sold or otherwise transferred to any third party until such date as the option for any portion of the Excess Shares would have been exercisable if the option had been exercised pursuant to the Vesting Schedule; and

            (b) in the event the employment of the optionee (or former optionee) with the Company is terminated for any reason other than death, permanent disability or retirement, the Company shall have the right to purchase from the optionee, at the option price paid by him, the Excess Shares acquired upon the exercise of an option granted under the Plan; provided, however, that the Company shall not make any such purchase if such purchase would give rise to short-swing profit liability as described in Section 16 of the Securities Exchange Act of 1934 when matched with a bona fide market transaction. If not sooner exercised, the Company's right to repurchase shall expire with respect to any portion of the Excess Shares on the date that the option for any such portion of the Excess Shares would have become exercisable pursuant to the Vesting Schedule.

     8.     EXERCISE OF OPTION. As a condition to the exercise of any option,
            ------------------
the fair market value of the Common Stock on the date of exercise must equal or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Chief Financial Officer, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in a form specified by the Committee and payable to the Company no later than 15 business days after the date of exercise of the option, or, if so approved by the Committee, by shares of the Common Stock of the Company or by a combination of these methods of payment. For this purpose, the per share value of Common Stock of the Company shall be the fair market value on the date of exercise. The Committee may in its discretion permit an optionee to deliver a promissory note in a form specified by the Committee and payable to the Company no later than the fifteenth day of April in the year following the year of exercise of any option in payment of any withholding tax requirements of the Company with respect to such exercise.

     At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee.

     9.     TERMINATION OF RELATIONSHIP - EXERCISE THEREAFTER. In the event the
            -------------------------------------------------
relationship between the Company and an officer or employee who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for a reasonable period after such termination. Temporary absence from employment because of illness, vacation, and approved leaves of absence shall not be considered to terminate employment or to interrupt continuous employment.

     In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised to the extent that any portion thereof would be exercisable on the date of such death or permanent disability pursuant to the Vesting Schedule described in Section 6 hereof, by the optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, at any time during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment because of retirement, the option may be exercised by the optionee (or, if he or she dies after such termination, by his or her heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to one year after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

     10.    NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the optionee,
            ------------------------------
options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     11.    ADJUSTMENT. The number of shares subject to the Plan and to options
            ----------
granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     12.    AMENDMENT OF PLAN. The Committee may amend or discontinue the Plan
            -----------------
at any time; provided, however, that no amendment or discontinuance shall change or impair any options previously granted without the consent of the optionee.

     13.    HOLDING PERIOD. Anything contained in the Plan to the contrary
            --------------
notwithstanding, any disposition of an option otherwise permitted by the terms of the Plan, or of the Common Stock acquired upon exercise of an option, shall be subject to compliance with the requirements of paragraph (c)(1) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, applicable to such disposition, and any date, period or procedure specified or referred to in the Plan with respect to any such disposition shall be adjusted, if necessary, so as to give effect to this Section 13.

     14.    EMPLOYMENT AND CONSULTING AGREEMENTS. Anything contained in the Plan
            ------------------------------------
to the contrary notwithstanding, in the event that an employment agreement or consulting agreement entered into by the Company or a subsidiary of the Company provides that options shall be granted under the Plan to an employee or consultant on terms and conditions that differ from the terms and conditions set forth herein, the terms and conditions set forth in such employment or consulting agreement shall control.

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this _____ day of February, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and James W. Largay (hereinafter referred to as "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

     WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     EMPLOYMENT. The Company hereby employs Employee to perform the
            ----------
duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Director of Operations - Rocky Mountain Division of Company.

     2.     INTENTIONALLY OMITTED.
            ---------------------

     3.     TERM OF EMPLOYMENT. Subject to the provisions for termination set
            ------------------
forth herein, the term of employment under this Agreement shall commence on February _____, 1995 and shall extend for a period of three (3) years (the "Term").

     4.     DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate
            ------------------
with his position and experience as shall be assigned to him from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties.

     5.     COMPENSATION. The Company shall compensate Employee for all services
            ------------
rendered by him hereunder as follows:

            (a) salary at a yearly rate of $80,000, payable by the Company in twenty six (26) equal installments after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes (subject to any increases as determined by the Board of Directors from time to time in its sole discretion); and

            (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, a current form of which is attached hereto as Exhibit A (the "Plan") or any other stock option plan hereinafter adopted by the Company; and

            (c) as an inducement for Employee to execute this Agreement, Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, as determined in accordance with the terms of the Plan, of $100,000, which options are to be granted on the date hereof; provided, however, the options granted pursuant to this Section 5(c) shall constitute Employee's option grant for 1995 under the Plan; provided further, that if the formula under the Plan provides for options in excess of those granted to Employee under Section 5(c) for 1995, Employee shall receive such additional options at the same time that options are granted under the Plan generally to employees for 1995.

     6.     BENEFITS AND VACATIONS. In addition to the compensation payable to
            ----------------------
Employee pursuant to Section 5 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also receive a relocation expense reimbursement in an amount approved by the Board of Directors.

     7.     CONFIDENTIALITY. Employee agrees to execute and deliver such
            ---------------
confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

     8.     CONFLICT OF INTEREST. Employee shall take no action, or engage in
            --------------------
any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

     9.     TERMINATION.
            -----------

            (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

            (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under the following circumstances:

                  (1)    if Employee is permanently disabled (as defined below);
            or
                  (2) for cause, which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion;
            (iii) Employee's failure to submit to a medical examination at the Company's expense within ten (10) business days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement.

                  (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

                  (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating, that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

                  (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

            (d) Employee shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to the Company, within thirty (30) days after the date Employee shall first have a right to exercise a "put option" pursuant to Section 2.3(a)(ii) of the Contribution Agreement.

            (e) If Employee is terminated by the Company for cause, as that term is defined in Section 9(b)(2), or if Employee voluntarily terminates his employment, the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination, except that any unexercised stock options of Employee that are vested on the date of termination shall continue to be exercisable in accordance with the terms of the Plan until one year after the effective date of such termination. All stock options that are not vested on the date of such termination shall terminate and be of no further force and effect.

            (f) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 5 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in
     Section 5, and (ii) the cash compensation provided for in Section 5 for the remaining balance of the Term), and all employee stock options granted to Employee prior to the effective date of such termination shall vest immediately; provided that if Employee wishes to exercise such stock options, he must do so within the first to occur of (x) three (3) years after the effective date of such termination or (y) the expiration date of the option. Notwithstanding the foregoing, after the effective date of his termination Employee shall not be eligible to receive any further employee stock options.

            (g) Upon any termination of this Agreement or the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which he may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

            (h) If Employee voluntarily terminates his Employment after the six month anniversary of the date hereof, the Company shall not have any cause of action against Employee for a breach of this Agreement due solely to such voluntary termination; provided, however, that nothing contained in the previous sentence shall cancel, terminate or otherwise extinguish any cause of action of the Company against Employee arising out of or based on any other breach of this Agreement by Employee.

     10.    COVENANT RESTRICTING SOLICITATION. During the term hereof and for a
            ---------------------------------
period of two (2) years after Employee's employment with the Company shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who was an employee of the Company on the date of the Employee's date of termination or any person who was an employee during the six-month period prior to such date.

     11.    COVENANT RESTRICTING COMPETITION. During the term hereof and for a
            --------------------------------
period of two (2) years after his employment with the Company shall expire or terminate for any reason whatsoever, Employee shall not, either directly or indirectly, on his own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or

                                   EXHIBIT A

                      PROGRESSIVE  BAGEL CONCEPTS, INC.

                        1995 EMPLOYEE STOCK OPTION PLAN
                        -------------------------------

     1.     STATEMENT OF PURPOSE. The purpose of this 1995 Employee Stock
            --------------------
Option Plan ("the Plan") is to benefit Progressive Bagel Concepts, Inc. (the "Company") by offering certain present and future employees, officers, and consultants of the Company and its subsidiaries, if any, a favorable opportunity to become holders of the $.01 par value common stock of the Company ("Common Stock")over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

     2.     ADMINISTRATION. The Plan shall be administered by a committee which
            --------------
shall consist of at least two members of the Board of Directors of the Company, whose interpretation of the terms and provisions of the Plan shall be final and conclusive.

     3.     ELIGIBILITY. Options may be granted to employees of the Company and
            -----------
its subsidiaries, if any, who are employed on a full time basis, and to officers and consultants of the Company.

     4.     GRANTING OF OPTIONS. Options shall be granted annually to non-store
            -------------------
employees of the Company (and such subsidiaries of the Company as are designated by the Committee) with a base salary of $40,000 or more as follows: such number of options as shall equal (x) the product of (1) the employee's base salary multiplied times (2) the employee's base salary divided by $80,000, (y) divided by the exercise price. Options shall be granted annually to officers of the Company (and such subsidiaries of the Company as are designated by the Committee) as follows: such number of options as shall equal their base salary multiplied by one and a half and divided by the exercise price. In addition, the Company may grant additional or separate options in such amounts as the Committee shall determine to employees, officers, or consultants of the Company and its subsidiaries.

     The Committee may grant options under which a total of not in excess of 15,000 shares of the Common Stock may be purchased from the Company, subject to adjustment as provided in Section 11. No option shall be granted under the Plan subsequent to February 1, 2005. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any rights to be continued in the employment of the Company, or interfere in any way with the right of the Company to terminate his or her employment at any time.

     5.     OPTION PRICE. The options shall be granted at an exercise price,
            ------------
subject to the provisions of Section 11 hereof, equal to the fair market value at the time the option is granted, of the shares of Common Stock subject to the option.

     6.     DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the
            -----------------------------------------------
provisions of Section 9 hereof, each option shall be for a term of ten years. Each option shall become exercisable with respect to 10% of the total number of shares subject to the option at the end of the first year after the date of grant, an additional 20% at the end of the second year after the date of grant, an additional 30% at the end of the third year after the date of grant and the balance at the end of the fourth year after the date of grant (the "Vesting Schedule"). Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purpose of the Plan including, without limitation, a requirement that the optionee grant to the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value on the date of grant. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

     7.     RIGHT OF COMPANY TO REPURCHASE SHARES ISSUED AS A RESULT OF
            -----------------------------------------------------------
ACCELERATED, EXERCISED OPTIONS. Notwithstanding any other provision in the Plan
- ------------------------------
to the contrary:

            (a) in the event that (i) the Committee, in its sole discretion, determines that all or some portion of the vesting of an option granted pursuant to the Plan shall be accelerated so that all or some portion of such option may be exercised prior to the date on which it would have been exercised pursuant to the Vesting Schedule described in Section 6 hereof, and (ii) such option is exercised for some or all of the shares of Common Stock subject to such option, then that portion of shares under such option (the "Excess Shares") equal to the total number of shares under such option less the number of shares which would have been issued if the option had been exercised pursuant to the Vesting Schedule may not, except as provided in paragraph (b) of this Section 7, be sold or otherwise transferred to any third party until such date as the option for any portion of the Excess Shares would have been exercisable if the option had been exercised pursuant to the Vesting Schedule; and

            (b) in the event the employment of the optionee (or former optionee) with the Company is terminated for any reason other than death, permanent disability or retirement, the Company shall have the right to purchase from the optionee, at the option price paid by him, the Excess Shares acquired upon the exercise of an option granted under the Plan; provided, however, that the Company shall not make any such purchase if such purchase would give rise to short-swing profit liability as described in Section 16 of the Securities Exchange Act of 1934 when matched with a bona fide market transaction. If not sooner exercised, the Company's right to repurchase shall expire with respect to any portion of the Excess Shares on the date that the option for any such portion of the Excess Shares would have become exercisable pursuant to the Vesting Schedule.

     8.     EXERCISE OF OPTION. As a condition to the exercise of any option,
            ------------------
the fair market value of the Common Stock on the date of exercise must equal or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Chief Financial Officer, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in a form specified by the Committee and payable to the Company no later than 15 business days after the date of exercise of the option, or, if so approved by the Committee, by shares of the Common Stock of the Company or by a combination of these methods of payment. For this purpose, the per share value of Common Stock of the Company shall be the fair market value on the date of exercise. The Committee may in its discretion permit an optionee to deliver a promissory note in a form specified by the Committee and payable to the Company no later than the fifteenth day of April in the year following the year of exercise of any option in payment of any withholding tax requirements of the Company with respect to such exercise.

     At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee.

     9.     TERMINATION OF RELATIONSHIP - EXERCISE THEREAFTER. In the event the
            ---------------------------
relationship between the Company and an officer or employee who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for a reasonable period after such termination. Temporary absence from employment because of illness, vacation, and approved leaves of absence shall not be considered to terminate employment or to interrupt continuous employment.

     In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised to the extent that any portion thereof would be exercisable on the date of such death or permanent disability pursuant to the Vesting Schedule described in Section 6 hereof, by the optionee or, if he or she is not living by his or her heirs, legatees, or legal representative, as the case may be, at any time during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment because of retirement, the option may be exercised by the optionee (or, if he or she dies after such termination, by his or her heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to one year after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

     10.  NON-TRANSFERABILITY OF OPTIONS.  During the lifetime of the optionee,
          ------------------------------
options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     11.  ADJUSTMENT.  The number of shares subject to the Plan and to options
          ----------
granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     12.  AMENDMENT OF PLAN.  The Committee may amend or discontinue the Plan at
          -----------------
any time; provided, however, that no amendment or discontinuance shall change or
          --------  -------
impair any options previously granted without the consent of the optionee.


     13.  HOLDING PERIOD.  Anything contained in the Plan to the contrary
          --------------
notwithstanding, any disposition of an option otherwise permitted by the terms of the Plan, or of the Common Stock acquired upon exercise of an option, shall be subject to compliance with the requirements of paragraph (c)(1) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, applicable to such disposition, and any date, period or procedure specified or referred to in the Plan with respect to any such disposition shall be adjusted, if necessary, so as to give effect to this Section 13.

     14.  EMPLOYMENT AND CONSULTING AGREEMENTS. Anything contained in the Plan
          ------------------------------------
to the contrary notwithstanding, in the event that an employment agreement or consulting agreement entered into by the Company or a subsidiary of the Company provides that options shall be granted under the Plan to an employee or consultant on terms and conditions that differ from the terms and conditions set forth herein, the terms and conditions set forth in such employment or consulting agreement shall control.

                                  EXHIBIT 7.3
                                  -----------
                              BCI LOAN AGREEMENT
                              ------------------

                            SECURED LOAN AGREEMENT

     This secured loan agreement (the "Agreement") is made and entered into this ____ day of February, 1995 between Progressive Bagel Concepts, Inc. a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                   RECITALS
                                   --------

     The Company desires to borrow up to $80,000,000 from Boston Chicken in order to provide funds for development of retail food service outlets specializing in the sale of bagels and bagel related products (the "Stores"), and Boston Chicken has agreed to make such loan to the Company, upon the terms and subject to the conditions set forth herein.

                                   COVENANTS
                                   ---------

     In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of the Company by Boston Chicken, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE LOAN
                                   --------

          1.1  The Loan; Promissory Note. Boston Chicken agrees, on the terms
               -------------------------
and subject to the conditions hereinafter set forth, including, but not limited to the limitation on the amount available from time to time to be borrowed set forth in Section 1.2 hereto, to advance at any time and from time to time during the period commencing on the date hereof and ending on March ___, 1998 (the "Draw Loan Termination Date"), amounts requested by the Company in an aggregate principal amount not to exceed $80,000,000 (the "Loan"), in integral multiples of $100,000. Each advance of the Loan (an "Advance") shall be made by wire transfer of Boston Chicken to the account of the Company or by regular check of Boston Chicken payable to the Company and forwarded to the Company by overnight air express to its address as set forth herein for delivery on the next regular business day. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith in the form attached hereto as Exhibit A.

          1.2  Maximum Principal Balance. The aggregate outstanding principal
               -------------------------
balance of the Loan shall not exceed the following amounts at any time: (a) $20,000,000 from the date hereof until the Company notifies Boston Chicken that it has 40 Stores open and conducting business, (b) $40,000,000 from the date the Company opens its 40th Store until the Company notifies Boston Chicken that it has 80 Stores open and conducting business, (c) $60,000,000 from the date the Company opens its 80th Store until the Company notifies Boston Chicken that it has

120 Stores open and conducting business, and (d) $80,000,000 at any time thereafter, less, in each instance, the principal amount of conversions under
Section 1.7 and option exercises under Section 1.8 ("Maximum Principal
Balance").

          1.3  The Loan Account. Boston Chicken shall maintain a loan account
               ----------------
on its books in which shall be recorded all advances made by Boston Chicken to the Company pursuant to this Agreement, and all payments made by the Company with respect to the Loan; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Note.


          1.4  Interest Rate and Payment. (a) Interest shall accrue daily on
               -------------------------
the aggregate outstanding principal balance of the Loan, for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." As of the date of this Agreement, the Bank's reference rate is ___%. Interest on the outstanding principal amount of the Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

               (b) During the Interest Payment Period (as defined below) the Company shall pay to Boston Chicken interest on the outstanding principal balance of the Loan on the first day of each Retail Period, commencing on the first day of the Retail Period immediately following the first Retail Period in which the Company initially draws on the Loan under this Agreement through and including the Draw Loan Termination Date (the "Interest Payment Period"). Thereafter the Company shall pay principal and interest as provided in Section 1.5.

               (c) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

               (d) Any principal payment due under the Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          1.5  Repayment of the Loan. If not earlier paid with the consent of
               ---------------------
Boston Chicken, or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term Loan payable as follows: the principal balance of the Loan shall be payable to Boston Chicken in

65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each of Boston Chicken's 13 consecutive four-week accounting periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the fifth Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the fifth Retail Period in Boston Chicken's fiscal year 2003, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable.

          1.6  Term of this Agreement. This Agreement shall be effective as of
               ----------------------
the date of its execution (the "Closing Date") and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in Section 1.8 hereof, (ii) the exercise, expiration, or other termination of all of the remaining conversion rights granted in Section 1.7 hereof, (iii) the date on which there is no amount (principal or interest) remaining outstanding under the Note and (iv) the date on which Boston Chicken no longer has an obligation to make any advances hereunder if the Company were to make a valid request for an advance pursuant to and in accordance with Article III hereof.

          1.7  Convertibility. (a) On the terms and subject to the conditions
               --------------
set forth in the Note, any portion of the outstanding principal balance of the Loan is convertible at the election of the holder of the Note into shares of common stock of the Company, $.01 par value per share, at any time and from time to time after the earlier of any acceleration of the Loan or March 15, 1996 [12 1/2 months after Closing Date] and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of the Note of a certificate or certificates representing the proper number of shares of common stock of the Company to be issued to the holder of the Note upon such conversion. Conversion of any portion of the principal balance of the Loan shall not relieve the Company of its obligation to pay any accrued but unpaid interest on the portion of the principal balance of the Loan so converted. In no event shall interest be convertible into shares of common stock in the Company.

          (b) Upon the conversion under this Section 1.7, Boston Chicken's obligation to make additional advances to the Company under this Agreement shall be reduced by an amount equal to such conversion amount.

          1.8  Option. (a) Boston Chicken shall have the option, at any time
               ------
and from time to time after the earlier of the acceleration of the Loan or March 15, 1996 [12 1/2 months after Closing Date] and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003 to purchase at the Conversion Price (as defined in the Note) up to that number of shares of common stock of the Company equal to the (i) the Option Amount, divided by (ii) the Conversion Price (the "Option"). For purposes of this Section 1.8, the Option Amount shall mean (x) the Maximum Principal Balance, less (y) the sum of (1) the dollar amount of the outstanding principal balance of the Loan (whether such amount is the result of a reduction in principal due to the repayment of the Loan or the failure by the Company to request advances hereunder or otherwise) and (2) the dollar amount of all previous conversions under Section 1.7 hereof and exercises of the Option under this Section 1.8, in each case on the date Boston Chicken notifies the Company of its intention to exercise the Option.

                (b)  Upon exercise of any portion of the Option under this
Section 1.8, Boston Chicken's obligations to make additional advances to the Company under this Agreement shall be reduced by an amount equal to the amount of such option exercise.


          1.9   One Obligation. All advances made hereunder, and all interest
                --------------
accrued thereon, shall constitute one obligation of the Company secured by the security interests granted by this Agreement and by all other security interests, liens, claims, and encumbrances from time to time hereafter granted to Boston Chicken by the Company.

          1.10  Credit Resources. The Company acknowledges that Boston Chicken
                ----------------
has informed it that Boston Chicken does not currently and may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit Boston Chicken to necessarily make all requested advances under this Agreement and all other similar agreements with financed area developers and franchisees while maintaining sufficient working capital for Boston Chicken's operating needs, and the Company agrees that in the event Boston Chicken shall fail to fund the Loan as and to the extent required hereby and such failure shall constitute a breach of this Agreement (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including Boston Chicken and its Successors and Assignees) and (b) give rise to any liability of any person or entity (other than Boston Chicken and its Successors and Assignees) in any other tort, and the Company further agrees that it shall be limited to its remedies in contract and in tort as specified in clause (b) above against Boston Chicken. Boston Chicken and the Company agree that this
Section 1.10 shall not diminish or otherwise affect in any way the amount of damages for which Boston Chicken may be liable to the Company in a contract or non-fraud tort action for a Funding Default.

          1.11  Payment Method. All payments to be made by the Company hereunder
                --------------
shall be made in lawful money of the United States, in immediately available funds, without set off, counterclaims, deduction or withholding of any type.

                                  ARTICLE II

                            SECURITY AND COLLATERAL
                            -----------------------

          2.1   Security Interest. To secure payment and performance of the
                -----------------
Company's obligations hereunder and under the Note, and any and all other indebtedness, obligations or liabilities of any kind of the Company to Boston Chicken, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, arising by operation of law or otherwise, the Company hereby grants to Boston Chicken a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by the Company and wheresoever located:

               (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title, capital stock or other ownership interests of all Subsidiaries (as defined in Section 6.11 hereof), but specifically excluding the BCI Common Stock (defined in Section 5.6 hereof);

               (b) all insurance proceeds of or relating to any of the foregoing.

               (c) all of the Company's books, records, and computer programs and dates relating to any of the foregoing; and

               (d) all accessories and additions to, substitutions for, and replacements, products, and proceeds of, and of the foregoing (all of the foregoing, and all of the security described in Sections 2.2 and 2.3, being referred to collectively as the "Collateral").

          2.2  Pledge of Stock. To evidence the security interest granted by
               ---------------
the Company to Boston Chicken under Section 2.1 in all capital stock of the Subsidiaries of the Company existing on the date of this Agreement, the Company shall execute a subsidiary stock pledge agreement substantially in the form attached hereto as Exhibit C (the "Pledge Agreement").

          2.3  Subsidiary Security Documents. (a) To secure the obligations of
               -----------------------------
the Company hereunder and under the Note and all other obligations of the Company to Boston Chicken, the Company shall cause each Subsidiary of the Company existing on the date of this Agreement to execute and deliver to Boston Chicken a security agreement substantially in the form attached hereto as Exhibit D (the "Subsidiary Security Agreement").

               (b) The Company shall cause each person or entity becoming a Subsidiary of the Company form time to time to execute and deliver to Boston Chicken, within five days after such person or entity becomes a Subsidiary, a security agreement substantially in the form attached hereto as Exhibit D and modified appropriately, together will all financing statements and other related documents (including real estate mortgages) as Boston Chicken may request and such closing documents with respect to such Subsidiary of the type described in
Article VII as Boston Chicken may request, sufficient to grant to Boston Chicken liens and security interests in all assets of each Subsidiary of the type described in Section 2.1. The Company shall from time to time execute and deliver to Boston Chicken, within five days after a person or entity becomes a Subsidiary of the Company, a stock pledge agreement substantially in the form of Exhibit C and modified appropriately, pursuant to which the Company shall grant a security interest in favor of Boston Chicken in and to all shares of capital stock of such Subsidiary, together with the stock certificates evidencing such stock ownership and accompanied by a stock power executed in blank. Any such pledge agreements executed by the Company and security agreements and other documents executed by a Subsidiary of the Company from time to time shall be included in the term "Security Instruments" used herein and the stock and assets of such Subsidiary covered by such Security Instruments shall be included in the term "Collateral" used herein.

          2.4  Preservation of Collateral and Perfection of Security Interests
               ---------------------------------------------------------------
Therein. (a) The Company shall execute and deliver to Boston Chicken,
- -------
concurrently with the execution of this Agreement, and shall execute and deliver or cause any Subsidiary of the Company to execute and deliver to Boston Chicken at any time or times hereafter at the request of Boston Chicken or the Agent (as defined below), all financing statements or other documents, including mortgages on real estate owned by the Company or its Subsidiaries and Subsidiary security agreements (the "Security Instruments") (and pay the cost of filing or recording the same in all public offices deemed necessary by Boston Chicken), as Boston Chicken or the Agent may request, in forms satisfactory to Boston Chicken, and take all further action that Boston Chicken or the Agent may request, or which may be reasonably necessary or desirable, to perfect and keep perfected the security interest in the Collateral granted by the Company to Boston Chicken, to create and perfect the security interests in the assets of any Subsidiaries of the Company provided in Section 2.3 hereof, or otherwise to protect and preserve the Collateral and Boston Chicken's security interest therein. Should the Company fail to do so, Boston Chicken is authorized to sign any such Security Instruments as the Company's agent.

               (b) The Company will furnish to Boston Chicken from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Boston Chicken may reasonably request, all in reasonable detail.

               (c) The Company shall notify Boston Chicken, within five days after the occurrence thereof, of the acquisition of any property by the Company that is not subject to the existing liens and security interests, in favor of Boston Chicken, of any person or entity's becoming a Subsidiary, and of any other event or condition that may require additional action of any nature in order to create, preserve, or perfect the liens and security interests of Boston Chicken.

               (d) The Company shall, and shall cause each Subsidiary to, cause all tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual.

          2.5  Alternate Security and Pledge Agreements. If requested by Boston
               ----------------------------------------
Chicken in order for the transactions contemplated by this Agreement to comply with the limitations and restrictions of that certain Amended and Restated Credit Agreement, dated as of

May 18, 1994 among Boston Chicken, the lenders named therein, and the Bank, as agent for the lenders ("Agent"), as it may be amended from time to time (the "BC Credit Line"), or to obtain a waiver therefrom, the Company hereby agrees that a security interest as referred to in Section 2.1 hereof, a pledge of shares as referred to in Section 2.2 hereof, and the additional security interests described in Sections 2.3 and 2.4 hereof may be granted directly to the Agent in lieu of or in addition to such grants to Boston Chicken, in which event appropriate alterations may be made to this Article II and to the form of Pledge Agreement, and references herein to such security, pledges, and deliveries thereof to Boston Chicken may be deemed to refer to the Agent, as appropriate.

                                  ARTICLE III

                            CONDITIONS OF ADVANCES
                            ----------------------

          Notwithstanding any other provisions contained in this Agreement, the making of any Advance (including the initial Advance) provided for in Section
1.1 shall be conditioned upon the following:

          3.1  The Company's Written Request. Boston Chicken shall have
               -----------------------------
received, at least five (5) business days prior to the day an Advance is to be made hereunder, (i) a written request from an authorized officer of the Company for an Advance in a specific amount, (ii) a certificate of the Company in the form attached hereto as Exhibit B, which shall be signed by the president, chief financial officer or other authorized officer of the Company,
(iii) copies of all other documents required to be delivered to Boston Chicken under section 5.1 below or otherwise reasonably requested.

          3.2  No Material Adverse Change. No material adverse change, as
               --------------------------
determined by Boston Chicken in its sole discretion, in the financial condition, results of operations, assets, or business of the Company, shall have occurred at any time or times subsequent to the date hereof.

          3.3  No Default. Neither a Default (as that term is defined in Article
               ----------
VIII hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Default (an "Event of Default") shall have occurred and be continuing.

          3.4  Representation and Warranties. The representations and warranties
               -----------------------------
contained in Article IV hereof and in the Pledge Agreement and the other Security Instruments shall be true and correct on and as of the date such Advance is made.

          3.5  Service Agreements. Each of the Service Agreements (as defined in
               ------------------
Section 7.3(c) hereof) between the Company and Boston Chicken shall be in full force and effect, and no default shall have occurred or notice of termination shall have been given thereunder.

          3.6  Other Requirements. Boston Chicken shall have received, in form
               ------------------
and substance satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other documents which the Company is obligated to provide to Boston Chicken hereunder or which Boston Chicken may at any time reasonably request.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

               The Company represents and warrants that:

               4.1    Financial Statements.  The financial statements to be
                      --------------------
furnished to Boston Chicken or the Agent in accordance with Section 5.1 below will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and its results of operations for the periods indicated.

               4.2    Capital Stock.  The Company's authorized capital stock
                      -------------
(subject to increases in accordance with Section 5.8 hereof) consists solely of 1,200,000 shares of capital stock, of which 1,000,000 shares are common stock, $.01 par value per share, and 200,000 shares are preferred stock, $.01 par value per share. As of the date hereof, of the Company's authorized capital stock, (i) ____________ shares of common stock are issued and outstanding, (ii) ___________ shares of common stock are reserved for issuance upon the conversion of the Note or exercise of the Option, and (iii) ____________ shares of common stock are reserved for issuance upon the exercise of options granted under the Company's 1995 Employee Stock Option Plan. Such issued and outstanding shares are fully paid and non-assessable and are free and clear of all liens, claims, and encumbrances of any kind, other than those arising hereunder. The shares to be issued and delivered to the holder of the Note upon any conversion of the Note or exercise of the Option, when so issued and delivered, will be fully paid and non-assessable and free and clear of all liens, claims, and encumbrances of any kind. Except for options granted under the Company's 1995 Employee Stock Option Plan and except as otherwise provided herein and in the Note, there are no outstanding options, warrants, rights, contracts, or agreements of any kind for the issuance or sale of any shares of capital stock of the Company or for the issuance or sale of any other securities or obligations of the Company or for the purchase by the Company of any of its shares.

               4.3    No Material Adverse Change. Since the date hereof,
                      --------------------------
there has been no material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole.

               4.4    No Pending Material Litigation or Proceedings. There are
                      ---------------------------------------------
no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against or affecting the Company or its Subsidiaries or the business or properties of the Company or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator. Neither the

Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency.

          4.5  Valid Organization; Due Authorization; Valid and Binding
               --------------------------------------------------------
Agreement. (a) The Company is a corporation duly organized, validly existing,
- ---------
and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform this Agreement and to issue the Note and incur the indebtedness to be evidenced thereby. The Company is qualified to do business as a foreign corporation and is in good standing in the States of Utah and Colorado and in each jurisdiction in which failure to so qualify could have a material adverse affect on its property, business, operations, or prospects.

               (b) This Agreement, the Note and the Service Agreements have each been duly authorized by all required corporate action on the part of the Company, and each of this Agreement, the Note and the Service Agreements has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms .

               (c) The execution and delivery of this Agreement and the Note and the performance by the Company of its obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including without limitation Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of the Company pursuant to any of the provisions of the Certificate of Incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its assets is bound.

               (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company of its obligations under, this Agreement or the Note.

          4.6  Conduct of Business.  Since their inception, the Company and
               -------------------
each Subsidiary has conducted its business and operations in a manner consistent with that of a multi-unit food service establishment and has not engaged in any business other than the business of establishing, opening, and operating Stores.

          4.7  Absence of Material Liabilities.  Neither the Company nor any
               -------------------------------
Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obligations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, and (c) obligations under contracts and agreements entered into in the ordinary course of business.

          4.8  Tax Matters. The Company and its Subsidiaries have filed all
               -----------
federal, state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          4.9  Ownership of Collateral; Security Interest Priority. At the time
               ---------------------------------------------------
any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, (a) the Company or a Subsidiary shall be the lawful owner of such Collateral and have the right and authority to subject the same to the security interest of Boston Chicken, (b) none of the Collateral shall be subject to any lien or encumbrance other than that in favor of Boston Chicken, and (c) there shall be no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company or its Subsidiary, as the case may be, and all third parties and secures the payment of the Company's obligations hereunder and under the Note, and all other obligations of the Company to Boston Chicken, whether now existing or hereafter arising, and all filings and other actions necessary or desirable to create, preserve, or perfect such security interest have been duly taken. Notwithstanding the foregoing provisions of this Section
4.9 clause (b) and (c) and the immediately preceding Sentence of this Section
4.9 shall not be inaccurate by reason of any purchase money security interest (including pursuant to a financing lease) in any equipment for the Company's Stores.

   4.10 Location of Offices, Records, and Facilities. The Company's
        --------------------------------------------
chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles, and other obligations arising out of or in connection with the operation of its business or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Colorado, at the address of the Company set forth in Section 9.4 hereof (as such address may be changed from time to time in accordance therewith). The federal tax identification number of the Company is ____________. The name of the Company is "Progressive Bagel Concepts, Inc." and the Company operates under no other names other than ["Brackman Bros. Bagels"].

          4.11 Location of Inventory, Fixtures, Machinery, and Equipment. (a)
               ---------------------------------------------------------
All Collateral consisting of inventory, fixtures, machinery, or equipment is located in the States of Utah and Colorado and at no other locations without the prior written consent of Boston Chicken.

               (b) If the Collateral described in clause (a) is kept at leased locations, the Company has used its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for the particular instance.

            (c) If the Collateral described in clause (a) is warehoused, the Company has sent appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

          4.12 Investment Company Act.  The Company is not an "investment
               ----------------------
company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.13 Public Utility Holding Company Act.  The Company is not a
               ----------------------------------
"holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.14 Subsidiaries.  Schedule 4.14 hereto correctly sets forth the
               ------------
corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, beneficially and of record, by the Company free and clear of any liens, except liens in favor of Boston Chicken.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Company covenants and agrees that so long as this Agreement remains in effect:

          5.1  Financial Statements. (a) The Company shall cause to be
               --------------------
furnished to Boston Chicken and, at Boston Chicken's request, to the Agent: (i) as soon as practicable and in any event within 20 days after the end of each interim calendar quarter, statements of income and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, certified as accurate by the chief financial officer or treasurer of the Company, subject to changes resulting from normal, recurring year-end adjustments; (ii) as soon as practicable and in any event within 60 days after the end of each fiscal year, statements of income and cash flows of the Company and its Subsidiaries for such year, and a balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, audited by independent certified public accountants selected by Boston Chicken and reasonably satisfactory to the Company; and (iii) as soon as practicable (but in any event not more than five business days after the president or chief financial officer of the Company obtains knowledge of the occurence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default of Defaults hereunder.

            (b) All financial statements delivered to Boston Chicken, and if applicable, the Agent pursuant to the requirements of Section 5.1(a) shall be prepared in accordance with generally accepted accounting principles consistently applied. Together with each delivery of financial statements required by Section 5.1(a), the Company shall deliver to Boston Chicken an officer's certificate stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take or has taken with respect thereto. Together with each delivery of financial statements required by Section 5.1(a)(ii) above, the Company shall deliver to Boston Chicken a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Company authorizes Boston Chicken to discuss the financial condition of the Company with the Company's independent public accountants and agrees that such discussion or communication shall be without liability to either Boston Chicken or the Company's independent public accountants.

     5.2    Inspection.  Boston Chicken, or any person designated from time to
            ----------
time by Boston Chicken, shall have the right, from time to time hereafter, to call at the Company's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and make copies of and extracts from the Company's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of the Company or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of the Company and its Subsidiaries with the officers of the Company and its Subsidiaries.

     5.3    Conduct of Business.  (a)  The Company shall, and shall cause each
            -------------------
Subsidiary to (i) maintain its corporate existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of the Company or its Subsidiaries, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

               (b) The Company shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with their original terms, and (iii) all taxes.

               (c) The Company shall, and shall cause each Subsidiary to, conduct its business and operations in a manner consistent with that of a [multi-unit food service establishment], and shall not, and shall not permit any Subsidiary to, engage in any business other than the business of establishing, opening, and operating Stores in the States of Utah and Colorado.

          5.4  Insurance.  (a)  The Company shall keep and maintain, and shall
               ---------
cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) insurance on their assets for at least 80% of the full replacement value thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (ii) public liability insurance relating to the Company's and its Subsidiaries' ownership and use of their assets.

               (b) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businessess, with insurers as shall be reasonably satisfactory to Boston Chicken. Upon demand, the Company shall deliver to Boston Chicken the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement in form and substance acceptable to Boston Chicken, showing Boston Chicken as an additional insured. Such endorsement, or an independent instrument furnished to Boston Chicken, shall provide that all insurance companies will give Boston Chicken at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled. The Company and each Subsidiary hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder for claims in excess of the aggregate amount of $50,000 directly to Boston Chicken, and the Company irrevocably appoints Boston Chicken (and all officers, employees, or agents designated by Boston Chicken), as the Company's and the Subsidiaries' true and lawful agent (and attorney-in-fact) for the purpose of endorsing the name of the Company or such Subsidiary on any check, draft, instrument, or other item of payment for such proceeds. Any proceeds received by Boston Chicken shall be applied to the Company's obligations hereunder, and any overage shall be paid to the Company. The Company and each Subsidiary irrevocably appoints Boston Chicken, from and after a Default or an Event of Default, as the Company's and each Subsidiary's true and lawful agent (and attorney-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Company or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Boston Chicken, without waiving or releasing any Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Boston Chicken deems advisable. All sums so disbursed by Boston Chicken, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of the Company's obligations hereunder, payable by the Company to Boston Chicken on demand.

          5.5  Notice of Suit or Adverse Change in Business. The Company shall,
               --------------------------------------------
as soon as possible, and in any event within five business days after the Company learns of the following, give written notice to Boston Chicken of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and
(b) any material adverse change in the financial condition, results of operations, business, or assets of the Company or any Subsidiary.

          5.6  Use of Proceeds. Except as otherwise authorized in writing by
               ---------------
Boston Chicken, the Company shall use $7,500,000 of the initial Advance of Loan proceeds to pay the purchase price for __________ shares of Boston Chicken common stock (the "BCI Common Stock"), which BCI Common Stock will be immediately exchanged by the Company for _______ shares of the Company's own common stock, and shall use the balance of the Loan proceeds solely to finance the purchase, design, construction, and equipment of Stores and for general working capital. The Company will not, directly or indirectly, use any part of such proceed for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.

          5.7  Reservation of Common Stock. The Company covenants that it will
               ---------------------------
at all times reserve and keep available, solely for the purpose of issuance upon conversion of the Note or exercise of the Option, or both, such number of shares of its common stock as would be issuable upon the conversion of, or exercise of the Option for, the Maximum Principal Balance of the Loan. The initial Conversion Price (subject to adjustment as provided in the Note) is $____ per share, which equals a conversion rate (subject to adjustment as provided in the Note) of one share of Company common stock for each $____ principal amount of the Loan. The Company covenants that if any shares of its common stock required to be reserved for issuance upon conversion of the Note or exercise of the Option require registration with or approval of any government authority under any Federal or state law before such shares may be issued upon such conversion or exercise, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          5.8  Rights Regarding Future Financings. If, at any time after the
               ----------------------------------
Closing Date through the later of the date on which the outstanding principal balance of the Loan and all accrued interest thereon is paid in full or the expiration of the term of the Option in accordance with the provisions of
Section 1.8 hereof, advances of debt and purchases of equity by Boston

Chicken under this Agreement aggregate at least $__________, and the Company determines that it requires additional financing (whether debt or equity) (including, but not limited to, all capital-type transactions and sale/leaseback transactions), it agrees (a) to negotiate in good faith with Boston Chicken for a period of 60 days with regard to any portion or the entire amount (at the option of Boston Chicken) of such financing prior to negotiating with any other entity with regard thereto, (b) in the event the Company has engaged in good faith negotiations under clause (a) of this Section 5.8 and such negotiations have been unsuccessful, to notify Boston Chicken of the existence of any other financing arrangement it proposes to consummate and the terms and conditions thereof and grant to Boston Chicken a right of first refusal with respect to such financing on the same terms and subject to the same conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), Boston Chicken shall have 30 days thereafter in which to agree to assume all of the financing on the same terms and conditions, and (c) with respect to any financing other than a pure debt financing in which the debt instrument to be offered has no equity-type features, to grant to Boston Chicken a preemptive right to participate therein on a fully diluted basis for a period of 60 days. As used herein the term "fully diluted basis" shall mean Boston Chicken's ability to maintain the same percentage equity interest in the Company (calculated by including as outstanding the shares of common stock of the Company subject to all outstanding options and warrants, including shares of common stock which Boston Chicken then has a right to purchase hereunder either through conversion pursuant to Section
1.7 or the exercise of its Option pursuant to Section 1.8 hereof) after such financing is completed as it had prior to such financing. Boston Chicken acknowledges that the right of first negotiation as set forth in clause (a) above does not preclude the Company from making inquiries in the relevant marketplace to obtain information regarding the terms of a financing solely for purposes of comparison. The failure by Boston Chicken to exercise its rights under any provision of this Section 5.8 within the time period specified shall be deemed to constitute a waiver of its rights under such provision.

          5.9   BC Credit Line Compliance. The Company agrees that, at the time
                -------------------------
that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will not incur any indebtedness or create any lien which would cause Boston Chicken to be in default of the BC Credit Line.

          5.10  BC Credit Line Representations. The Company agrees that, at the
                ------------------------------
time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will conduct its business and take such action (or refrain from taking such action) as cause to be true and correct at all relevant times the representations or warranties applicable to a "Subsidiary" contained in the BC Credit Line.

          5.11  Company Subsidiaries. Each corporation or other entity becoming
                --------------------
a Subsidiary of the Company after the date hereof will be a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock or other units of ownership interest of each class of each Subsidiary of the Company will be validly issued and will be fully paid and nonassessable and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company or another Subsidiary of the Company free and clear of any liens.

          5.12 Place of Business.  The Company will provide Boston Chicken with
               -----------------
60 days' prior written notice of any proposed change in the location of its chief executive office. The Company shall not change its name without the prior written consent of Boston Chicken.

          5.13 Location of Inventory, Fixtures, Machinery, and Equipment.  (a)
               ---------------------------------------------------------
All Collateral consisting of inventory, fixtures, machinery, and equipment shall at all times be located in the States of Utah and Colorado and at no other locations without the prior written consent of Boston Chicken.

               (b) If the Collateral described in clause (a) is at any time kept at leased locations, the Company shall use its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in written by Boston Chicken for a particular instance.

               (c) If the Collateral described in clause (a) is at any time warehoused, the Company shall send appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

          The Company covenants and agrees that, so long as this Agreement remains in effect (unless Boston Chicken shall give its prior written consent thereto):

          6.1  Guarantees; etc.  The Company shall not, and shall not permit any
               ---------------
responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies, or services, or by agreement to maintain net worth, working capital, or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

          6.2  Disposal of Property.  The Company shall not, and shall not
               --------------------
permit any Subsidiary to, sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights (or agree to sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights) (including the Collateral) to any party except in the ordinary course of business.

          6.3  Compensation to Stockholders.  Other than (a) reasonable
               ----------------------------
salaries and other normal benefits (including options pursuant to the 1995 Employee Stock Option Plan) to be paid to _____________________, which salaries and benefits must be approved by Boston Chicken, and (b) amounts paid to Don Colangelo pursuant to that certain Employment Agreement of even date herewith (the "Colangelo Employment Agreement"), the Company shall not make any loans to, or pay any compensation, bonuses, fees, options, or other amounts to any stockholder or to any of the affiliates or immediate family members of any such stockholder. The Company shall not, without the prior written consent of Boston Chicken, amend its 1995 Employee Stock Option Plan or the Colangelo Employment Agreement.

          6.4  Dividends and Stock Redemptions.  Other than the exchange of the
               -------------------------------
BCI Common Stock for shares of the Company's stock contemplated by Section 5.6 hereof, the Company shall not, directly or indirectly, (a) redeem, purchase, or otherwise retire any of its shares of capital stock, (b) declare or pay any dividends in any fiscal year on any of its shares of capital stock or make any distributions of or with respect to its shares of capital stock or (c) return capital of the Company to its stockholders.

          6.5  Additional Indebtedness.  Except as provided in Section 5.8
               -----------------------
hereof, the Company shall not, and shall not permit any Subsidiary to, incur additional indebtedness in excess of $5,000 as to any one item and $50,000 in the aggregate without the consent of Boston Chicken.

          6.6  Mergers, Consolidations, Acquisitions, etc.  The Company shall
               ------------------------------------------
not, and shall not permit any Subsidiary to (a) be a party to any consolidation, reorganization, or merger; (b) sell or otherwise transfer any part of its assets (except in the ordinary course of business and except as part of a financing as to which Boston Chicken has waived its rights pursuant to and in accordance with
Section 5.8 hereof); (c) except as provided in Section 5.8 hereof, effect any change in its capital structure or in any of its business objectives, purposes, and operations; (d) acquire any capital in or equity ownership or the assets of another corporation, partnership, or other business organization; (e) engage in any other business than the operation of Stores; (f) make any loan or advance to or investments in any other person, corporation, partnership or other business organization; or (g) liquidate or dissolve or take any action with a view toward liquidation or dissolution.

          6.7  Certificate of Incorporation and Bylaws; Stockholders Consent.
               -------------------------------------------------------------
The Company shall not make any changes in or amendments to its Certificate of Incorporation or bylaws as they are in effect as of the date hereof; except that the Company may amend its Certificate of Incorporation solely to increase the number of authorized shares of its common stock by the amount necessary to consummate any financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof. The Company shall not permit its stockholders to take any action by written consent in lieu of a meeting without the prior written consent of Boston Chicken.

          6.8  Issuance of Stock. Except for (a) shares of common stock of the
               -----------------
Company which may be issued upon (i) exercise of options granted under the Company's 1995 Employee Stock Option Plan pursuant to grants approved under clause (b) of this Section 6.8, (ii) exercise of the Option, (iii) conversion of any portion of the outstanding principal balance of the Loan as provided in the Note, and (iv) consummation of any financing after advances of debt and purchases of equity by Boston Chicken under this Agreement aggregate at least $____________ and as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof, and (b) options granted under the Company's 1995 Employee Stock Option Plan which are approved by Boston Chicken, in its sole discretion, the Company will not issue any additional shares of any class of its capital stock.

          6.9  Liens. The Company shall not, and shall not permit any
               -----
Subsidiary to, create, incur, or suffer to exist any lien on any of the assets, rights, revenues or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any Subsidiary, other than liens in favor of Boston Chicken and liens otherwise permitted under
Section 4.9 hereof.

          6.10 Transactions with Affiliates. The Company shall not, and shall
               ----------------------------
not permit any Subsidiary to, become an party to, or become liable in respect of, any contract or undertaking with any affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an affiliate.

          6.11 Subsidiaries. The Company shall not, and shall not permit any
               ------------
Subsidiary to, create or otherwise invest in any corporation, partnership, or other entity unless the Company or such Subsidiary owns directly 100% of the issued and outstanding equity interests therein (such 100% owned entity to be referred to herein as a "Subsidiary").

                                  ARTICLE VII

                             Conditions of Closing
                             ---------------------

          Boston Chicken's obligations hereunder shall be subject to (a) the performance by the Company prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of the Company's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction, prior to or on the Closing Date, of the following further conditions:

          7.1  Opinion of Counsel. Boston Chicken shall have received on the
               ------------------
Closing Date from Rudnick & Wolfe an opinion, dated the Closing Date, in the form attached hereto as Exhibit E with all blanks appropriately completed.

          7.2  Proceedings and Documents. All proceedings to be taken in
               -------------------------
connection with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to Boston Chicken and its counsel, and Boston Chicken shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all corporate proceedings in connection with such transaction and compliance with the conditions set forth in this Article VII, in form and substance satisfactory to Boston Chicken and its counsel.

          7.3  Executed Documents. The Company and its Subsidiaries shall have
               ------------------
each duly executed the following documents to which they are parties, and shall have delivered to Boston Chicken the following:

          (a)  this Agreement;

          (b)  the Note;

          (c) the Accounting and Administrative Services Agreement in substantially the form of Exhibit F-1 hereto, the Financial Services Agreement in substantially the form of Exhibit F-2 hereto, the Real Estate Services Agreement in substantially the form of Exhibit F-3 hereto and the Computer and Communications Systems Services Agreement in substantially the form of Exhibit F-4 hereto (such service agreements, and any other service agreements entered into between the Company and Boston Chicken and herein collectively called the "Service Agreements");

         [(d) the Investor Representation Letter set forth as Exhibit G hereto signed by each investor in the Company;]

          (e) the Pledge Agreement, together with stock certificates in form suitable for transfer and stock powers executed in blank;

          (f)  the Subsidiary Security Agreement; and

          (g) such financing statements or other documents for filing with public officials with respect to the Security Instruments as Boston Chicken may reasonably request.

          7.4  No Defaults. There shall exist no Event of Default or Default.
               -----------

          7.5  Additional Deliveries. Boston Chicken shall have received, in
               ---------------------
form and substance satisfactory to it, copies of the following documents:

               (a) the Company's Certificate of Incorporation, certified as true and correct by the Secretary of State of Delaware, dated within five days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

               (b) the Company's bylaws, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of the Company;

               (c) certificate of good standing and corporate existence of the Company from the Secretary of State of the States of Delaware, Utah and Colorado dated within five days prior to the Closing Date; and

               (d) authorizing resolutions of the board of directors and stockholders of the Company and evidence of other corporate action taken by the Company to authorize, among other things, the execution, delivery, and performance by the Company of this Agreement, the Note, the Service Agreements, and the Security Instruments and the consummation of the transactions contemplated hereby, including resolutions reserving shares of common stock for issuance upon the conversion of the Loan and the exercise of the Option, certified as true and correct as of the Closing Date by a duly authorized officer of the Company.

               (e) the Certificate of Incorporation for each Subsidiary, certified as true and correct by the Secretary of State of Delaware, dated within five days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of each Subsidiary;

               (f) the bylaws of each Subsidiary, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of each Subsidiary;

               (g) certificate of good standing and corporate existence of each Subsidiary from the Secretary of State of the States of Delaware, Utah and Colorado dated within five days prior to the Closing Date; and

               (h) authorizing resolutions of the board of directors of each Subsidiary and evidence of other corporate action taken by each Subsidiary to authorize, among other things, the execution, delivery, and performance by the Subsidiary of the Subsidiary Security Agreement and the consummation of the transactions contemplated hereby, certified as true and correct as of the Closing Date by a duly authorized officer of each Subsidiary.

          7.6  Opinion of Auditors. Boston Chicken shall have received on the
               -------------------
Closing Date from Boston Chicken's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to Boston Chicken, to the effect that the Note and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

          7.7  Stockholders' Equity. Boston Chicken shall have received
               --------------------
evidence, satisfactory to it, that the Company has, on the Closing Date, cash or cash equivalents of at least $___________ and stockholders' equity of at least $__________ .

          7.8  Compliance with BC Credit Line. Boston Chicken shall (a)
               ------------------------------
determine in good faith that this Agreement complies with applicable restrictions or limitations under the BC Credit Line, (b) obtain a written waiver of noncompliance of the transactions contemplated hereby with the BC Credit Line, or (c) deliver to Agent from the Company such pledges, collateral, and other documentation as may be required to evidence compliance of the transactions contemplated hereby with the BC Credit Line.

                                 ARTICLE VIII

                DEFAULT, RIGHTS AND REMEDIES OF BOSTON CHICKEN
                -----------------------------------------------

          8.1  Default.  The occurrence of any of the following events or acts
               -------
shall constitute a default ("Default"):

               (a)  Default in the payment when due of any portion of the
                    -------
principal on the Note and the continuance of such default for a period of three days;

               (b) Default in the payment when due of any portion of the interest on the outstanding principal of the Note and the continuance of such default for a period of 10 days;

               (c) any representation or warranty now or hereafter made in this Agreement, the Service Agreements, the Pledge Agreement, the Subsidiary Security Agreement the Note, any other Security Instrument, or any certificate hereunder or thereunder shall not be true, or any certificate, statement, report, financial data, or notice furnished at any time by the Company to Boston Chicken shall be materially inaccurate;

               (d) any breach of, or failure to perform or observe, any covenant, condition, or agreement contained in the Pledge Agreement, the Subsidiary Security Agreement or in any other Security Instrument, which in each case shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgement, such breach may not be reasonably cured by the Company during such cure period;

               (e) the breach of, or failure to perform or observe, any covenant, condition, or agreement contained in Sections 5.6, 6.1, 6.2, 6.4, 6.6, 6.7, 6.8, 6.10, or 6.11 of this Agreement;

               (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement of the Note which shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgement, such breach may not reasonably be cured by the Company during such cure period;

          (g) the Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

          (h) ________________, or his permitted successor, dies, voluntarily terminates his employment with the Company or substantially reduces his responsibility for the Company's operations or the Company terminates him for any reason whatsoever and the Company does not replace him within 90 days thereafter with an individual with multi-unit food operating experience who is acceptable to Boston Chicken in its sole discretion;

          (i)  dissolution or liquidation of the Company;

          (j) there occurs a material adverse change in the financial condition, results of operation, assets, or business of the Company and its Subsidiaries taken as a whole;

          (k) the Company or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Company or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, or (c) default in the performance or observance of any obligations under leases of real property;

          (l) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, escorted, stayed, or bonded pending appeal;

          (m) the Pledge Agreement, the Subsidiary Security Agreement, any other Security Instrument, or the security interests created under this Agreement shall be terminated, invalidated, or set aside or be declared ineffective or inoperative or in any way cease to give or provide to Boston Chicken the benefits purported to be created thereby.

          8.2  Default; Remedies.  (a)  In the event a Default shall exist or
               -----------------
occur Boston Chicken may:

               (i) terminate its obligations under this Agreement and cease to make any further advances under Section 1.1, and shall have the right to declare the Note due and payable in full, without demand, presentment, or notice of any kind;

               (ii) in its sole and absolute discretion, exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code with respect to the Collateral and any other applicable law upon default by a debtor;

               (iii) exercise its rights under the Pledge Agreement and/or the other Security Instruments;

               (iv) convert any portion of the outstanding principal balance of the Loan into shares of common stock in the Company as provided in the Note;

               (v)    exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 8.1(g) with respect to the Company or any Subsidiary, Boston Chicken's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by the Company hereunder and under the Note shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived.

               (b) In connection with the exercise of Boston Chicken's rights and remedies provided in Section 8.2(a)(ii), the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment and satisfaction of the Loan. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least five days prior to the date of sale, disposition, or other event giving rise to a required notice Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Loan. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Loan. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

               (c) All of Boston Chicken's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Note shall not affect Boston Chicken's rights and remedies with respect to any portion not so converted or exercised.

          8.3  No Waiver.   Boston Chicken's failure, at any time or times
               ---------
hereafter, to require the Company's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of Boston Chicken thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by Boston Chicken of a Default or an Event of Default by the Company under this Agreement or the Note shall not suspend, waive, or affect any other Default or Event of Default by the Company under this Agreement or the Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of the Company contained in this Agreement or the Note and no Default or Event of Default by the Company under this Agreement or the Note shall be deemed to have been suspended or waived by Boston Chicken unless such suspension or waiver is in writing signed by an officer of Boston Chicken.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.1  No Oral Change.  This Agreement may not be changed orally, but
               --------------
only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          9.2  Assignment.  The Company may not assign any or its rights or
               ----------
delegate any of its obligations under this Agreement without Boston Chicken's written consent. Boston Chicken may assign any of its rights or delegate any of its obligations under this Agreement (including assignment of this Agreement, the Note, the Pledge Agreement and the Security Instruments), (a) without notice to the Company, (i) to any Affiliate of Boston Chicken (except the Company) or
(ii) in connection with any pledge of its assets under the BC Credit Line or similar credit agreement and (b) with notice, but without any requirement of consent or approval, to any other person entity (except the Company); provided, however, that Boston Chicken shall not make any such assignment of its obligations unless at the time thereof Boston Chicken reasonably believes the assignee is able to perform such obligations. Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term Affiliate shall mean any person or entity which directly or indirectly controls or is controlled by, or is under common control with, Boston Chicken.

          9.3  Costs and Attorneys' Fees.  (a) Except as provided in Section 2.4
               -------------------------
hereof and subsection (b) or (c) of this Section 9.3, each of the parties hereto shall pay its own expenses (including accounting fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

               (b) The Company shall pay all reasonable attorney's fees and any costs and charges relating to or arising out of (1) the negotiation and drafting of this Agreement and all related documents and (2) the enforcement by Boston Chicken of its rights to collect any portion of the Loan.

               (c) In any action not founded solely on grounds covered by subsection (b) of this Section 9.3, the party to the action who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

          9.4  Communications and Notices.  All communications and notices
               --------------------------
provided for in this Agreement or under the Note shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

               If to the Company:

                    Progressive Bagel Concepts, Inc.
                    1526 Cole Blvd.
                    Suite 200
                    Golden, CO 80401

                    Attention: Chief Executive Officer
                    Facsimile: (  )    -

               with a copy to:

                    Rudnick & Wolfe
                    203 N. LaSalle Street
                    Suite 1800

               Chicago, IL 60601
               Attention: Michael G. Brennan, Esq.
               Facsimile: (312) 984-2299

       If to Boston Chicken:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               Golden, Colorado 80401

               Attention: General Counsel
               Facsimile: (303) 384-5339

       with a copy to:

               Bell, Boyd & Lloyd
               70 West Madison Street, Suite 3300
               Chicago, Illinois 60602

               Attention: Paul A. Strasen, Esq
               Facsimile: (312) 372-2098

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

          9.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          9.6  Headings. The headings of the sections of this Agreement are
               --------
inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          9.7  Severability.  If any provision of this Agreement or the
               ------------
application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instance.

          9.8  Avoidance.  To the extent that Boston Chicken receives any
               ---------
payment on account of the Company's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, the Company's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Boston Chicken.

          9.9  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          9.10 Entire Agreement.  This Agreement, the Note, the Pledge
               ----------------
Agreement, the Security Instruments and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

          9.11 General Indemnity.  In addition to the payments pursuant to
               -----------------
Section 9.3, the Company agrees to indemnify, pay, and hold Boston Chicken and any holder of the Note, and the officers, directors, employees, agents, and affiliates of Boston Chicken and any such holder (collectively, the "Indemnities"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnities in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnities shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, the Security Instruments and the exhibits or any other agreements or document executed and delivered by the Company in connection therewith, Boston Chicken's agreement to make the Loan hereunder, or the use or intended use of the proceeds of the Loan (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this Section 9.11 shall survive satisfaction and payment of the Company's obligations hereunder and termination of this Agreement.

          9.12 Limitation on Damages.  Notwithstanding anything to the contrary
               ---------------------
herein no party hereto shall be liable for consequential, indirect, incidental, special, speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory, provided that nothing herein shall limit or otherwise restrict the Company's obligation to pay fees under the Service Agreements.

          9.13 Submission to Jurisdiction.  The Company agrees that any legal
               --------------------------
action or proceeding with respect to this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, any Service Agreement or any Security Instrument or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at the address for the Company set forth in Section 9.4. Nothing in this paragraph shall affect the right of Boston Chicken to service process in any other manner permitted by law or limit the rights of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          9.14 Waiver of Jury Trial.  No party to this instrument, which
               --------------------
includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, any Service Agreement, any Security Instrument, and related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or rights claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

          THE PROVISIONS OF THIS SECTION 9.14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.

                                             PROGRESSIVE BAGEL CONCEPTS, INC.

                                             By:     ______________________
                                             Title:  ______________________


                                             BOSTON CHICKEN, INC.

                                             By:     ______________________
                                             Title:  ______________________

                                   EXHIBIT A

                           CONVERTIBLE SECURED NOTE

                           CONVERTIBLE SECURED NOTE


$80,000,000                                                     Golden, Colorado
                                                                _______ __, 1995

          FOR VALUE RECEIVED, Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of eighty million dollars ($80,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Loan made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

          This Note evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement dated of even date herewith between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." As of the date of this Note, the Bank's reference rate is ___%. Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

          Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such balance in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the fifth Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the fifth Retail Period in Boston Chicken's fiscal year 2003, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

          This Note may not be prepaid at any time without the consent of Boston Chicken. All payments made hereunder shall be applied first to interest and then to outstanding principal.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

          Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

                                   ARTICLE I

                              CONVERSION OF NOTE
                              ------------------

          1.1 The holder of this Note shall have the right, at such holder's option, at any time after the earlier of any acceleration of this Note or March 15, 1996 [12 1/2 months after the Closing Date] and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the ____ Retail Period in Boston Chicken's fiscal year 2003 to convert, subject to the terms and provisions of this Article I, the outstanding principal balance of this Note or any portion thereof into shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), at the price of $___ per share, or, in the event an adjustment of such price has occurred pursuant to the provisions of Section 1.3, then at the price as last adjusted (referred to herein as the "Conversion Price"), upon surrender of this Note, the principal of which is so to be converted, to the Company at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into such shares of Common Stock in accordance with the provisions of this Article I, and specifying the name or names in which the certificate or certificates evidencing the shares of Common Stock issuable upon such conversion shall be registered, together with the addresses of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing. In the event this Note is to be converted in part only, the Company shall, upon surrender of this Note, execute and deliver to the holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. In no event shall accrued interest be convertible into shares of Common Stock.

          1.2 As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver to or upon the written order of the holder of this Note a certificate or certificates representing the number of fully-paid and non-assessable shares of Common Stock of the Company into which this Note may be converted in accordance with the provisions of this Article I and a new Note for any unconverted portion of the principal amount hereof. Subject to the following provisions of this Section 1.2, such conversion shall be deemed to have been made immediately before the close of business on the date that this Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of this Note as a Noteholder shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on such next succeeding day. If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

          1.3 (a) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note, or in case of any consolidation or merger of the Company with or into any partnership, corporation, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of shares issuable upon conversion of this Note) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          (b) The Conversion Price shall be adjusted in the event the Company shall at any time (i) make a subdivision of or combine shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in cash, in kind, or in securities of any kind. In the event the

Company makes a subdivision of shares of Common Stock or pays a dividend or makes a distribution in cash, in kind, or in securities of any kind, the Conversion Price in effect immediately prior to such action shall be appropriately decreased, and in the event the Company shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 1.3(b) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto. Whenever the Conversion Price is adjusted, pursuant to this Section 1.3(b), the Company shall promptly cause a notice to be given to such holder of this Note which will state the adjusted Conversion Price.

          (c) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of the entire Maximum Principal Balance of the Loan. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          (d) The Company covenants that if any shares of Common Stock to be issued upon conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          (e) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          (f) Conversion of any portion of the principal balance of this Note shall not relieve the Company of its obligation to pay any accrued but unpaid interest on the portion of the principal balance of this Note so converted.

          (g) To the extent that any portion of this Note is not converted into shares of Common Stock, such portion shall remain a secured debt of the Company payable in accordance with the terms of the Loan Agreement.

                                  ARTICLE II

                                   ADVANCES
                                   --------

          2.1 Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all loan advances recorded in the loan account, less the amounts of payment of principal made by the Company and recorded in such account, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

                                  ARTICLE III

                    DEFAULT, RIGHTS AND REMEDIES OF HOLDER
                    --------------------------------------

          3.1 The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

          3.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorney's fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Colorado or any state in which any Collateral is situated.

                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          4.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          4.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note,
(v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

          4.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements, or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                                             PROGRESSIVE BAGEL CONCEPTS, INC.


                                             By:________________________
                                             Title:_____________________

                                   EXHIBIT B

                   FORM OF CERTIFICATE TO ACCOMPANY ADVANCES

                                   EXHIBIT B
                                   ---------

                                  CERTIFICATE


     The undersigned, the _____________ of Progressive Bagel Concepts, Inc. (the "Company"), borrower under that certain Secured Loan Agreement dated February ___, 1995 (the "Loan Agreement") between the Company and Boston Chicken, Inc. ("Boston Chicken"), hereby requests an Advance of Loan proceeds in the amount of $__________________.

     In support of this request, the Company hereby represents and warrants to Boston Chicken as follows:

     1. Such Loan amount is required and will be used by the Company for the purposes permitted under in the Loan Agreement and for no other purpose.

     2. The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith are true and correct on and as of the date hereof, and will be true and correct on the date such Advance is made.

     4.   No Default or Event of Default has occurred and is continuing.

     5. There has been no material adverse change in the financial conditions, results of operations, assets or business of the Company since February ___, 1995.

     6. The Company has ___ Stores open and conducting business as of the date hereof.

     Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

                                             PROGRESSIVE BAGEL CONCEPTS, INC.


                                             By:______________________

                                             Title:___________________

Date:_____________________, 199_

                                  EXHIBIT C-1

                       SUBSIDIARY STOCK PLEDGE AGREEMENT

                       SUBSIDIARY STOCK PLEDGE AGREEMENT


     This Subsidiary Stock Pledge Agreement ("Pledge Agreement"), dated _____ __, 1995, is made and entered into by and between Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").


                                   RECITALS
                                   --------

     1. The Company owns 100% of the issued and outstanding shares of capital stock of Brackman Bros., Inc., a ___________ corporation (the "Pledged Subsidiary").

     2. The Company has entered into a Secured Loan Agreement of even date herewith (the "Loan Agreement") with Boston Chicken pursuant to which Boston Chicken has agreed on the terms and subject to the conditions therein, to make a Loan (as defined in the Loan Agreement) to the Company, which Loan is evidenced by a promissory note of even date herewith from the Company to Boston Chicken (the "Note").

     3. As an inducement to Boston Chicken to enter into the Loan Agreement and as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to pledge to Boston Chicken, and grant a first-priority security interest to Boston Chicken, in and to, 100% of the issued and outstanding capital stock of the Pledged Subsidiary

     NOW, THEREFORE, the Company and Boston Chicken have agreed as follows:

     1.   Certain Definitions.  The capitalized terms and phrases not otherwise
          -------------------
defined herein, shall have the meanings given them in the Loan Agreement, and the following terms or phrases shall have the following meanings:

          "Affiliate" shall mean, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

          "Collateral" shall mean the Pledged Shares and any other property in which Boston Chicken acquires a security interest pursuant to this Pledge Agreement to secure any indebtedness or other obligation of the Company to Boston Chicken.

          "Default" shall have the meaning given it in Section 10 of this Pledge Agreement.

          "Pledged Shares" shall mean all the issued and outstanding shares of the capital stock of the Pledged Subsidiary owned by the Company, the certificates representing those shares and any stock powers executed by the Company in connection with those shares.

          "Secured Obligations" shall mean the obligations secured by this Pledge Agreement described in Section 3 of this Pledge Agreement.

     2.   Grant of Security Interest. (a)  The Company hereby grants to Boston
          --------------------------
Chicken a security interest in all of its right, title, and interest in and to the Pledged Shares. The Company further grant to Boston Chicken a security interest in any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities, or any other property to which the Company is or may hereafter become entitled to receive whether on account of the Pledged Shares or otherwise. If the Company receives additional property of such nature, it shall immediately deliver such property to Boston Chicken to be held by Boston Chicken in the same manner as the property held pursuant to this Pledge Agreement.

               (b) The Company grants a further security interest to Boston Chicken in the proceeds or products of any sale or other disposition of the Pledged Shares.

     3.   Obligations Secured.  The Security interest created hereby secures
          -------------------
payment and performance of (a) the indebtedness evidenced by the Note, and all obligations contained in the Note, (b) all of the other obligations, agreements, covenants, and representations of the Company under the Loan Agreement whether or not, either on the date of this Pledge Agreement or thereafter, evidenced by any note, instrument, or other writing, and (c) any and all other indebtedness, obligation, or liability of the Company to Boston Chicken, however evidenced, whether existing on the date of this Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, joint and/or several.

     4.   Representations and Warranties.  To induce Boston Chicken to enter
          ------------------------------
into this Pledge Agreement, the Company represents and warrants as follows:

               (a) The Company has full right, power, and capacity to enter into and perform this Pledge Agreement; and this Pledge Agreement has been duly authorized, executed and delivered and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

               (b) The Company has good and marketable title to the Pledged Shares, and the Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim, or security interest other than the security interest created by this Pledge Agreement.

               (c) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding equity interest of the Pledged Subsidiary.

               (d)  The Pledged Shares are fully paid and nonassessable,

               (e) The Company has not entered into any stock restriction or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge, or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

     5.   Duration of Security Interest.  Boston Chicken, its successors and
          -----------------------------
assigns, shall hold the Pledged Shares and security interest created hereby upon the terms of this Pledge Agreement, and this security interest shall continue until all the Secured Obligations have been paid in full.

     6.   Maintaining Freedom from Liens.  The Company shall keep the Pledged
          ------------------------------
Shares and other Collateral free and clear of liens and shall pay all amounts, including taxes, assessments, or charges, which might result in a lien against the Pledged Shares or other Collateral if left unpaid. If any such lien, assessment, claim, or charge shall nevertheless exist, and the Company fails to pay such amounts promptly, Boston Chicken may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Company shall promptly reimburse Boston Chicken for any such payments, and until reimbursement, such payments shall be a part of the Secured Obligation.

     7.   Certain Rights Respecting Pledged Shares.
          ----------------------------------------

               (a) The Company shall continue to be the owner of the Pledged Shares and other Collateral so long as no Default has occurred and is continuing and may collect and retain all cash dividends now or hereafter payable on or on account of the Pledged Shares and other Collateral which are permitted under the Loan Agreement, and, so long as no Default has occurred, may exercise voting rights with respect to the Pledged Shares and other Collateral.

               (b) The Company shall not sell, transfer, or attempt to sell or transfer the Pledged Shares or other Collateral, or any part thereof or interest therein, without the prior express written consent of Boston Chicken. Any such consent of Boston Chicken shall not constitute the release by Boston Chicken of its interest in the Pledged Shares or other Collateral, and any such sale or transfer consented to shall transfer the Pledged Shares or other Collateral subject to the security interest of Boston Chicken. Any such transfer shall be subject to the transferee stockholder's agreement to be bound by the terms and subject to the conditions of this Pledge Agreement, such agreement to be evidenced by the transferee stockholder's execution of this Pledge Agreement.

               (c) Boston Chicken, at its option upon any Default, may exercise all voting rights and privileges whatsoever with respect to the Pledged Shares and other Collateral, including, without limitation, the right to receive dividends, and to that end the Company hereby constitutes any officer of Boston Chicken as its proxy and attorney-in-fact for all purposes of voting the Pledged Shares and other Collateral after any Default at any annual regular or special meeting of the Company, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon any oral or written certification of Boston Chicken that it is entitled to vote the Pledged Shares and other Collateral hereunder. The Company shall execute and deliver to Boston Chicken any additional proxies and powers of attorney that Boston Chicken may desire in its own name. In addition to any other voting rights, Boston Chicken may vote the Pledged Shares and other Collateral to remove the directors and officers of the Pledged Subsidiary, or any of them, and to elect new directors and officers of the Pledged Subsidiary, who may thereafter manage the affairs of the Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect thereto as it shall deem necessary and appropriate, and may also liquidate its business, and may authorize the borrowing of money in the name of the Pledged Subsidiary, and the pledge of its assets to secure such borrowing.

     8.   Issuance or Acquisition of New Stock or Sale of Treasury Shares;
          ----------------------------------------------------------------
Mergers, Sales and Other Disposition of Assets. The Company shall not permit the
- ----------------------------------------------
Pledged Subsidiary to (a) issue new shares of its capital stock, or any options, subscription rights, or warrants with respect thereto, (b) sell any treasury shares, (c) merge into or with or consolidate with any other entity, (d) sell or otherwise transfer any part of its assets (except in the ordinary course of business) or (e) liquidate or dissolve or take any action with a view toward liquidation or dissolution, in each case without Boston Chicken's prior written consent.

     9.   Delivery of Certificates and Stock Powers. Upon execution of this
          -----------------------------------------
Pledge Agreement, the Company shall deliver to Boston Chicken the share certificates representing the Pledged Shares in form suitable for transfer together with executed blank stock powers. If for any reason the Company acquires any interest in any additional capital stock of the Pledged Subsidiary, the Company shall immediately deliver certificates representing that stock in form suitable for transfer and blank stock powers to Boston Chicken to be held by Boston Chicken in the same manner as the Pledged Shares, and such stock shall be pledged under this Pledge Agreement and constitute a part of the Collateral.

     10.  Default. At the option of Boston Chicken, the occurrence of any
          -------
Default (as defined in the Loan Agreement) under the Loan Agreement shall constitute a default under this Pledge Agreement.

     11.  Remedies. (a) Upon the occurrence of any Default, Boston Chicken shall
          --------
have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby authorizes Boston Chicken to hold such Pledged Shares or to sell all or any part of the Pledged Shares at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment of the other Secured Obligations. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Pledged Shares in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to Boston Chicken. Boston Chicken shall be under no obligation to preserve rights against prior parties.

               (b) The Company agrees and acknowledges that because there may be no public market for the Pledged Shares and because of applicable securities laws, a public sale of the Pledged Shares may not be possible or advisable and sales at a private sale may be on terms less favorable than if such Pledged Shares were sold at a public sale and may be at a price less favorable than a public sale. The Company agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     12.  Exercise of Remedies. The rights and remedies of Boston Chicken shall
          --------------------
be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, Boston Chicken shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of
(a) the Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees, and expenses Boston Chicken is otherwise entitled to recover.

     13.  Return of Collateral. Boston Chicken may at any time deliver the
          --------------------
Pledged Shares or other Collateral, or any part thereof, to the Company. The receipt by the Company of the Pledged Shares or other Collateral, or any part thereof, shall be a complete and full discharge of Boston Chicken, and Boston Chicken shall be discharged from any liability or responsibility with respect thereto.

     14.  Communications and Notices. (a) Any requirement of the Uniform
          --------------------------
Commercial Code of reasonable notice shall be met if such notice is given at least five business days before the time of sale, disposition, or other event or thing giving rise to the requirement of notice.

               (b) All communications and notices shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as set forth in Section 9.4 of the Loan Agreement. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

     15.  Further Assurances. The Company shall sign any such other documents or
          ------------------
instruments, and take such other action, as Boston Chicken may request to more fully create and maintain, or to verify, ratify, or perfect the security interest intended to be created by this Pledge Agreement.

     16.  Multiple Counterparts. This Pledge Agreement may be executed in two or
          ---------------------
more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement or the terms thereof to produce or account for more than one such counterpart.

     17.  Miscellaneous (a) Failure by Boston Chicken to exercise any right
          -------------
shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of Boston Chicken shall continue in full force and effect until such right is specifically waived in writing signed by Boston Chicken.

               (b) If any provision of this Pledge Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Pledge Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Pledge Agreement shall be severable in any such instance.

               (c) The headings of the sections of this Pledge Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Pledge Agreement.

               (d) This Pledge Agreement shall benefit Boston Chicken, its successors and assigns, and all obligations of the Company shall bind their successors and assigns. The Company acknowledges that Boston Chicken may assign or otherwise transfer (in whole or in part) the Note, the Loan Agreement, or this Pledge Agreement to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Boston Chicken thereunder (including the benefits under this Pledge Agreement).

               (E) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

               (f) This Pledge Agreement and the Loan Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition, or termination of this Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

               (g) The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in Section 14 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     18.  Waiver of Jury Trial. No party to this instrument, which includes any
          --------------------
assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Pledge Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 18 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto executed this Pledge Agreement to be effective as of the date and year first above written.

                                        PROGRESSIVE BAGEL CONCEPTS, INC.


                                        By: _______________________

                                           Its: ____________________


                                        BOSTON CHICKEN, INC.


                                        By:    ________________________________
                                        Title: ________________________________

                                   EXHIBIT D

                         SUBSIDIARY SECURITY AGREEMENT

                         SUBSIDIARY SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of February, 1995 (this "Security Agreement"), is made by Brackman Bros., Inc., a Delaware corporation (the "Company"), in favor of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                  WITNESSETH:


     WHEREAS, Progressive Bagel Concepts, Inc., a Delaware corporation (the "Borrower") has entered into a Secured Loan Agreement, dated as of February, 1995, (the "Loan Agreement"), with Boston Chicken and pursuant to which Boston Chicken has agreed on the terms and conditions therein, to make a Loan (as defined in the Loan Agreement) to the Borrower; and

     WHEREAS, the Company is a wholly-owned subsidiary of the Borrower;

     WHEREAS, as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to grant to Boston Chicken a first-priority security interest in and to the Collateral hereinafter described;

     NOW, THEREFORE, to secure (a) the payment of the principal sum of Eighty Million Dollars ($80,000,000), together with interest thereon, in accordance with the terms of a promissory noted dated February ____, 1995, issued by the Borrower pursuant to the Loan Agreement (the "Note"), (b) the performance of the covenants herein contained and any monies expended by Boston Chicken in connection therewith, (c) the payment of all obligations and performance of all covenants of the Borrower under the Loan Agreement, the Pledge Agreement and all other Security Instruments (as defined in the Loan Agreement) and any other documents, agreements or instruments between the Borrower or the Company and Boston Chicken given in connection therewith, and (d) any and all other indebtedness, obligations and liabilities of any kind of the Borrower and/or the Company to Boston Chicken now or hereafter existing, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and/or the Company being herein called the "Secured Obligations", and all of the documents, agreements and instruments between the Company and Boston Chicken evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, the Company hereby grants, assigns and transfers to Boston Chicken a security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

     (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title;

     (b)  all insurance proceeds of or relating to any of the foregoing;

     (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

     (d) all accessories and additions to, and substitutions for, and replacements, products and proceeds of, any of the foregoing.

     1.   Representations, Warranties, Covenants and Agreements. The Company
          -----------------------------------------------------
further represents, warrants, covenants, and agrees with Boston Chicken as follows:

     (a)  Ownership of Collateral; Security Interest Priority. At the time any
          ---------------------------------------------------
Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of Boston Chicken; (ii) none of the Collateral is subject to any lien other than that in favor of Boston Chicken and there is no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Security Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

     (b)  Location of Offices, Records and Facilities. The Company's chief
          -------------------------------------------
executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of ____________, County of ____________ at ___________________________________. The Company will provide Boston Chicken with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without the prior written consent of Boston Chicken. The federal tax identification number of the Company is ___________________________________. The name of the Company is ____________________, and the Company operates under no other names [except for _________________]. The Company shall not change its name without the prior written consent of Boston Chicken.

     (c)  Location of Inventory, Fixtures, Machinery and Equipment. (i) All
          --------------------------------------------------------
Collateral consisting of inventory, fixtures, machinery or equipment is, and will be, located within the Development Area (as defined in the Loan Agreement), and at no other locations without the prior written consent of Boston Chicken. If the Collateral described in clauses (i) or (ii) is kept at leased locations or warehoused, the Company has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to Boston Chicken, unless waived by Boston Chicken.

     (d)  Liens, Etc. The Company will keep the Collateral free at all times
          ----------
from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by Boston Chicken. The Company will not, without the prior written consent of Boston Chicken, sell or lease, or permit or suffer to be sold or leased, any of the Collateral except inventory which is sold or, subject to Boston Chicken's security interest therein, is leased in the ordinary course of the Company's business, and tangible Collateral, which is disposed of in the ordinary course of the Company's business as being obsolete. Boston Chicken or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

     (e)  Insurance. The Company shall keep the tangible Collateral insured at
          ---------
all times against loss by theft, fire and other casualties and shall otherwise comply with the insurance provisions set forth in Section 5.4 of the Loan Agreement.

     (f)  Taxes, Etc. The Company will pay promptly, and within the time that
          ----------
they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, Boston Chicken shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by Boston Chicken with interest at the default rate set forth in the Loan Agreement.

     (g)  Further Assurances. The Company will do all acts and things and will
          ------------------
execute all financing statements and writings requested by Boston Chicken to establish, maintain and continue a perfected and valid security interest of Boston Chicken in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by Boston Chicken to establish and determine the validity and the priority of Boston Chicken's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     (h)  Maintenance of Tangible Collateral. The Company will cause the
          ----------------------------------
tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Company shall promptly furnish to Boston Chicken a statement respecting any loss or damage to any of the tangible Collateral.

     (i)  Maintenance of Intangible Collateral. The Company shall preserve and
          ------------------------------------
maintain all rights of the Company and Boston Chicken in the intangible Collateral, including without limitation the payment of all maintenance fees and the taking of appropriate action at the Company's expense to halt the infringement of any of the intangible Collateral.

     (j)  Special Rights Regarding Accounts Receivable. Boston Chicken or any of
          --------------------------------------------
its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify directly with the Company's account debtors the accounts pledged hereunder in any manner. Boston Chicken or any of its agents may, at any time from time to time in its sole discretion, notify the Company's account debtors of the security interest of Boston Chicken in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral be made directly to Boston Chicken in Boston Chicken's name. If Boston Chicken or any of its agents shall collect such obligations directly from the Company's account debtors, Boston Chicken or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Company's account debtors in such manner and on such terms as Boston Chicken or any of its agents shall deem appropriate. The Company directs and authorizes any and all of its present and future account debtors to comply with requests for information from Boston Chicken, Boston Chicken's designees and agents and/or auditors, relating to any and all business transactions between the Company and the Company's account debtors. The Company further directs and authorizes all of its account debtors upon receiving a notice or request sent by Boston Chicken or Boston Chicken's agents or designees to pay directly to Boston Chicken any and all sums of money or proceeds now or hereafter owing by the Company's account debtors to the Company, and any such payment shall act as a discharge of any debt of such account debtor to the Company in the same manner as if such payment had been made directly to the Company. The Company agrees to take any and all action as Boston Chicken may request to assist Boston Chicken in exercising the rights described in this Section.

     2.   Events of Default. The occurrence of any Event of Default specified in
          -----------------
the Loan Agreement shall be deemed an event of default under this Security Agreement.

     3.   Remedies. Upon the occurrence of any such event of default, Boston
          --------
Chicken shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorney's fees and disbursements, incurred by Boston Chicken) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

     4.   Remedies Cumulative. No right or remedy conferred upon or reserved to
          -------------------
Boston Chicken under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of Boston Chicken under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by Boston Chicken. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     5.   Conduct No Waiver. No waiver of default shall be effective unless in
          -----------------
writing executed by Boston Chicken and waiver of any default or forbearance on the part of Boston

Chicken in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     6.   Governing Law; Definitions. This Security Agreement is a contract
          --------------------------
made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Colorado are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     7.   Notices. All notices, demands, requests, consents and other
          -------
communications hereunder shall be delivered and shall be effective in the manner specified in Section 9.4 of the Loan Agreement.

     8.   Rights Not Construed as Duties. Boston Chicken neither assumes nor
          ------------------------------
shall it have any duty of performance or other responsibility under any contracts in which Boston Chicken has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, Boston Chicken may but is in no way obligated to itself perform, or cause performance of, such agreement, and the expenses of Boston Chicken incurred in connection therewith shall be payable by the Company under paragraph 12.

     9.   Amendments. None of the terms and provisions of this Security
          ----------
Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     10.  Severability. If any one or more provisions of this Security
          ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     11.  Expenses. The Company agrees to indemnify Boston Chicken from and
          --------
against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Boston Chicken's gross negligence or willful misconduct.

     12.  Successors and Assigns; Termination. This Security Agreement shall
          -----------------------------------
create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of Boston Chicken hereunder, to the benefit of Boston Chicken and its successors, transferees and assigns. Upon the full payment and performance of the Secured Obligations the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, Boston Chicken will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     13.  Submission to Jurisdiction. The Company agrees that any legal action
          --------------------------
or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in Section 7 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     14.  Waiver of Jury Trial. No party to this instrument, which includes
          --------------------
any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                          [NAME OF COMPANY]

                                          By:  ______________________

                                          Its: ______________________

                                   EXHIBIT E

                          FORM OF OPINION OF COUNSEL

                         [Form of Opinion of Counsel]
                                    [Date]

Boston Chicken, Inc.
14103 Denver West Parkway
Golden, CO 80401

               Re:

Ladies and Gentlemen:

          We have acted as counsel for Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Brackman Bros., Inc. ( the "Subsidiary"), in connection with the preparation, execution, and delivery of the Documents (as hereinafter defined). This opinion is furnished to you pursuant to Section 7.1 of the Agreement (as hereinafter defined). As used herein, the term "State" means the State of [opining jurisdiction] and the term "UCC" means the Uniform Commercial Code as in effect in the State on the date hereof. Other capitalized terms used herein and not otherwise defined herein have the meanings provided in the Agreement.

          The documents we have examined in rendering this opinion are the following:

          (i)  The following, collectively called the "Documents":

               (a) the Secured Loan Agreement (the "Agreement"), of even date herewith, between the Company and Boston Chicken, Inc. ("Boston Chicken");

               (b) the Convertible Secured Note of the Company, of even date herewith and delivered pursuant to the Agreement (the "Note");

               (c) the Subsidiary Stock Pledge Agreement, dated of even date herewith, between the Company and Boston Chicken delivered pursuant to the Agreement (the "Subsidiary Pledge Agreement");

               (d) the Subsidiary Security Agreement, dated of even date herewith between Brackman Bros., Inc. and Boston Chicken pursuant to the Agreement (the "Subsidiary Pledge Agreement");

               (e)  [other documents as applicable]

          (ii) A certificate of the Secretary of the Company certifying as to
     (A) the Certificate of Incorporation and bylaws of the Company and (B) resolutions adopted on _________________ by the Board of Directors and shareholders of the Company;

          (iii) Copies of those indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and orders, writs, judgments, awards, injunctions and decrees, which have been certified by the Secretary of the Company as those documents which affect or purport to affect the Company's right to borrow money under, or right to undertake and perform its obligations under, the Documents (collectively, the "Other Agreements and Court Orders"), a copy of which certificate is attached hereto as Exhibit
                                                                       -------
     A; and
     -

          (iv) A certificate of the Secretary of State of _________, dated ___________, attesting to the continued corporate existence and good standing of the Company in that state.

          We have also examined such other corporate documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon all of the foregoing, upon the factual representations made by the Company in Article IV of the Agreement, upon certificates of the officers of the Company and of public officials, and upon public records.

          Based upon the subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Agreement and to issue the Note and incur the indebtedness to be evidenced thereby.

          2. The Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Documents to which it is a party.

          3. Each of the Documents to which the Company is a party has been duly authorized by all required corporate action on the part of the Company, and each of them has been duly executed and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          4. Each of the Documents to which the Subsidiary is a party has been duly authorized by all required corporate action on the part of the Subsidiary, and each of them has been duly executed and delivered by the Subsidiary, and constitutes the legal, valid, and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

     5. The execution and delivery of the Documents and the performance by the Company of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Company pursuant to the provisions of (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or
(c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

     6. The execution and delivery of the Documents and the performance by the Subsidiary of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Subsidiary pursuant to the provisions of (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or
(c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

     7. To the best of our knowledge, no consent, authorization, appraisal, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company or the Subsidiary of their respective obligations under, each of the Documents.

     8. Under applicable law, the Company's Certificate of Incorporation and bylaws, and all contracts, agreements, or restrictions known by us to bind the Company, the vote of the holders of a majority of the shares of common stock of the Company is sufficient to elect the directors of the Company, approve the merger, consolidation, or sale of substantially all of the assets of the Company, or take any other action whatsoever.

     9. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     10. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     11. The Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Company's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined)./1/ We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex 1 attached hereto (the "Filing
                                     -------
     Offices") with respect to the security interests granted to Boston Chicken pursuant to the Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Agreement with respect to the location of the Code Collateral and the chief executive office of the Company are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and
     (b) the security interests granted to you pursuant to such Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

          12. The Subsidiary Security Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Subsidiary's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined)./2/ We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached
                                                              -------
     hereto ( the "Filing Offices") with respect to the security interests granted to Boston Chicken pursuant to the Subsidiary Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Subsidiary Security Agreement with respect to the location of the Code Collateral and the chief executive office of the Subsidiary are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Subsidiary Security Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and
     (b) the security interests granted to you pursuant to such Subsidiary Security Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

          13. The Pledge Agreement creates a valid security interest in your favor as security for payment of the Secured Obligations in the Collateral (as such terms are defined in the Pledge Agreement). Assuming the continuous possession at all times hereafter by you of the Pledged Shares (as defined in the Pledge Agreement) which are evidenced by instruments or certificates, the security interests created in your favor under
___________________

1* Opinion with respect to the perfection of security interests in Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.
2* Opinion with respect to the perfection of security interests in Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

     the Pledge Agreement with respect to such Pledged Shares constitute perfected security interests in such Pledged Shares.

          In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

          (a) For the purpose of this opinion, we have assumed that the Code Collateral exists and the Company and the Subsidiary have rights or title to each item thereof, that all natural persons have legal capacity, that all items submitted to us as originals are authentic and all signatures thereon are genuine, that all items submitted to us as copies conform to the originals and each such original or copy is complete and has been duly executed and delivered by each party (other than the Company and the Subsidiary) pursuant to due authorization as such party's legal, valid, and binding obligation, enforceable against such party in accordance with its respective terms.

          (b) Our opinion with respect to the legality, validity, binding effect, and enforceability of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We call your attention to the following matters (as well as those matters set out in paragraph (d) below) as to which we express no opinion:

          (i) the Company's agreement in the Agreement to indemnify you against costs, expenses, or liability notwithstanding your acts of gross negligence or willful misconduct;

          (ii) the Company's agreements in the Agreement for payment or reimbursement of costs, fees, and expenses or indemnification for claims, losses, or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty, or to be contrary to public policy;

          (iii) any of the waivers or remedies contained in the Documents, whether or not any Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined (1) not to be commercially reasonable within the meaning of the UCC, (2) to conflict with mandatory provisions under the UCC or other applicable law, or (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in-fact;

          (iv) certain other provisions contained in the Documents which may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then-existing circumstances, but such laws and judicial decisions do not, in our opinion, render the Documents invalid as a whole or leave you without remedies; or

          (v) the priority or continued perfection of any security interest or lien granted by the Company to you under any of the Documents.

          (d) Our opinions set forth in paragraph 8 above are subject to the following further qualifications, exclusions and assumptions:

          (i) Our opinions are qualified by and subject to:

                 (A) in the case of proceeds, continuation of perfection of your security interest therein is limited to the extent set forth in
     Section 9-306 of the UCC;

                 (B) in the case of property which becomes collateral after the date hereof, Section 547 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547;

                 (C) Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of the case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

                 (D) Section 364 of the Bankruptcy Code provides that the extension of secured credit after the commencement of a case under the Bankruptcy Code requires court approval.

          (ii) We express no opinion as to:

                 (A) the creation or perfection of any security interest in any fixtures or property excluded from the provisions of the UCC pursuant to 9-104; and

                 (B) the perfection of any security interest in accounts that are an obligation of the Federal government or any agency or political subdivision thereof to the extent that any applicable laws require any actions in addition to filing of the Financing Statements.

          (iii) We have assumed with your permission that:

                 (A) the Company has right, title, and interest in and to the collateral pledged by it;

                 (B) all items of collateral (including, without limitation, money, shares of capital stock, or additional instruments) pledged under the Pledge Agreement, of which possession must be obtained and retained by a secured party in order to perfect its security interest pursuant to
     Section 9-103 and 9-304 of the UCC, are in your actual or constructive possession and not in the possession of the Company or any of its subsidiaries, affiliates, or agents;

                 (C) all items of collateral constitute items which are mobile in nature and, if installed on any property, do not constitute fixtures; and

                 (D) none of the collateral consists of consumer goods, farm products, crops, timber, minerals, or the like (including oil and gas), or accounts resulting from the sale thereof, receivables due from any government or agency or department thereof, beneficial interests in a trust or a decedent's estate, letters of credit, inventory which is subject of any negotiable documents of title, such as a negotiable bill of lading or warehouse receipt held by anyone other than you or on your behalf, or items which are subject to a requirement of any jurisdiction, including the State, which provides for a registration or certificate of title or a filing other that under the UCC.

          Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular [firm name] attorneys who have represented the Company in connection with the Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

          Our opinions expressed herein are limited to the laws of the State of [opining jurisdiction], [the general corporation law of the state of the Company's and Subsidiary's incorporation if different than the opining jurisdiction] and the federal laws of the United States, and we do not express any opinion herein concerning any other law except as expressly set forth in paragraph 8 above. With respect to our opinions in paragraph 8, to the extent our opinions are not governed by federal or [opining jurisdiction] law, our opinions are based solely and exclusively on a review of Subsections 9-103(3), 9-203(1) and (2), 9-302(1), 9-303, 9-401(1) and 9-402(1) and (3) of the Uniform
Commercial Codes as reported by [Commerce Clearing House, Inc. in the Secured Transactions Guide for the states listed on Annex I] (collectively, the states listed on Annex I are sometimes referred to herein as the "Non-[opining jurisdiction] Jurisdictions" and the Uniform Commercial Codes as adopted and in effect in such Non-[opining jurisdiction] Jurisdictions are sometimes called the "Non-[opining jurisdiction] Codes"). We have not reviewed, and we express no opinion on, local custom with respect to, and any other sections of, the Non-[opining jurisdiction] Codes, including any provisions that are referred to in the sections that we have reviewed which are noted above, nor have we reviewed any other statues of the Non-[opining jurisdiction] Jurisdictions or judicial decisions construing or interpreting the laws of the Non-[opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes. By rendering the opinions set forth in paragraph 8 we do not intend to indicate that we are experts on, or qualified to render opinions on, the laws of the Non-[opining jurisdiction] Jurisdictions. Accordingly, we caution you that the opinions in paragraph 8 could be materially affected by local custom, other provisions of the Non-[opining jurisdiction] Codes, other statutes, laws, or regulations of the Non-[opining jurisdiction] Jurisdictions or judicial decisions of courts construing or interpreting the laws of the Non- [opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes.

          This opinion is furnished to you solely in connection with the transactions described above and may not be relied upon by you (and to the extent indicated in the previous sentence, your counsel) for any other purpose or by any other person in any manner of for any purpose.

                                             Very truly yours,

                                    Annex 1


UCC-1 Financing Statement filings to perfect a security interest in collateral not constituting fixtures:

State                        Filing Office                 Reporting Publication
- -----                        -------------                 ---------------------

                                                                       Exhibit A
                                                                       ---------


                                  CERTIFICATE
                                  -----------


The undersigned hereby certifies that he is the duly elected Secretary of Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), and further certifies that the following documents are the only documents which the Company is a party that affect or purport to affect the Company's right to borrow money under, or the Company's right to undertake and perform its obligations under, the Documents (as defined in the Secured Loan Agreement, dated ________________, between the Company and Boston Chicken, Inc.)










Date: _________________

                                             _______________________
                                             Secretary

                                  EXHIBIT F-1

               ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

                                  EXHIBIT F-2
                         FINANCIAL SERVICES AGREEMENT

                                  EXHIBIT F-3
                        REAL ESTATE SERVICES AGREEMENT

                                  EXHIBIT F-4
            COMPUTERS AND COMMUNICATION SYSTEMS SERVICES AGREEMENT

                                   EXHIBIT G

                        INVESTOR REPRESENTATION LETTER

                           LETTERHEAD OF INVESTOR GROUP



Boston Chicken, Inc.
14103 Denver West Parkway
Golden, CO 80401

Ladies and Gentlemen:

The undersigned hereby makes the following representations to Boston Chicken, Inc. ("BCI") in connection with and as an inducement to and of the consummation of certain transactions with Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"):

The undersigned has conducted an investigation of the Company, including the management and current and proposed operations of the Company, and of the locations, characteristics, and demographics of (i) the stores ("the Stores") in the States of ___________________, _______________, and _____________________
(the "Area"), (ii) the sites for Stores in the Area subject to executed leases or purchase contracts (the "Leased and Contracted Sites"), and (iii) the potential sites for Stores being negotiated in the Area (the "Sites in Progress"), in each case to be purchased by the Company from BCI. The undersigned has reviewed all of the documents, records, reports, and other available material relating to the Company's operations, the Stores, the Leased and Contracted Sites, and the Sites in Progress, and is familiar with their content. The undersigned acknowledges that it has been given access to and has visited and examined the Company's operations and the Stores, the Leased and Contracted Sites, and the Sites and in Progress, and is satisfied with the condition thereof and that all inquiries have been answered to its satisfaction. For the purpose of conducting these investigations, the undersigned has employed the services of its own agents, representatives, experts, and consultants. In all matters affecting the undersigned's decision to invest in the Company, the undersigned is relying upon the advice and opinions of its own agents, representatives, experts, and consultants and not upon any information or statement, oral or written, of or provided by BCI or its officers, directors, agents, representatives, or attorneys.

Very truly yours,

                                EXHIBIT 9.2(f)
                                --------------

                      OPINION OF PARSONS BEHLE & LATIMER
                      ----------------------------------

                                EXHIBIT 9.2(f)

                    [ON PARSONS BEHLE & LATIMER LETTERHEAD]






                            _________________, 1995


Progressive Bagel Concepts, Inc.
[insert address]

Attention: ________________________

     Re: Transfer of shares of common stock of Brackman Brothers, Inc., a Utah corporation (the "Company")

Dear Sirs:

     We have served as counsel for the Company and for the holders of the outstanding shares of the common stock of the Company identified on Exhibit A attached hereto (the "Shareholders") in connection with the transfer by the Shareholders of their shares of the common stock of the Company (the "Contributed Shares") and have been requested by the Shareholders to render our opinion to you in regard to certain matters related to said transaction. Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in that certain Agreement to Contribute Shares by and among the Shareholders of Brackman Brothers, Inc. and Progressive Bagel Concepts, Inc. of even date herewith (the "Agreement"). The Agreement and the Registration Rights Agreement and the Employment Agreement (as to the respective Shareholder who is a party to each such Employment Agreement) (as defined in the Agreement) are referred to together herein as the "Transaction Documents."

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion:

     (i) The Articles of Incorporation, Bylaws, minute book and stock transfer ledger of the Company; and

     (ii) The Transaction Documents and all Exhibits thereto.

Progressive Bagel Concepts, Inc.
____________________, 1995
Page 2



     The opinions set forth herein are qualified as stated herein and are qualified further by the following:

          (a) This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

          (b) We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Utah and the laws of the United States of America upon the transactions herein.

          (c) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and the Shareholders and (ii) upon representations and warranties of the Shareholders contained in the Transaction Documents and we have no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

          (d) We have assumed the competency of the signatories to the Transaction Documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

          (e) We have assumed that (i) the Transaction Documents have been duly authorized, executed and delivered by the parties thereto (other than our clients), are within their corporate powers, and are their legal, valid and binding obligations and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the parties to the Transaction Documents (other than our clients) and all documents to be delivered thereunder or in connection therewith are not subject to any statute, rule or regulation or any impediment that requires them or our clients to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Transaction Documents, and (iii) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Transaction Documents and all documents to be delivered thereunder or in connection therewith.

Progressive Bagel Concepts, Inc.
____________________, 1995
Page 3



          (f) The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

          (g) In rendering our opinion in paragraph 1 below regarding the good standing of the Company, we have relied upon a certificate of good standing dated ___________, 1995 issued by the Division of Corporations and Commercial Code of Utah, which we have assumed to be accurate as of the date hereof.

          (h) Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Shareholders in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Shareholders or any other matter.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualification expressed herein, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

Progressive Bagel Concepts, Inc.
______________________, 1995
Page 4


     2. Each of the Shareholders is of legal age and to our knowledge each of the Shareholders otherwise has full legal capacity to enter into and perform the Agreement and consummate the transactions contemplated hereby.

     3. The Transaction Documents are valid and binding agreements of each of the Shareholders who are parties thereto, enforceable in accordance with their terms.

     4. To our knowledge, neither the Company nor any of the Shareholders is subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby, and no consent or approval is required to be obtained by any of the Shareholders from any third party or governmental agency with respect to the Agreement or the consummation of the transactions contemplated thereby, except as disclosed in the Agreement.

     5. To our knowledge, there are no actions, suits or proceedings pending threatened against the Company, except as disclosed in the Agreement.

     6. The Company is authorized to issue __________ shares of capital stock, par value $_____ per share (the "Shares"); ninety-two percent or more of the issued and outstanding Shares are owned of record by the Shareholders in the amounts set forth on Exhibit A; and there are 32,200 issued and outstanding Shares.

     7. All outstanding shares of the Contributed Shares (a) are duly and validly authorized and issued, fully paid and nonassessable; (b) have not been issued in violation of any preemptive right of any shareholder of the Company; and (c) to our knowledge, and except as described in the Agreement, are free and clear of any claim, lien, encumbrance or security interest.

     8. Except as described in the Agreement, there is no option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of capital stock in the Company.

     We call your attention to the fact that, although we represent the Shareholders in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

Progressive Bagel Concepts, Inc.
______________________, 1995
Page 5



     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressee hereof and not by any other party.

                                        Very truly yours,

                                        PARSONS BEHLE & LATIMER



                                        By:____________________________________

                                   EXHIBIT A
                                   ---------


              Record Holder                      Number of Shares
              -------------                      ----------------

              Daniel V. Colangelo

              Stephen A. Norman

              James W. Largay

                                EXHIBIT 9.3(d)
                                --------------

                          OPINION OF RUDNICK & WOLFE
                          --------------------------

                   [RUDNICK & WOLFE LETTERHEAD APPEARS HERE]

                             ___________ __, 1995

                                                                  (312) 368-4000

To the Transferors
 identified on Exhibit A,
 attached hereto
c/o Parsons, Behle & Latimer
One Utah Center
201 South Main Street, Suite 1800
Salt Lake City, Utah 84147
Attention:________________

     Re: Transfer of shares of common stock of Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("BCI")

Dear Sirs:

     We have served as counsel for the Company in connection with the transfer of certain shares of common stock of the Company (the "Exchange Shares") and certain shares of common stock of BCI (the "BCI Shares") and have been requested by the Company to render our opinion to you in regard to certain matters related to said transaction. Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in that certain Agreement to Contribute Shares by and among the Shareholders of Brackman Brothers, Inc. and Progressive Bagel Concepts, Inc. of even date herewith together with the schedules and exhibits attached thereto (the "Agreement"). The Agreement and the Registration Rights Agreement, the Employment Agreements and the Assignment (as those are defined in the Agreement) are referred to together as the "Transaction Documents."

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion:

          (i) The Articles of Incorporation, Bylaws, minute book and stock transfer ledger of the Company; and

         (ii)  The Transaction Documents and all Exhibits thereto.

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

          (a) This opinion is based upon existing laws, ordinances and regulations in effect of the date hereof and as they presently apply.

          (b) We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America upon the transactions described herein.

          (c) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and
     (ii) upon representations and warranties of the Company contained in the Transaction Documents and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

          (d) We have assumed the competency of the signatories to the Transaction Documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

          (e) We have assumed that (i) the Transaction Documents have been duly authorized, executed and delivered by the parties thereto (other than our client), are their legal, valid and binding obligations and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the parties to the Transaction Documents (other than our client), and all documents to be delivered thereunder or in connection therewith are not subject to any statute, rule or regulation or any impediment that requires them or our client to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Transaction Documents, and (iii) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Agreement and all documents to be delivered thereunder or in connection therewith.

          (f) The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles, (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities

Transferors identified on
 Exhibit A attached hereto
__________ __, 1995
Page 3


     laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

          (g) In rendering our opinion in paragraph 1 below regarding the good standing of the Company, we have relied upon a certificate of good standing, dated _____, 1995 issued by the Secretary of State of Delaware, which we have assumed to be accurate as of the date hereof.

          (h) In rendering our opinions in Paragraph 7 below regarding the BCI Shares, we have relied solely upon an opinion rendered by counsel for BCI of even date herewith without having conducted an investigation to determine or verify the accuracy of the opinion expressed by counsel for BCI.

          (i) Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company or any other matter.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform under the Transaction Documents and consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company have been duly authorized by all necessary corporate action and the Transaction Documents are valid and binding agreements of the Company, enforceable in accordance with its terms.

Transferors identified on
 Exhibit A attached hereto
_________ __, 1995
Page 4


          2. To our knowledge, the Company is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby, and no consent or approval is required to be obtained by the Company from any third party or governmental agency with respect to the Transaction Documents or the consummation of the transactions contemplated thereby.

          3. To our knowledge, there are no action, suits or proceedings pending or threatened against the Company.

          4. With respect to the Exchange Shares, (a) the Company is authorized to issue ______ shares of Exchange Shares (par value $_____ per share); (b) prior to delivery and issuance of the Exchange Shares pursuant to the Agreement, there were no issued and outstanding shares of Exchange Shares; and (c) except as disclosed in the Agreement and the Memoranda, there are no other issued and outstanding shares of capital stock in the Company.

          5. Upon issuance and the delivery thereof to the Transferors pursuant to the terms of the Agreement, the Exchange Shares (a) will be duly and validly authorized and issued, fully paid and nonassessable; (b) will not have been issued in violation of any preemptive right of any shareholder of the Company; and (c) to our knowledge, and except as described in the Agreement or the Memoranda, will be free and clear of any claim, lien, encumbrance or security interest.

          6. Except as described in the Agreement or the Memoranda, there is no option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of the Exchange Shares.

          7. [Insert opinions rendered by BCI under the Stock Purchase Agreement with appropriate adaptations.]

     We call your attention to the fact that although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable

Transferors identified on
 Exhibit A attached hereto
_________ __, 1995
Page 5



laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressee hereof and not by any other party.


                                             Very truly yours,

                                             RUDNICK & WOLFE



                                             By:_________________________

cc:   Joel M. Alam
bcc.  Janice M. Harris

                                   EXHIBIT A
                                   ---------

                                THE TRANSFERORS
                                ---------------